Exhibit 99.1

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your financial, legal or other professional advisor. This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. If you have questions, you may contact Cynapsus’ proxy solicitation agent D.F. King Canada, toll free in North America at 1-866-521-4427 or outside North America at 1-201-806-7301 (collect) or by email at inquiries@dfking.com.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND WARRANTHOLDERS

and

MANAGEMENT INFORMATION CIRCULAR

with respect to an arrangement involving

Cynapsus Therapeutics Inc.

and

Sunovion CNS Development Canada ULC

and

Sunovion Pharmaceuticals Inc.

The Board of Directors unanimously recommends that you vote IN FAVOUR of the Arrangement Resolution

September 15, 2016

Cynapsus Therapeutics Inc.

September 15, 2016

Dear Securityholder:

The board of directors (the “Board”) of Cynapsus Therapeutics Inc. (“Cynapsus”) is pleased to invite you to attend a Special Meeting (the “Meeting”) of the shareholders (“Shareholders”) and warrantholders (“Warrantholders”) of Cynapsus to be held at the offices of Borden Ladner Gervais LLP, Scotia Plaza, 40 King Street West, Suite 4400, Toronto, Ontario, Canada M5H 3Y4 on October 13, 2016 commencing at 10 a.m. (Toronto time). At the Meeting, Shareholders and Warrantholders (collectively, the “Securityholders”) will be asked to consider, and if thought advisable, approve, a special resolution (the “Arrangement Resolution”) approving a plan of arrangement pursuant to section 192 of the Canada Business Corporations Act (the “Arrangement”) whereby Sunovion CNS Development Canada ULC (the “Purchaser”), a wholly-owned subsidiary of Sunovion Pharmaceuticals Inc. (“Sunovion”), will acquire, directly or indirectly, all of the outstanding common shares (“Common Shares”) of Cynapsus for US$40.50 in cash per Common Share and US$40.50 in cash for each Common Share purchase warrant (“Warrants”, and together with the Common Shares, the “Securities”) less the exercise price for such Warrants (collectively, the “Consideration”). If the Arrangement is approved, the Arrangement will be carried out pursuant to the terms of an arrangement agreement dated August 31, 2016 among Cynapsus, the Purchaser and Sunovion (the “Arrangement Agreement”).

The Board, after consulting with its legal and financial advisors, and after considering, among other things, the unanimous recommendation of a committee of independent directors of the Board (the “Special Committee”) has unanimously: (i)  determined that the Arrangement is in the best interests of Cynapsus; (ii)  determined that the Consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair to Shareholders; and (iii) recommended that Securityholders vote in favour of the Arrangement Resolution. For a summary of the other factors considered by the Board in determining that the Arrangement is fair to Shareholders and in the best interests of Cynapsus, please see “Part I — The Arrangement — Background to the Arrangement” and “Part I — The Arrangement — Reasons for the Arrangement” in the accompanying management information circular of Cynapsus (the “Circular”).

The Arrangement Resolution must be approved by: (i) at least 66⅔% of the votes cast by Securityholders present in person or represented by proxy at the Meeting (voting together as a class on an as exercised basis in the case of the Warrants), and (ii) a majority of the votes attached to the Common Shares held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to Multilateral Instrument 61-101 ─ Protection of Minority Security Holders in Special Transactions. Completion of the proposed Arrangement is also conditional on the approval of the Ontario Superior Court of Justice (Commercial List) and compliance with the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

The Board unanimously recommends that Securityholders vote IN FAVOUR of the Arrangement Resolution

The directors and senior officers of Cynapsus intend to vote their Securities IN FAVOUR of the Arrangement Resolution. The directors and senior officers of Cynapsus, as well as Cynapsus’ largest Shareholder, collectively holding approximately 18.33% of the outstanding Securities, have entered into voting agreements with the Purchaser pursuant to which they have agreed, among other things, to vote their Securities in favour of the Arrangement Resolution, subject to the terms of those voting agreements.

Your vote is important regardless of how many Securities you own. We hope that you will be able to attend the Meeting. To ensure that your vote is recorded, please complete the enclosed form of proxy or voting instruction form and submit it to our transfer agent and registrar, Equity Financial Trust Company, as soon as possible but no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting, whether or not you plan to attend the Meeting.

The accompanying Notice of Special Meeting and Circular provide a full description of the Arrangement and include certain other information to assist you in considering how to vote on the Arrangement Resolution. You are urged to read this information carefully and in its entirety and, if you require assistance, to consult your financial, tax, investment, legal or other professional advisors.

D.F. King Canada has been retained to assist with communications with Securityholders and to solicit proxies in favour of the Arrangement Resolution. If you have any questions or require any assistance regarding the procedure for voting on the Arrangement Resolution, please contact D.F. King Canada, by telephone toll-free in North America at 1-866-521-4427 or outside North America at 1-201-806-7301 (collect) or by email at inquiries@dfking.com.

On behalf of the Board, we would like to thank all Securityholders for their ongoing support as we prepare to take part in this important event in the history of Cynapsus.

We look forward to seeing you at the Meeting.

Yours very truly,

(signed) “Anthony Giovinazzo”

Anthony Giovinazzo
Director, President and Chief Executive Officer

September 15, 2016

Cynapsus Therapeutics Inc.

NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS
OF CYNAPSUS THERAPEUTICS INC.
TO BE HELD ON OCTOBER 13, 2016

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”)
of the holders (“Shareholders”) of common shares (the “Common Shares”) and the holders (the “Warrantholders” and together with the Shareholders, the “Securityholders”) of Common Share purchase warrants (the “Warrants”, and together with the Common Shares, the “Securities”) of Cynapsus Therapeutics Inc. (“Cynapsus”) will be held at the offices of Borden Ladner Gervais LLP, Scotia Plaza, 40 King Street West, Suite 4400, Toronto, Ontario, Canada M5H 3Y4 on October 13, 2016, commencing at 10 a.m. (Toronto time) for the following purposes:

1.	to consider, pursuant to an interim order of the Ontario Superior Court of Justice (Commercial List) dated September 13, 2016, as the same may be varied (the “Interim Order”), and, if thought advisable, to pass, with or without variation, a special resolution of Securityholders, voting together as a class, on an as exercised basis in the case of the Warrants (the “Arrangement Resolution”), the full text of which is set forth in Appendix A to the accompanying management information circular of Cynapsus (the “Circular”), to approve a plan of arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”), all as more particularly described in the Circular; and

2.	to transact such further and other matters or business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Specific details of the matters to be put before the Meeting are set forth in the accompanying Circular.

The board of directors of Cynapsus (the “Board”) has fixed September 9, 2016, as the record date for determining Securityholders who are entitled to receive notice of and to vote at the Meeting (the “Record Date”). Only Shareholders whose names appear in the register of Shareholders maintained by or on behalf of Cynapsus at the close of business on the Record Date (“Registered Shareholders”) and Warrantholders whose names appear in the register of Warrantholders at the close of business on the Record Date (“Registered Warrantholders” and together with the Registered Shareholders, the “Registered Securityholders”) will be entitled to receive notice of the Meeting and to attend and vote at the Meeting.

Each outstanding Security will entitle the holder thereof to one vote at the Meeting. The Arrangement Resolution must be approved by: (i) at least 66⅔% of the votes cast by Securityholders present in person or represented by proxy at the Meeting (voting together as a class on an as exercised basis in the case of the Warrants), and (ii) a majority of the votes attached to the Common Shares held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to Multilateral Instrument 61-101 ─ Protection of Minority Security Holders in Special Transactions. Completion of the proposed Arrangement is also conditional on the approval of the Ontario Superior Court of Justice (Commercial List), compliance with the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

A Securityholder may attend the Meeting in person or may be represented by proxy. Registered Securityholders who are unable to attend the Meeting or any adjournment or postponement thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment or postponement thereof. To be effective, the proxy must be received by Equity Financial Trust Company, by mail: 200 University Avenue, Suite 300, Toronto, Ontario, Canada, M5H 4H1, or by facsimile: 416-595-9593, no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting. Notwithstanding the foregoing, Cynapsus may, with the consent of the Purchaser acting reasonably, waive the proxy cut-off time. Most Securities are registered in the name of Cede & Co., the nominee of the Depository Trust Company, or CDS & Co., the nominee of CDS Clearing and Depository Services Inc., clearing agencies of which securities brokers or dealers are participants. Unless you are a Registered Securityholder, your Securities are held through a broker, trustee, financial institution, custodian, nominee or other intermediary; as such, you are a beneficial securityholder (“Beneficial Securityholder”). In order to ensure your representation at the Meeting, we encourage you to take the time now to complete, sign, date and return the enclosed form of proxy or voting instruction form in accordance with the instructions set out therein and in the accompanying Circular so that your Securities can be voted at the Meeting in accordance with your instructions. Broadridge likely has established cut-off times for receiving instructions from Beneficial Securityholders that are earlier than the cut-off time for Registered Securityholders. To ensure that you receive payment for your Securities if the proposed Arrangement is completed, you should follow the instructions provided to you by Broadridge.

Securityholders may use the internet to transmit voting instructions on or before the date and time noted above by following the instructions contained in the form of proxy or voting instruction form provided to Securityholders, and may also use the internet to appoint a proxyholder to attend and vote on behalf of the Securityholder at the Meeting. For information regarding voting or appointing a proxy by internet, see the form of proxy or voting instruction form provided to you with this Notice and/or the section entitled “Part IV — General Proxy Matters — Voting by Internet” in the accompanying Circular.

This Notice is accompanied by the Circular and a form of proxy or voting instruction form, and, in the case of Registered Securityholders, a letter of transmittal. The Arrangement and the Arrangement Resolution are described in the Circular. The Circular is your guide to the business to be conducted at the Meeting and provides additional information relating to the matters to be dealt with at the Meeting. Any adjourned or postponed meeting resulting from an adjournment or postponement of the Meeting will be held at a time and place to be specified either by Cynapsus before the Meeting or by the Chair at the Meeting.

Pursuant to the Interim Order, Registered Securityholders have a right to dissent in respect of the Arrangement Resolution and, if the Arrangement becomes effective, to be paid an amount equal to the fair value of their Securities, in accordance with section 190 of the CBCA, as modified by the Interim Order and the Plan of Arrangement. This dissent right and the dissent procedures are described in the Circular. The dissent procedures require that a Registered Securityholder who wishes to dissent send a written notice of objection to the Arrangement Resolution to Cynapsus (Attention: Andrew Williams, Chief Financial Officer) at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9 or by facsimile transmission to 416-703-8762, to be received by no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting, and must otherwise strictly comply with the dissent procedures described in the Circular. Failure to strictly comply with the dissent procedures set forth in section 190 of the CBCA, as modified by the provisions of the Interim Order and the Plan of Arrangement, will result in loss of the right to dissent. See “Part I — The Arrangement — Dissent Rights of Securityholders” in the Circular and Appendix E to the Circular.

v

Beneficial Securityholders who hold Securities that are registered in the name of a broker, trustee, financial institution, investment dealer, bank, trust company, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY REGISTERED OWNERS OF SECURITIES ARE ENTITLED TO DISSENT IN RESPECT OF THE ARRANGEMENT RESOLUTION. Beneficial Securityholders who wish to dissent should contact their broker, trustee, financial institution, custodian, nominee or other intermediary through whom they hold their Securities.

The form of proxy and the voting instruction form confer discretionary authority with respect to (i) amendments or variations to the matters of business to be considered at the Meeting; and (ii) other matters that may properly come before the Meeting. As of the date hereof, management of Cynapsus knows of no amendments, variations or other matters to come before the Meeting other than the matters set forth in this Notice of Meeting. Securityholders who are planning on returning the accompanying form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting the form of proxy or the voting instruction form.

If you have any questions or require any assistance regarding the procedure for voting of your Securities, please contact Cynapsus’ proxy solicitation agent, D.F. King Canada, by telephone toll-free in North America at 1-866-521-4427 or outside North America at 1-201-806-7301 (collect) or by email at inquiries@dfking.com.

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SECURITIES YOU OWN — AS A SECURITYHOLDER, IT IS VERY IMPORTANT THAT YOU READ THE CIRCULAR CAREFULLY AND THEN VOTE YOUR SECURITIES.

Dated at the City of Toronto, in the Province of Ontario, this 15th day of September, 2016.

By Order of the Board

(signed) “Anthony Giovinazzo”

Anthony Giovinazzo
Director, President and Chief Executive Officer

PART IV — GENERAL PROXY MATTERS	71

Information for Beneficial Securityholders	71

Solicitation of Proxies	73

Appointment and Revocation of Proxies	73

Record Date	73

Signature of Proxy	74

Voting by Securityholder	74

Voting of Proxies	75

Exercise of Discretion of Proxy	75

Voting by Internet	75

NOTICE TO BENEFICIAL SECURITYHOLDERS	75

GLOSSARY OF TERMS	77

CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED	93

CONSENT OF BOFA MERRILL LYNCH	94

DIRECTORS’ APPROVAL	95

APPENDIX A ARRANGEMENT RESOLUTION	A-1

APPENDIX B INTERIM ORDER	B-1

APPENDIX C NOTICE OF APPLICATION	C-1

APPENDIX D PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT	D-1

APPENDIX E DISSENT RIGHTS	E-1

APPENDIX F STIFEL FAIRNESS OPINION	F-1

APPENDIX G BofA MERRILL LYNCH FAIRNESS OPINION	G-1

ii

MANAGEMENT INFORMATION CIRCULAR

See “Glossary of Terms” beginning on page 77 of this Circular for the meaning assigned to certain capitalized terms used in this Circular.

Introduction

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of the Company for use at the Meeting and any adjournment(s) or postponement(s) thereof.

The information concerning the Purchaser, Sunovion, Sumitomo Dainippon Pharma Co., Ltd., Sumitomo Chemical Company Limited or any of their respective affiliates contained in this Circular has been provided by the Purchaser. The Board has relied upon this information without having made independent inquiries as to the accuracy or completeness thereof. Neither the Board nor the Company assumes any responsibility for the accuracy or completeness of such information, nor for any failure by the Purchaser to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to the Company.

All summaries of, and references to, the Arrangement, the Arrangement Agreement and the Voting Agreements in this Circular are qualified in their entirety by reference to, in the case of the Arrangement, the complete text of the Plan of Arrangement, which is attached as Appendix D to this Circular, in the case of the Arrangement Agreement, the complete text of the Arrangement Agreement, which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar as an exhibit to the Company’s Form 8-K filed with the SEC on September 1, 2016, and in the case of the Voting Agreements, the complete text of the Voting Agreements, which are available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar as exhibits to the Company’s Form 8-K filed with the SEC on September 1, 2016. You are urged to read carefully and in its entirety the full text of the Plan of Arrangement, the Arrangement Agreement and the Voting Agreements.

Information Contained in this Circular

The information contained in this Circular is given as at September 13, 2016, except where otherwise noted.

No Person has been authorized to give information or to make any representations in connection with the Arrangement or any other matters described herein other than those contained in this Circular and, if given or made, any such information or representations should not be relied upon in making a decision as to how to vote on the Arrangement Resolution or be considered to have been authorized by the Company or the Purchaser.

This Circular does not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any Person in any jurisdiction in which such an offer or solicitation is not authorized or in which the Person making such an offer or solicitation is not qualified to do so or to any Person to whom it is unlawful to make such an offer or solicitation.

Securityholders should not construe the contents of this Circular as legal, tax, investment or financial advice and should consult with their own professional advisors in considering the relevant legal, tax, investment, financial or other matters contained in this Circular.

If you hold Securities through a broker, trustee, financial institution, investment dealer, bank, trust company, custodian, nominee or other Intermediary, you should contact your Intermediary for instructions and assistance in voting and surrendering the Securities that you beneficially own.

Cautionary Notice Regarding Forward-Looking Statements and Information

Certain statements included herein constitute “forward-looking statements”. All statements, other than statements of historical fact, included in this Circular that address future activities, events, developments or financial performance are forward-looking statements. These forward-looking statements can be identified by the use of forward-looking words such as “may”, “should”, “will”, “could”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe”, “future” or “continue” or the negative thereof or similar variations. In particular, statements about the proposed Arrangement between the Company and the Purchaser, including the expected timetable for completing the transaction, the receipt of Securityholder, Court and regulatory approvals, the ability of the Company and the Purchaser to satisfy the other conditions to, and complete, the Arrangement, the de-listing of Common Shares and the timing thereof, the treatment of Securityholders under tax laws and any other statements regarding the Company’s future expectations, beliefs, goals or prospects are or involve forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by the Company and its management, in light of their experiences and their perception of historical trends, current conditions and expected future developments, as well as other factors they believe are appropriate in the circumstances. Securityholders are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties, assumptions and other factors, many of which are outside the control of the Company and the Purchaser and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among other things, the Parties’ ability to consummate the Arrangement; the Parties’ respective abilities to satisfy the conditions to the completion of the Arrangement, including the fact that the receipt of approval by Securityholders, approval by the Court or the HSR Approval may not be obtained on the terms expected or on the anticipated schedule; occurrence of an event which could give rise to termination of the Arrangement Agreement; general economic and market factors (including changes in global, national or regional financial, credit, currency or securities markets), changes or developments in global, national or regional political conditions (including any act of terrorism or war), changes in government laws or regulations (including tax laws) and changes in IFRS or regulatory accounting requirements.

Readers are cautioned that the foregoing is not exhaustive. Readers should carefully review and consider the risk factors described under “Part I — The Arrangement — Risk Factors Related to the Arrangement”, “Part I — The Arrangement — Certain Canadian Federal Income Tax Considerations” and “Part I — The Arrangement — Certain U.S. Federal Income Tax Considerations”, and other risks described elsewhere in this Circular (or in the documents incorporated by reference herein). Additional risks and uncertainties affecting the operations or financial results of the Company are included in reports on file with applicable securities regulatory authorities and may be accessed by going to SEDAR at www.sedar.com, to the SEC at www.sec.gov/edgar or the Company’s website at www.cynapsus.ca. Information contained in or otherwise accessible through the Company’s website does not form a part of this Circular and is not incorporated by reference into this Circular. Such forward-looking statements should, therefore, be construed in light of such factors. If any of these risks or uncertainties were to materialize or if the factors and assumptions underlying the forward-looking statements were to prove incorrect, actual results could vary materially from those that are expressed or implied by the forward-looking statements contained herein. All forward-looking statements attributable to the Company, or Persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Readers of this Circular are cautioned not to place undue reliance on forward-looking statements contained in this Circular, which reflect the analysis of the management of the Company only as of the date of this Circular. The Company is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable Law.

Enquiries

This document is important and requires your immediate attention. Enquiries concerning information in this document should be directed to D.F. King Canada, the Company’s proxy solicitation agent, toll-free in North America at 1-866-521-4427 or outside North America at 1-201-806-7301 (collect) or by email at inquiries@dfking.com.

Notice to Securityholders in the U.S.

The solicitation of proxies involves securities of a Canadian issuer and is being effected in accordance with the corporate laws of Canada and Securities Laws of the applicable provinces of Canada. The proxy solicitation rules under the U.S. Exchange Act are not applicable to the Company or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the Securities Laws of the applicable provinces of Canada. Securityholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under U.S. Securities Laws.

The enforcement by Securityholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the CBCA, that some or all of its directors and officers may be residents of countries other than the U.S., that some or all of the experts named in this Circular may be residents of countries other than the U.S., and that all or a substantial portion of the assets of the Company and such persons may be located outside the U.S. As a result, it may be difficult or impossible for Securityholders in the U.S. to effect service of process within the U.S. upon the Company, its officers and directors or the experts named herein, or to realize against them upon judgments of courts of the U.S. predicated upon civil liabilities under the U.S. Securities Laws. In addition, Securityholders in the U.S. should not assume that the courts of Canada: (a) would enforce judgments of U.S. courts obtained in actions against such persons predicated upon civil liabilities under the U.S. Securities Laws; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the U.S. Securities Laws.

The financial statements and other financial information of the Company included or incorporated by reference in this Circular have been prepared in accordance with IFRS, and are subject to Canadian auditing and auditor independence standards, which differ from U.S. generally accepted accounting principles and auditing and auditor independence standards in certain material respects and thus are not directly comparable to financial statements and other financial information of U.S. companies.

Completion of the transactions described herein may have tax consequences under the laws of both the U.S. See “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” and “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations”. Securityholders who are resident in, or citizens of, the U.S. are advised to consult their tax advisors regarding the U.S. tax consequences to them of the transactions to be effected in connection with the Arrangement, in light of their particular situation, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local or other taxing jurisdiction.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

THE ARRANGEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE SEC OR ANY SUCH STATE REGULATORY AUTHORITY PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Currency

All currency amounts referred to in this Circular are in U.S. dollars, unless otherwise indicated.

SUMMARY

The following is a summary of certain information contained elsewhere in this Circular, including the Appendices hereto, is provided for convenience only and is qualified in its entirety by reference to the more complete and detailed information contained or referred to elsewhere in this Circular or in the Appendices hereto. Terms with initial capital letters used in this summary are defined in the “Glossary of Terms”.

Parties to the Arrangement

The Company

Cynapsus is a company existing under the federal laws of Canada whose Common Shares trade on the TSX and the NASDAQ. Cynapsus is a specialty central nervous system, pharmaceutical company developing and preparing to commercialize a fast acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with PD.

The Purchaser and Sunovion

The Purchaser is an unlimited liability company existing under the laws of British Columbia, Canada and is a wholly-owned subsidiary of Sunovion. The Purchaser has no subsidiaries and was organized solely for the purpose of entering into the Arrangement Agreement and completing the Arrangement. The Purchaser has not carried on any activities to date other than activities in connection with the Arrangement.

Sunovion, formed under the laws of the state of Delaware, is a wholly-owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company headquartered in Osaka, Japan. Sumitomo Dainippon Pharma Co., Ltd. is a majority-owned subsidiary of Sumitomo Chemical, a corporation existing under the laws of Japan.

The Meeting

Meeting and Record Date

The Meeting will take place at the offices of Borden Ladner Gervais LLP, Scotia Plaza, 40 King Street West, Suite 4400, Toronto, Ontario, Canada M5H 3Y4 on October 13, 2016 commencing at 10 a.m. (Toronto time). The Board has fixed the end of business on September 9, 2016 as the Record Date for determining Securityholders who are entitled to receive notice of and vote at the Meeting.

Arrangement Resolution

At the Meeting, Securityholders will be asked to approve the Arrangement pursuant to which the Purchaser will acquire, directly or indirectly, all of the outstanding Common Shares of Cynapsus for US$40.50 in cash per Common Share and all of the outstanding Warrants for US$40.50 in cash less the exercise price for each Warrant. The Arrangement Resolution must be approved by: (i) at least 66⅔% of the votes cast by Securityholders present in person or represented by proxy at the Meeting (voting together as a class on an as exercised basis in the case of the Warrants), and (ii) a majority of the votes attached to the Common Shares held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to MI 61-101. The full text of the Arrangement Resolution is set forth in Appendix A to this Circular.

Voting at the Meeting

Each Common Share and each Warrant is entitled to one vote at the Meeting. If your Securities are not registered in your name, but are held in the name of an Intermediary (usually a bank, trust company, securities broker or other financial institution) then you are a Beneficial Securityholder and your Intermediary is required to seek your instructions as to how to vote your Securities in advance of the Meeting. Every Intermediary has its own procedures, which should be carefully followed in order to ensure that your Securities are voted at the Meeting. If your name is registered in the Company’s Common Share or Warrant register, then you are a Registered Securityholder and you are entitled to receive notice of and vote at the Meeting.

Background to the Arrangement

See “Part I – The Arrangement – Background to the Arrangement” for a description of the background to the Arrangement.

Recommendations of the Board and the Special Committee

The Special Committee, after, among other things, receiving the Stifel Fairness Opinion from its financial advisor, Stifel, and consultation with Fasken Martineau DuMoulin LLP, the legal advisor to the Special Committee, unanimously: (i) determined that the Arrangement is in the best interests of the Company; (ii) determined that the Consideration to be received by the Shareholders pursuant to the Arrangement is fair to Shareholders; (iii)  recommended to the Board that the Board approve the Arrangement Agreement; and (iv) recommended that the Board recommend that Securityholders vote in favour of the Arrangement Resolution.

After careful consideration, and based on, among other things, the recommendation of the Special Committee, and with the benefit of advice from BofA Merrill Lynch, financial advisor to the Board, and the legal advisors to the Board, the Board has unanimously: (i) determined that the Arrangement is in the best interests of the Company; (ii) determined that the Consideration to be received by Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair to Shareholders; and (iii) recommended that Securityholders vote in favour of the Arrangement Resolution.

Each of the directors and the Senior Officers intend to vote their Securities in favour of the Arrangement Resolution. Each of the directors and the Senior Officers, as well as Dexcel, the Company’s largest Shareholder, collectively holding approximately 18.33% of the outstanding Securities, has entered into a Voting Agreement with the Purchaser pursuant to which they have agreed, among other things, to vote their Securities, subject to the terms and conditions of such Voting Agreement, in favour of the Arrangement Resolution.

Reasons for the Arrangement

In evaluating and approving the Arrangement and in making its recommendation, the Board received the advice and assistance of the Special Committee, the Company’s management, BofA Merrill Lynch, Borden Ladner Gervais LLP and Troutman Sanders LLP, and carefully evaluated the terms of the proposed Arrangement and the Company’s current business, financial position and future plans and prospects and the associated risks and uncertainties. In evaluating and recommending the Arrangement, the Special Committee received the advice and assistance of Fasken Martineau DuMoulin LLP and Stifel. In reaching these determinations and making these approvals, the Board considered, among other things, the following factors and potential benefits of the Arrangement:

•	Premium Price — the consideration of US$40.50 in cash being offered to Securityholders under the Arrangement represents a premium of approximately (i) 118% over the volume weighted average price of the Common Shares on the TSX (based on the CDN/US Bank of Canada noon exchange rate on August 31, 2016), and (ii) 123% over the volume weighted average price of the Common Shares on the NASDAQ, in each case for the 20 trading days ended August 31, 2016, being the last trading day before the Company announced the Arrangement. Furthermore, it also represents a premium of approximately 117% and 121%, respectively, over the closing price of the Common Shares on the TSX and the NASDAQ, in each case on August 31, 2016, the day of the announcement of the Arrangement Agreement;

•	All Cash Consideration — the fact that the Consideration under the Arrangement Agreement is all cash, which provides liquidity and certainty of value to Securityholders compared to a transaction in which Securityholders would receive all or part of the consideration in securities or in the future subject to satisfaction of milestones, and an ability for Securityholders to redeploy such cash in alternative investments;

•	Risk of Business — the current and anticipated future requirements and risks associated with the Company as a stand-alone entity, including the fact that the Company would be required to raise significant equity capital in order to commercialize the Product and that there can be no guarantee in respect of the Phase 3 results or FDA and other regulatory approval of the Product, or the Company’s ability to develop and commercialize the Product;

•	Robust Canvass of Strategic Alternatives — the Company considered a variety of strategic alternatives, including continuing to pursue the development and commercialization of the Product, with a view to identifying transactions or other alternatives in the best interests of the Company. The Company, directly, or through its representatives, reached out to a significant number of companies and signed confidentiality agreements with 21 companies. While discussions were advanced with a number of those interested parties in respect of potential transactions involving the Company, and a number of other proposals were received, no offers were received that were as favourable to the Company as the Arrangement;

•	Fairness Opinion — the oral opinion, confirmed in a written opinion, delivered to the Board (in its capacity as such) by BofA Merrill Lynch to the effect that, as of August 31, 2016 and based on and subject to various assumptions and limitations described in the BofA Merrill Lynch Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received under the Arrangement by the Shareholders was fair, from a financial point of view, to the Shareholders;

•	No Financing Condition — the fact that the Arrangement is subject to a limited number of conditions and is not subject to any financing condition;

•	Terms of the Arrangement Agreement — the terms of the Arrangement Agreement, including the fact that the Board remains able to respond to Acquisition Proposals and enter into a Superior Proposal, all in accordance with the terms and conditions of the Arrangement Agreement, and that the Termination Payment payable to the Purchaser in connection with a termination of the Arrangement Agreement is reasonable in the circumstances;

•	Credibility of Purchaser and Likelihood of Completion — Sunovion is a wholly-owned U.S. subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company. Sumitomo Dainippon Pharma Co., Ltd. is a multi-billion dollar pharmaceutical company with dual head offices in Tokyo and Osaka, Japan, has over 7,000 employees worldwide and is a majority-owned subsidiary of Sumitomo Chemical. Sunovion has the resources, clinical expertise and interest and focus in the central nervous system space to advance the development and commercialization of the Product. Sunovion has the capability and will have the funds to effect the Arrangement and the further development of the Product and has guaranteed the Purchaser’s obligation under the Arrangement Agreement;

•	Voting Agreements — as at the Record Date, holders of approximately 18.33% of the issued and outstanding Securities, including all of the directors and Senior Officers and Dexcel, the Company’s largest Shareholder, have entered into Voting Agreements, pursuant to which they have agreed to vote in favour of the Arrangement Resolution;

•	Required Securityholders Approval — the fact that Securityholders will have an opportunity to vote on the Arrangement Agreement, which requires that the Arrangement Resolution must be approved by: (i) at least 66⅔% of the votes cast by Securityholders present in person or represented by proxy at the Meeting (voting together as a class), as well as, (ii) a majority of the votes attached to the Common Shares held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to MI 61-101;

•	Holders of Options — the treatment of and Consideration to be received by holders of Options;

•	Court Approval — the fact that the Arrangement must be approved by the Court, which will consider, among other things, the fairness and reasonableness of the Arrangement;

•	Dissent Rights — Registered Securityholders who oppose the Arrangement may, upon compliance with certain conditions, exercise dissent rights and receive the fair value of their Securities. See “Part I – The Arrangement - Dissent Rights of Registered Securityholders”; and

•	Completion Time — the likelihood of the Arrangement being completed in a reasonable time and prior to the Outside Date.

In the course of its deliberations, the Board also identified and considered a number of risks and other potentially negative factors relating to the Arrangement, including those listed under “Part I – The Arrangement - Risk Factors Related to the Arrangement”.

Stifel Fairness Opinion

The Stifel Fairness Opinion, which was delivered to the Special Committee (in its capacity as such), provided that, as of August 31, 2016, based upon and subject to the various assumptions made, procedures followed, factors considered and limitations on Stifel’s review set forth in the Stifel Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received by Shareholders (other than Common Shares held by Dissenting Shareholders, the Purchaser or any of its affiliates) in the Arrangement pursuant to the Arrangement and the Arrangement Agreement is fair to such Shareholders, from a financial point of view. The full text of the Stifel Fairness Opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on Stifel’s review, is attached as Appendix F to this Circular and is incorporated by reference herein in its entirety. Stifel provided the Stifel Fairness Opinion to the Special Committee (in its capacity as such) for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Arrangement, and the Stifel Fairness Opinion was not rendered to or for the benefit of, and does not confer rights or remedies upon, any other Person. The Stifel Fairness Opinion did not address any terms or other aspects or implications of the Arrangement Agreement or the Arrangement (other than the fairness, from a financial point of view, of the Consideration of US$40.50 per Common Share, to the extent expressly set forth in the written Stifel Fairness Opinion). No opinion or view was expressed by Stifel as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Arrangement. The Stifel Fairness Opinion does not constitute a recommendation to the Special Committee or any Securityholder as to how to vote or act in connection with the Arrangement or any related matter.

See “Part I ─ The Arrangement ─ Fairness Opinions ─ Stifel Fairness Opinion” and the complete text of the Stifel Fairness Opinion, which is attached as Appendix F to this Circular and which should be read in its entirety.

BofA Merrill Lynch Fairness Opinion

The BofA Merrill Lynch Fairness Opinion, which was delivered to the Board (in its capacity as such) by BofA Merrill Lynch, provided that, as of August 31, 2016, based upon and subject to the various assumptions and limitations set forth in the BofA Merrill Lynch Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received under the Arrangement by the Shareholders was fair, from a financial point of view, to the Shareholders. The full text of the BofA Merrill Lynch Fairness Opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix G to this Circular and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Arrangement, and the BofA Merrill Lynch Fairness Opinion was not rendered to or for the benefit of, and does not confer rights or remedies upon, any other Person. The BofA Merrill Lynch Fairness Opinion did not address any terms or other aspects or implications of the Arrangement Agreement or the Arrangement (other than the fairness, from a financial point of view, of the Consideration of US$40.50 per Common Share, to the extent expressly set forth in the BofA Merrill Lynch Fairness Opinion). No opinion or view was expressed by BofA Merrill Lynch as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Arrangement. The BofA Merrill Lynch Fairness Opinion does not constitute a recommendation to any Securityholder as to how to vote or act in connection with the Arrangement or any related matter.

See “Part I ─ The Arrangement ─ Fairness Opinions ─ BofA Merrill Lynch Fairness Opinion” and the complete text of the BofA Merrill Lynch Fairness Opinion, which is attached as Appendix G to this Circular and which should be read in its entirety.

Consideration to be Received under the Arrangement

If the Arrangement is completed, the Purchaser will acquire all of the Common Shares for US$40.50 per Common Share in cash and all of the Warrants for US$40.50 per Warrant in cash less the exercise price for each Warrant.

Particulars of the Arrangement

The following transactions shall occur under the Arrangement and shall be deemed to occur, without any further authorization, act or formality, in the following order, provided that none of the following will occur or will be deemed to occur unless all of the following steps occur:

(a)	the Company shall transfer, assign and otherwise dispose of all of its property and assets to Company Sub. In consideration of this transfer, Company Sub shall assume all liabilities and other obligations of the Company, and shall issue one million (1,000,000) common shares of Company Sub’s capital stock to the Company; and

(b)	at 12:01 a.m. on the day following the Effective Date, each Option outstanding immediately prior to the Effective Time shall be deemed to be surrendered by the holder in exchange for payment of the Consideration by the Company, and:

(i)	the holder thereof shall cease to be the holder of such Option and shall cease to have any rights as a holder in respect of such Option or under the Option Plan;

(ii)	such holder’s name shall be removed from the register of Options, as of such time, and all option agreements, grant agreements and similar instruments relating thereto shall be cancelled; and

(iii)	each Option and the Option Plan shall be cancelled as of such time; and

(c)	at 12:03 a.m. on the day following the Effective Date, each Warrant outstanding immediately prior to the Effective Time (other than Warrants outstanding immediately prior to the Effective Time held by Dissenting Warrantholders, the Purchaser or affiliates of the Purchaser) shall be deemed to be transferred (free and clear of any Securityholder Encumbrances) by the holder thereof to the Purchaser in exchange for the Consideration, and:

(i)	the holder thereof shall cease to be the holder of such Warrant and shall cease to have any rights as a holder in respect of such Warrant; and

(ii)	such holder’s name shall be removed from the register of Warrants, as of such time, and all warrant agreements, indentures, grants and similar instruments relating thereto shall be cancelled; and

(d)	concurrently with section (c) above, each Warrant outstanding immediately prior to the Effective Time held by a Dissenting Warrantholder shall be deemed to have been transferred to the Purchaser (free and clear of any Securityholder Encumbrances); and

(i)	such Dissenting Warrantholder shall cease to have any rights as a holder in respect of such Warrants, other than the Dissent Rights set out in the CBCA and the Plan of Arrangement;

(ii)	such Dissenting Warrantholder shall cease to be the holder of such Warrant and shall cease to have any rights as a holder in respect of such Warrant; and

(iii)	such holder’s name shall be removed from the register of Warrants, as of such time, and all warrant agreements, indentures, grants and similar instruments relating thereto shall be cancelled; and

(e)	at 12:05 a.m. on the day following the Effective Date, each Common Share outstanding immediately prior to the Effective Time (other than those held by Dissenting Shareholders, the Purchaser or affiliates of the Purchaser) shall be transferred (free and clear of any Securityholder Encumbrances) to the Purchaser in exchange for the Consideration; and

(i)	the holder thereof shall cease to be the holder of such Common Share and shall cease to have any rights as a holder in respect of such Common Share;

(ii)	such holder’s name shall be removed from the register of holders of Common Shares, as of such time;

(iii)	the certificate representing such Common Share shall be deemed to have been cancelled as of such time; and

(iv)	the Purchaser shall be entered as the sole holder of such Common Share on the register of holders of Common Shares as of such time, and shall be deemed to be the sole legal and beneficial owner of such Common Share as of such time (free and clear of all Securityholder Encumbrances); and

(f)	concurrently with section (e) above, each Common Share outstanding immediately prior to the Effective Time held by a Dissenting Shareholder shall be deemed to have been transferred to the Purchaser (free and clear of any Securityholder Encumbrances); and

(i)	such Dissenting Shareholder shall cease to have any rights as a holder in respect of such Common Share, other than the Dissent Rights set out in the CBCA and the Plan of Arrangement;

(ii)	such Dissenting Shareholder shall cease to be the holder of such Common Share and shall cease to have any rights as a holder in respect of such Common Share;

(iii)	such holder’s name shall be removed from the register of holders of Common Shares, as of such time;

(iv)	the certificate representing such Common Share shall be deemed to have been cancelled as of such time; and

(v)	the Purchaser shall be entered as the sole holder of such Common Share on the register of holders of Common Shares as of such time, and shall be deemed to be the sole legal and beneficial owner of such Common Share as of such time (free and clear of all Securityholder Encumbrances).

Stock Exchange Delisting

If the Arrangement is completed, the Purchaser will acquire all of the Common Shares. It is expected that the Common Shares will be de-listed from the TSX and the NASDAQ after the Arrangement is completed and the Company will make an application to terminate its status as a reporting issuer under Canadian Securities Laws and to deregister its securities under the U.S. Exchange Act.

Effects on the Company if the Arrangement is Not Completed

If the Arrangement Resolution is not approved or the Arrangement is not completed for any reason, the Arrangement Agreement may be terminated. In certain circumstances (for example, if the Board recommends a Superior Proposal), Cynapsus will be required to pay the Termination Payment of $24 million to the Purchaser.

See “Part I — The Arrangement — The Arrangement Agreement — Termination Payment”.

Agreements related to the Arrangement

Arrangement Agreement

On August 31, 2016, the Company, Sunovion and the Purchaser entered into the Arrangement Agreement pursuant to which the parties agreed, subject to certain terms and conditions, to complete the Arrangement. This Circular contains a summary of certain provisions of the Arrangement Agreement and is qualified in its entirety by the full text of the Arrangement Agreement, a copy of which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar as an exhibit to the Company’s Form 8-K filed with the SEC on September 1, 2016. See “Part I – The Arrangement — The Arrangement Agreement”.

Voting Agreements

All members of the Board and the Senior Officers that own Securities intend to vote their Securities IN FAVOUR of the Arrangement Resolution. All directors and Senior Officers, as well as Dexcel, the Company’s largest Shareholder, collectively holding in the aggregate 2,824,552 Securities representing approximately 18.33% of the Securities outstanding as of the Record Date, have entered into Voting Agreements with the Purchaser pursuant to which they have agreed, among other things, to support the Arrangement and vote the Securities beneficially owned by them in favour of the Arrangement Resolution.

Court Approval

An Arrangement under the CBCA requires Court approval. Prior to the mailing of this Circular, the Company obtained the Interim Order from the Court authorizing and directing the Company to call, hold and conduct the Meeting and to submit the Arrangement to the Securityholders for approval and filed a Notice of Application for the Final Order to approve the Arrangement. Copies of the Interim Order and the Notice of Application are attached as Appendix B and C, respectively, to this Circular. Subject to the terms of the Arrangement Agreement and approval of the Arrangement Resolution by Securityholders at the Meeting in the manner required by the Interim Order, the Company will make an application to the Court for the Final Order.

Regulatory Approvals

The completion of the Arrangement is also subject to the receipt of the HSR Approval. See “Part I – The Arrangement – Other Regulatory Conditions or Approvals” for more detail.

Dissent Rights

Only Registered Securityholders have the right to dissent. Registered Securityholders who wish to exercise their right to dissent must deliver a dissent notice to Cynapsus (i) at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9 (Attention: Andrew Williams, Chief Financial Officer) or (ii) by facsimile transmission to 416-703-8762, in either case, to be received by no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting. If you are a Beneficial Securityholder and wish to exercise dissent rights in respect of your Securities, you should contact the Intermediary with whom you deal.

Depository

The Company has engaged TSX Trust Company to act as Depository for the receipt of certificates in respect of the Securities, related Letters of Transmittal and payments to be made to Securityholders pursuant to the Arrangement.

Proxy Solicitation Agent

The Company has retained D.F. King Canada as its proxy solicitation agent. If you have any questions, please contact D.F. King Canada, toll free in North America at 1-866-521-4427 or call collect outside North America at 1-201-806-7301 or by email at inquiries@dfking.com.

Certain Canadian Federal Income Tax Considerations

Please see “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” for a discussion of certain Canadian federal income tax considerations.

Certain U.S. Federal Income Tax Considerations

Please see “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations.

Risk Factors

Securityholders should consider a number of risk factors relating to the Arrangement and the Company in evaluating whether to approve the Arrangement Resolution. These risk factors are discussed in this Circular and/or in documents incorporated by reference in this Circular. See “Part I – The Arrangement – Risk Factors Related to the Arrangement” and “Part I – The Arrangement – Risk Factors Relating to the Company”.

PART I — THE ARRANGEMENT

Parties to the Arrangement

The Company

Cynapsus is a company existing under the federal laws of Canada whose Common Shares trade on the TSX and the NASDAQ. Cynapsus is a specialty central nervous system pharmaceutical company developing and preparing to commercialize a fast acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with PD. PD is a chronic, progressive neurodegenerative disease characterized by motor symptoms including tremor at rest, rigidity and impaired movement as well as significant non-motor symptoms such as cognitive impairment and mood disorders. The re-emergence of PD symptoms is referred to as an OFF episode. The Company has successfully completed a Phase 2 clinical trial for its product candidate, APL-130277 (the “Product”), a sublingual formulation of apomorphine hydrochloride, or apomorphine. Apomorphine is the only molecule approved for acute, intermittent treatment of OFF episodes for advanced PD patients, but is currently only approved as a subcutaneous injection in the U.S. The Product is a “turning ON” medication designed to rapidly, safely and reliably convert a PD patient from the OFF to the ON state while avoiding many of the issues associated with subcutaneous delivery of apomorphine. It is designed to convert all types of OFF episodes, including morning OFF episodes, often considered the most difficult to treat. The Company has initiated its Phase 3 clinical program for the Product, relying on the abbreviated Section 505(b)(2) regulatory pathway in the U.S., and intends to submit a new drug application to the FDA in the first half of 2017. The Company received FDA Fast Track Designation for the Product on August 29, 2016.

The Purchaser and Sunovion

The Purchaser is an unlimited liability company existing under the laws of British Columbia, Canada and is a wholly-owned subsidiary of Sunovion. The Purchaser has no subsidiaries and was organized solely for the purpose of entering into the Arrangement Agreement and completing the Arrangement. The Purchaser has not carried on any activities to date other than activities in connection with the Arrangement.

Sunovion, formed under the laws of the state of Delaware, is a wholly-owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company with dual head offices in Tokyo and Osaka, Japan. Sumitomo Dainippon Pharma Co., Ltd. is a majority-owned subsidiary of Sumitomo Chemical, a corporation existing under the laws of Japan.

Recent Developments

On July 18, 2016, the Company announced positive open-label titration phase results from its ongoing CTH-300 pivotal Phase 3 efficacy and safety trial (CTH-300). In addition, on July 18, 2016, the Company provided an update on the pivotal European clinical program evaluating the safety and efficacy of APL-130277 in PD patients, and that the European clinical trial is expected to be initiated in the fourth quarter of 2016.

On August 15, 2016, the Company announced that the Data Safety and Monitoring Board (DSMB) had completed a review of the safety data from the Company’s Phase 3 program including both the CTH-300 and CTH-301 clinical trials. Based on the DSMB’s recommendations, the CTH-300 trial will continue as planned. In addition, as a result of the DSMB’s review of the early safety data from both CTH-300 and CTH-301, the six-month open label CTH-301 study will be amended to allow for at-home titration, after each patient’s initial visit to the clinic. If the ongoing pivotal Phase 3 clinical trials are successful, it is expected that a New Drug Application for the Product will be submitted to the FDA during the first half of 2017 under the abbreviated Section 505(b)(2) regulatory pathway.

On August 29, 2016, the Company announced that the FDA had granted Fast Track Designation for the Product. In addition, the Company announced that based on patient visit schedules post the dose titration phase, top line data for CTH-300 is expected in mid-to-late fourth quarter of 2016.

Background to the Arrangement

The Arrangement is the result of arm’s length negotiations between the Company and Sunovion that occurred in August 2016, but which originated from interaction between the two companies that began in late 2015. The following is a summary of the principal events leading up to the execution and public announcement of the Arrangement Agreement on August 31, 2016.

In October 2015, a representative for Sunovion contacted the Chief Executive Officer of Cynapsus to express Sunovion’s interest in the Product. On October 29, 2015, Cynapsus and Sunovion entered into a confidentiality and non-disclosure agreement. On November 24, 2015, representatives of Sunovion and Cynapsus had an initial meeting to discuss the Product and a potential transaction.

On December 9, 2015, the Head of Corporate Development and Licensing for Sunovion, contacted the senior business development consultant engaged by Cynapsus to convey Sunovion’s interest in continuing discussions with Cynapsus regarding a potential transaction and conducting a due diligence review of Cynapsus.

On December 18, 2015, representatives of Cynapsus, including its Chief Executive Officer, met with Sunovion’s Chief Commercial Officer, Head of Corporate Development and Licensing and other representatives of Sunovion. Shortly after this meeting, representatives of Sunovion were granted access to Cynapsus’ electronic data room in order to begin their due diligence review.

During December 2015, in light of the discussions with Sunovion, Cynapsus requested that BofA Merrill Lynch, which was engaged as financial adviser to Cynapsus, assist Cynapsus in exploring potential strategic partnership transactions for the development, licensing and/or commercializing of the Product and potential combination transactions with Sunovion and other potentially interested parties.

At the direction of the Board, BofA Merrill Lynch and Cynapsus’ business development consultant contacted a large number of multinational pharmaceutical and specialty pharmaceutical parties beginning in December 2015 and through April 2016 to gauge their interest in a potential strategic partnership, licensing agreement or a combination transaction with Cynapsus. During that period, Cynapsus entered into confidentiality agreements with 21 potentially interested parties, a significant number of which attended management presentations and were granted access to Cynapsus’ electronic data room.

On January 12, 2016, representatives of Cynapsus and Sunovion met during the J.P. Morgan Health Care Conference in San Francisco, California to continue their discussions regarding a potential transaction. At this conference, representatives of Cynapsus also met with many other potentially interested parties.

On January 28, 2016, the first of several due diligence teleconferences took place involving representatives of Cynapsus and Sunovion.

On February 10 and 11, 2016, the Board met to discuss Sunovion’s and other parties’ interest in a transaction with Cynapsus. Members of management discussed with the Board the various meetings held by Cynapsus in January 2016 and the companies that had expressed interest in exploring a potential transaction.

Over the course of the next several months, representatives of Cynapsus held meetings and teleconferences with several interested parties, and most of these interested parties continued to conduct due diligence on Cynapsus.

On April 18, 2016, the Board formed the Special Committee and authorized the Special Committee to evaluate any transaction proposals received by Cynapsus and oversee the negotiation of any potential transaction. The Special Committee engaged Fasken Martineau DuMoulin LLP.

On May 16, 2016, Sunovion submitted an initial non-binding expression of interest for a proposed transaction to acquire all of the outstanding securities of Cynapsus for cash consideration payable at closing as well as future, non-cash contingent consideration that would be payable in cash upon the achievement of certain milestones.

On May 20, 2016, the Special Committee held a meeting to discuss the Sunovion proposal as well as the status of the due diligence processes then being undertaken by Sunovion and other interested parties. Representatives of management of the Company and of BofA Merrill Lynch attended portions of the meeting. The Special Committee and the Board discussed their strong preference for an all cash offer, rather than an offer with any non-cash contingent payments, and their belief that Sunovion’s proposal did not recognize the full global value of the Product.

On May 31, 2016, the Board held a teleconference, which was attended by management of the Company and representatives of BofA Merrill Lynch. During this teleconference, the Special Committee recommended to the Board that Cynapsus communicate to Sunovion that its offer did not recognize the full global value of the Product and that Cynapsus had a strong preference for an all cash offer payable on closing, rather than an offer with any contingent payments. The Board approved such recommendation. BofA Merrill Lynch communicated the Board’s position to Sunovion’s financial advisor. In addition, Sunovion’s management offered to continue to assist Sunovion in its due diligence review, so that it could improve its offer.

On June 8, 2016, the Special Committee held a meeting to discuss the retention of Stifel to act as financial advisor to the Special Committee and the terms and conditions of its financial compensation.

On June 10, 2016, senior representatives of Cynapsus and Sunovion met to discuss the Product and a potential transaction.

Concurrent with the discussions with Sunovion, Cynapsus continued to engage in discussions with several other interested parties regarding a potential transaction. In late June and early July 2016, Cynapsus received non-binding expressions of interest for combination, partnership and licensing transactions from multiple interested parties.

On June 28, 2016, senior representatives of Cynapsus and Sunovion met in advance of a June 29, 2016 site visit by representatives of Sunovion for a presentation regarding the Product. Around this time, Cynapsus also hosted various similar meetings and site visits with other interested parties who were conducting due diligence in connection with a potential transaction.

On July 13, 2016, Sunovion delivered a revised non-binding offer to Cynapsus with significantly improved terms consisting of an increase in the total consideration payable and an increase in the percentage of the consideration payable at closing, rather than in the future based on contingent events. On the same day, the Special Committee entered into an engagement letter with Stifel as its financial advisor.

On July 18, 2016, the Special Committee held a meeting and received an update from management of the Company regarding the process that the Company had been engaged in to generate offers and a summary of the offers received as of such date. During the meeting, BofA Merrill Lynch provided a summary of the Sunovion offer, including a breakdown of the amount of the up-front cash payment and the amounts and triggers of the contingent payments. There was also discussion regarding other interested parties that had not yet submitted offers and the likelihood and timing of the Company receiving any additional offers. In addition, the Special Committee discussed the risks and requirements associated with the Company proceeding with its business on a stand-alone basis. After discussion, it was determined by the Special Committee that management of the Company should seek additional time from Sunovion and advance discussions with other interested parties with the goal of generating additional offers. The Special Committee determined that management should establish a timeline for offers from all interested parties, with optimal dates to be determined after input from BofA Merrill Lynch, and communicate to Sunovion the concerns with the terms of its offer.

Following the July 18, 2016 Special Committee meeting, at the direction of the Special Committee, Cynapsus management advised Sunovion that it would need to further improve its offer, that its improved offer should be all cash, and that its final offer should be delivered to Cynapsus on or before July 28, 2016. Cynapsus management also conveyed this timeline to the other interested parties who had been conducting due diligence and requested that best offers be submitted by July 28, 2016.

On July 28, 2016, Sunovion and multiple other interested parties submitted non-binding proposals to acquire Cynapsus, of which one was an alternative proposal for the purchase of certain rights associated with the Product. In addition, one of the proposals made in early July remained in effect. Sunovion’s proposal was conditional upon, among other things, Cynapsus entering into a 30-day exclusivity period with Sunovion. The Board, the Special Committee, management of Cynapsus, along with legal and financial advisors to the Special Committee and the Board reviewed the various non-binding proposals.

On August 1, 2016, the Board met and was provided with some background to the process which was discussed in more detail at the Board meeting held on August 3, 2016, discussed below.

On August 1, 2016, the Special Committee held a meeting to receive an update from management of the Company on the status of the process with potentially interested parties. During the meeting, BofA Merrill Lynch provided a summary of the proposals received, including with respect to transaction structure and value. In light of Sunovion’s proposal offering the highest price as compared to the other proposals and the fact that there were no contingent payments or non-cash consideration in Sunovion’s proposal, the discussion focused on the process for moving forward with Sunovion. After management of the Company and its financial and legal advisors left the call, Stifel provided the Special Committee its views on the proposals received by the Company.

On August 3, 2016, a Board meeting was held. Management of the Company provided an update on the process and BofA Merrill Lynch provided a summary of the proposals received. At the meeting, the Special Committee recommended to the Board that Cynapsus enter into a 14-day (reduced from 30-day) exclusivity period with Sunovion to negotiate a potential transaction, which could be extended with the agreement of the parties, along with certain other changes to Sunovion’s proposal.  The Board then approved the recommendations of the Special Committee. Thereafter, management of the Company advised the other parties that Cynapsus was entering into an exclusivity agreement with the lead bidder and that data room access to others would be terminated at that time.

On August 4, 2016, Sunovion advised that it had accepted the reduced exclusivity period and the other changes to the non-binding proposal that were proposed by Cynapsus.

On August 5, 2016, the Special Committee held a meeting to discuss and consider the draft Arrangement Agreement prepared by counsel to the Company with its legal advisor. On the same day, and after the Special Committee had met, Sunovion was provided with an initial draft of the Arrangement Agreement resulting in the commencement of the exclusivity period.

On August 7, 2016, Cynapsus received a revised draft of the Arrangement Agreement from Sunovion.

On August 9, 2016, the Special Committee met to review and discuss with management of the Company and counsel to the Company and the Special Committee the revised draft and outstanding issues. On August 9 and 10, 2016, the Board met in New York City for its quarterly scheduled meeting. In addition to ordinary business, the negotiations with Sunovion were discussed.

On August 10 and 11, 2016, the respective negotiation teams, including management, legal and financial advisors of both Cynapsus and Sunovion, met in New York City to discuss the transaction and negotiate the Arrangement Agreement.

Between August 11, 2016 and August 18, 2016, Cynapsus and Sunovion exchanged and negotiated drafts of the Arrangement Agreement and the other transaction documents, including the form of voting agreement to be entered into by each of Cynapsus’ directors and Senior Officers and its largest Shareholder. During this period, the Chair of the Special Committee had numerous discussions with the Special Committee’s counsel as well as management and the Company’s legal counsel regarding, among other things, the terms of the transaction documents.

On August 19, 2016, the Special Committee held a meeting at which management and Cynapsus’ legal counsel provided an update on negotiations with Sunovion and the outstanding issues on the Arrangement Agreement. After discussion of the terms of the Arrangement Agreement, the Special Committee determined to instruct management of Cynapsus to offer Sunovion a seven-day extension to the exclusivity period.

Between August 20, 2016 and August 26, 2016, Cynapsus and Sunovion continued to exchange and negotiate drafts of the transaction documents and the Chair of the Special Committee had numerous discussions with the Special Committee’s counsel as well as management of the Company and its legal counsel regarding, among other things, the outstanding issues.

On August 22, 2016, legal counsel to the Special Committee was provided with a draft of the Adagio Purchase Agreement amending agreement. Between August 22, 2016 and August 24, 2016, legal counsel to the Special Committee, with input from the Chair of the Special Committee, exchanged drafts of the Adagio Purchase Agreement amending agreement with the Company’s legal counsel. The principal amendments to the Adagio Purchase Agreement provide that if a change of control of Cynapsus, which would include the Arrangement, occurs before the successful completion and the first public announcement of the top-line Final Safety Study (as defined in the Adagio Purchase Agreement amending agreement), CDN$2,500,000 of the purchase price still potentially payable to the former shareholders of Adagio shall be paid in cash (not Common Shares, as was originally contemplated in the Adagio Purchase Agreement) by Cynapsus, on the date on which the change of control transaction is completed.

On August 26, 2016, the Special Committee held a meeting and management and the Company’s legal counsel provided an update on negotiations with Sunovion and the outstanding issues on the Arrangement Agreement. After discussion, the Special Committee directed management of Cynapsus to further extend the exclusivity period with Sunovion to 11:59 p.m. EDT on August 31, 2016.

Thereafter, until August 31, 2016, Cynapsus and the Purchaser exchanged and negotiated drafts of the Arrangement Agreement and the other transaction documents, including the form of voting agreement, with input from the Chair of the Special Committee and legal counsel to the Special Committee.

On August 31, 2016, the Special Committee held a meeting to review advice from its legal and financial advisors. At this meeting, Stifel presented its financial analysis of the Consideration to be received by the Shareholders in the Arrangement and orally rendered to the Special Committee (in its capacity as such) its Stifel Fairness Opinion. After, among other things, consultation with Stifel, and its legal advisors, the Special Committee unanimously determined (i) that the Arrangement is in the best interests of the Company; (ii) that the Consideration to be received by the Shareholders pursuant to the Arrangement is fair to Shareholders; (iii) to recommend to the Board that the Board approve the Arrangement Agreement; and (iv) to recommend to the Board that the Board recommend to the Securityholders to vote in favour of the Arrangement Resolution. On the basis that the amendment to the Adagio Purchase Agreement was necessary to avoid the Company being required to issue Common Shares following the completion of the Arrangement, the Special Committee also recommended the approval of the amendment to the Adagio Purchase Agreement.

Following the meeting of the Special Committee, the Board held a meeting to review the report and recommendations of the Special Committee. At this meeting BofA Merrill Lynch, financial advisor to the Company, presented its financial analysis of the transaction and rendered to the Board (in its capacity as such) its oral opinion, confirmed by delivery of a written opinion, to the effect that, as of August 31, 2016 and based on and subject to various assumptions and limitations described in the BofA Merrill Lynch Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received under the Arrangement by the Shareholders was fair, from a financial point of view, to the Shareholders. The legal advisors to the Company reviewed for the Board the provisions of the Arrangement Agreement. After considering the foregoing and based on, among other things, the recommendation of the Special Committee, the Board unanimously: (i) determined that the Arrangement is in the best interests of the Company; (ii) determined that the Consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair to Shareholders; (iii) agreed to recommend that Securityholders vote in favour of the Arrangement Resolution; and (iv) authorized the Company to enter into the Arrangement Agreement.

Shortly after this meeting, the Company, the Purchaser and Sunovion entered into the Arrangement Agreement, the Voting Agreements were executed and the Arrangement was announced.

Recommendation of the Board of Directors

After careful consideration and based on, among other things, the recommendation of the Special Committee and with the benefit of advice from its financial advisor, BofA Merrill Lynch, and its legal advisors, the Board unanimously determined that: (i)  the Arrangement is in the best interests of the Company; (ii)  the Consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair to Shareholders; and (iii)  the Arrangement Resolution is in the best interests of the Company and is fair to the Securityholders and recommends that Securityholders vote in favour of the Arrangement Resolution at a special meeting of Securityholders to be held on or about October 13, 2016. Each of the directors and the Senior Officers that hold Securities intend to vote their Securities in favour of the Arrangement Resolution. Each of the directors and the Senior Officers, as well as Dexcel, the Company’s largest Shareholder, who collectively hold in the aggregate approximately 18.33% of the outstanding Securities, has entered into a Voting Agreement with the Purchaser pursuant to which they have agreed, among other things, to vote their Securities, subject to the terms and conditions of such Voting Agreements, in favour of the Arrangement Resolution.

The Board unanimously recommends that Securityholders vote IN FAVOUR of the Arrangement Resolution

Reasons for the Arrangement

In evaluating and approving the Arrangement and in making its recommendation, the Board received the advice and assistance of the Special Committee, the Company’s management, BofA Merrill Lynch, Borden Ladner Gervais LLP and Troutman Sanders LLP, and carefully evaluated the terms of the proposed Arrangement and the Company’s current business, financial position and future plans and prospects and the associated risks and uncertainties. In evaluating and recommending the Arrangement, the Special Committee, among other things, received the advice and assistance of Fasken Martineau DuMoulin LLP and Stifel. In reaching these determinations and making these approvals, the Board considered, among other things, the following factors and potential benefits of the Arrangement:

•	Premium Price — the consideration of US$40.50 in cash being offered to Securityholders under the Arrangement represents a premium of approximately (i) 118% over the volume weighted average price of the Common Shares on the TSX (based on the CDN/US Bank of Canada noon exchange rate on August 31, 2016), and (ii) 123% over the volume weighted average price of the Common Shares on the NASDAQ, in each case for the 20 trading days ended August 31, 2016, being the last trading day before the Company announced the Arrangement. Furthermore, it also represents a premium of approximately 117% and 121%, respectively, over the closing price of the Common Shares on the TSX and the NASDAQ, in each case on August 31, 2016, the day of the announcement of the Arrangement Agreement;

•	All Cash Consideration — the fact that the Consideration under the Arrangement Agreement is all cash, which provides liquidity and certainty of value to Securityholders compared to a transaction in which Securityholders would receive all or part of the consideration in securities or in the future, subject to satisfaction of milestones, and an ability for Securityholders to redeploy such cash in alternative investments;

•	Risk of Business — the current and anticipated future requirements and risks associated with the Company as a stand-alone entity, including the fact that the Company would be required to raise significant equity capital in order to commercialize the Product and that there can be no guarantee in respect of the Phase 3 results or FDA and other regulatory approval of the Product, or the Company’s ability to develop and commercialize the Product;

•	Robust Canvass of Strategic Alternatives — the Company considered a variety of strategic alternatives, including continuing to pursue the development and commercialization of the Product, with a view to identifying transactions or other alternatives in the best interests of the Company. The Company, directly, or through its representatives, reached out to a significant number of companies and signed confidentiality agreements with 21 companies. While discussions were advanced with a number of those interested parties in respect of potential transactions involving the Company, and a number of other proposals were received, no offers were received that were as favourable to the Company as the Arrangement;

•	Fairness Opinion — the oral opinion, confirmed in a written opinion, delivered to the Board (in its capacity as such) by BofA Merrill Lynch, to the effect that, as of August 31, 2016 and based on and subject to various assumptions and limitations described in the BofA Merrill Lynch Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received under the Arrangement by the Shareholders was fair, from a financial point of view, to the Shareholders;

•	No Financing Condition — the fact that the Arrangement is subject to a limited number of conditions and is not subject to any financing condition;

•	Terms of the Arrangement Agreement — the terms of the Arrangement Agreement, including the fact that the Board remains able to respond to Acquisition Proposals and enter into a Superior Proposal, all in accordance with the terms and conditions of the Arrangement Agreement, and that the Termination Payment payable to the Purchaser in connection with a termination of the Arrangement Agreement is reasonable in the circumstances;

•	Credibility of Purchaser and Likelihood of Completion — Sunovion is a wholly-owned U.S. subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company. Sumitomo Dainippon Pharma Co., Ltd. is a multi-billion dollar, pharmaceutical company with dual head offices in Tokyo and Osaka, Japan, has over 7,000 employees worldwide and is a majority-owned subsidiary of Sumitomo Chemical. Sunovion has the resources, clinical expertise and interest and focus in the central nervous system space to advance the development and commercialization of the Product. Sunovion has the capability and will have the funds to effect the Arrangement and the further development of the Product and has guaranteed the Purchaser’s obligation under the Arrangement Agreement;

•	Voting Agreements — as at the Record Date, holders of approximately 18.33% of the issued and outstanding Securities, including all of the directors and Senior Officers and Dexcel, the Company’s largest Shareholder, have entered into Voting Agreements, pursuant to which they have agreed to vote in favour of the Arrangement Resolution;

•	Required Securityholders Approval — the fact that Securityholders will have an opportunity to vote on the Arrangement Agreement, which requires that the Arrangement Resolution must be approved by: (i) at least 66⅔% of the votes cast by Securityholders present in person or represented by proxy at the Meeting (voting together as a class), as well as, (ii) a majority of the votes attached to the Common Shares held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to MI 61-101;

•	Holders of Options –the treatment of and Consideration to be received by holders of Options;

•	Court Approval — the fact that the Arrangement must be approved by the Court, which will consider, among other things, the fairness and reasonableness of the Arrangement;

•	Dissent Rights — Registered Securityholders who oppose the Arrangement may, upon compliance with certain conditions, exercise dissent rights and receive the fair value of their Securities. See “Dissent Rights of Registered Securityholders”; and

•	Completion Time – the likelihood of the Arrangement being completed in a reasonable time and prior to the Outside Date.

In the course of its deliberations, the Board also identified and considered a number of risks and other potentially negative factors relating to the Arrangement, including those listed under “Risk Factors Related to the Arrangement” below.

Fairness Opinions

Stifel Fairness Opinion

The Special Committee retained Stifel as its financial advisor to provide a fairness opinion in connection with the Arrangement. On August 31, 2016, the Special Committee met and received an oral opinion from Stifel, subsequently confirmed by delivery of the written Stifel Fairness Opinion to the effect that, as of August 31, 2016, and based upon and subject to the various assumptions made, procedures followed, factors considered and limitations on Stifel’s review set forth in the Stifel Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received by Shareholders (other than Common Shares held by Dissenting Shareholders, the Purchaser or any of its affiliates) in the Arrangement pursuant to the Arrangement and the Arrangement Agreement was fair to such Shareholders, from a financial point of view. The full text of the Stifel Fairness Opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on Stifel’s review, is attached as Appendix F to this Circular and is incorporated by reference herein in its entirety. The summary herein of the Stifel Fairness Opinion is qualified in its entirety by reference to the full text of the written Stifel Fairness Opinion. Stifel provided the Stifel Fairness Opinion to the Special Committee (in its capacity as such) for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Arrangement, and the Stifel Fairness Opinion was not rendered to or for the benefit of, and does not confer rights or remedies upon, any other person. The Stifel Fairness Opinion did not address any terms or other aspects or implications of the Arrangement Agreement or the Arrangement (other than the fairness, from a financial point of view, of the Consideration of US$40.50 per Common Share, to the extent expressly set forth in the written Stifel Fairness Opinion). No opinion or view was expressed by Stifel as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Arrangement. The Stifel Fairness Opinion does not constitute a recommendation to the Special Committee or any Securityholder as to how to vote or act in connection with the Arrangement or any related matter.

Pursuant to the terms of its engagement letter with the Special Committee, Stifel is to be paid a fee for the Stifel Fairness Opinion. The fee to be paid to Stifel is not contingent on the completion of the Arrangement. The Company has also agreed to indemnify Stifel against certain liabilities that might arise in connection with its engagement. The Board urges Securityholders to read the Stifel Fairness Opinion in its entirety. See Appendix F to this Circular for the full text of the Stifel Fairness Opinion.

BofA Merrill Lynch Fairness Opinion

The Company retained BofA Merrill Lynch to act as its financial advisor in connection with the Arrangement. BofA Merrill Lynch is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as its financial advisor in connection with the Arrangement on the basis of BofA Merrill Lynch’s experience in transactions similar to the Arrangement, its reputation in the investment community and its familiarity with the Company and its business.

On August 31, 2016, at a meeting of the Board held to evaluate the Arrangement, BofA Merrill Lynch delivered to the Board (in its capacity as such) an oral opinion, which was confirmed by delivery of a written opinion, to the effect that, as of August 31, 2016 and based on and subject to various assumptions and limitations set forth in the BofA Merrill Lynch Fairness Opinion, the consideration of US$40.50 in cash per Common Share to be received under the Arrangement by the Shareholders was fair, from a financial point of view, to the Shareholders.

The full text of the BofA Merrill Lynch Fairness Opinion delivered to the Board (in its capacity as such), which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix G to this Circular and is incorporated by reference herein in its entirety. The following summary of the material terms of the BofA Merrill Lynch Fairness Opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board (in its capacity as such) for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Arrangement, and BofA Merrill Lynch’s opinion was not rendered to or for the benefit of, and does not confer rights or remedies upon, any other person. BofA Merrill Lynch’s opinion did not address any terms or other aspects or implications of the Arrangement Agreement or the Arrangement (other than the fairness, from a financial point of view, of the consideration of US$40.50 in cash per Common Share, to the extent expressly set forth in BofA Merrill Lynch’s written opinion). No opinion or view was expressed by BofA Merrill Lynch as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Arrangement. BofA Merrill Lynch’s opinion does not constitute a recommendation to any Securityholder as how to vote or act in connection with the Arrangement or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the Company’s management, including certain financial forecasts relating to the Company prepared by the Company’s management (the “Company Forecasts”);

•	reviewed and discussed with members of the Company’s management their assessments as to the probability and likely timing of obtaining regulatory approval for the commercial sale, and the probability of commercial success, of the Product in the U.S. and in various international territories;

•	reviewed and discussed with members of the Company’s management the net operating losses estimated by them to be utilized by the Company;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company’s management;

•	reviewed the trading history of the Common Shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the Arrangement to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•	considered the results of BofA Merrill Lynch’s efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest from third parties with respect to a possible acquisition of the Company;

•	reviewed a draft, dated August 30, 2016, of the Arrangement Agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, BofA Merrill Lynch was advised by the Company’s management, and assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future financial performance of the Company. BofA Merrill Lynch relied, at the direction of the Company’s management, upon the assessment of the Company’s management as to the probability and likely timing of obtaining regulatory approval for the commercial sale, and the probability of commercial success, of the Product in the US and in various international territories. BofA Merrill Lynch also relied, at the direction of the Company’s management, upon the assessment of the Company’s management as to the Company’s ability to utilize and the expected timing of utilization of its net operating losses. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company, the Purchaser, Sunovion, Sumitomo Dainippon Pharma Co., Ltd. or Sumitomo Chemical under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company’s management, that the Arrangement would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Arrangement, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Arrangement. BofA Merrill Lynch also assumed, at the direction of the Company’s management, that the final executed Arrangement Agreement will not differ in any material respect from the draft Arrangement Agreement dated August 30, 2016 reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the Arrangement (other than the consideration of US$40.50 in cash per Common Share to be paid to Shareholders to the extent expressly specified in its written opinion), including, without limitation, the form or structure of the Arrangement. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the consideration of US$40.50 in cash per Common Share to be received by the Shareholders and no opinion or view was expressed with respect to any consideration received in connection with the Arrangement by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Arrangement, or class of such persons, relative to the consideration of US$40.50 in cash per Common Share or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Arrangement. In addition, BofA Merrill Lynch also expressed no opinion or recommendation to any Shareholder as to how such holder should vote or act in connection with the Arrangement or any related matter.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect the opinion of BofA Merrill Lynch, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The type and amount of consideration payable in the Arrangement was determined through negotiations between the Company, Sunovion and the Purchaser, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Arrangement Agreement was solely that of the Board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the Arrangement and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Arrangement or the consideration of US$40.50 in cash per Common Share.

The Company has agreed to pay BofA Merrill Lynch fees for its services in connection with the Arrangement, a portion of which was payable upon the rendering of the BofA Merrill Lynch Fairness Opinion and a significant portion of which is contingent upon the consummation of the Arrangement. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, its affiliates and each of its and their respective directors, officers, employees, agents and each other person controlling BofA Merrill Lynch or any of its affiliates against specified liabilities.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing, as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services, and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Sunovion, Sumitomo Dainippon Pharma Co., Ltd., Sumitomo Chemical and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including having acted as the sole bookrunner to the Company for its initial public offering in the U.S.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Sunovion, Sumitomo Dainippon Pharma Co., Ltd., Sumitomo Chemical and their respective affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having provided or providing certain derivatives, fixed income and foreign exchange trading services to Sunovion and its affiliates and (ii) having provided or providing certain treasury and trade management services and products to Sunovion and its affiliates.

The Board urges Securityholders to read the BofA Merrill Lynch Fairness Opinion in its entirety. See Appendix G to this Circular for the full text of the BofA Merrill Lynch Fairness Opinion.

Risk Factors Related to the Arrangement

The following are risk factors, which Securityholders should carefully consider before making a decision regarding the Arrangement Resolution.

The Arrangement Agreement may be terminated in certain circumstances, including in the event of a Material Adverse Effect or if certain conditions to closing are not satisfied

Each of the Company and the Purchaser has the right to terminate the Arrangement Agreement in certain circumstances (see “– The Arrangement Agreement - Termination of the Arrangement Agreement”). Accordingly, there is no certainty, nor can the Company provide any assurance, that the Arrangement Agreement will not be terminated before the completion of the Arrangement. For example, the Purchaser has the right to terminate the Arrangement Agreement if a Material Adverse Effect has occurred. Although a Material Adverse Effect excludes certain events that are beyond the control of the Company (such as general changes in the Canadian or U.S. economy or changes generally affecting the industries or markets in which the Company operates and which do not have a disproportionate effect on the Company), there is no assurance that a change having a Material Adverse Effect will not occur before the Effective Date, in which case the Purchaser could elect to terminate the Arrangement Agreement and the Arrangement would not proceed.

If the Company is unable to complete the Arrangement or if completion of the Arrangement is delayed, there could be an adverse effect on the Company’s business, financial condition and results of operations

The completion of the Arrangement is subject to the satisfaction of numerous closing conditions, including the approval of the Arrangement Resolution, court approval and the HSR Approval. If Securityholders choose not to approve the Arrangement or if the Company fails to satisfy, or fails to obtain a waiver of the satisfaction of, the closing conditions to the transaction and the Arrangement is not completed, this could result in an adverse effect on the business, financial condition or results of operations of the Company or could result in the termination of the Arrangement Agreement. A substantial delay in obtaining satisfactory approvals could have an adverse effect on the business, financial condition or results of operations of the Company or could result in the termination of the Arrangement Agreement. See “– Details of the Arrangement” and “– Other Regulatory Conditions or Approvals”.

The Termination Payment and the Right to Match in favour of the Purchaser provided for under the Arrangement Agreement may discourage other parties from proposing a significant business transaction with the Company

Under the Arrangement Agreement, the Company is required to pay the Termination Payment to the Purchaser if the Arrangement is terminated in certain circumstances, including in circumstances related to a possible alternative transaction to the Arrangement. The Termination Payment and the Purchaser’s right to match any Superior Proposal and certain other provisions may discourage other parties from attempting to propose a significant business transaction, even if a different transaction could provide better value to Securityholders than the Arrangement.

Securityholders will no longer hold an interest in the Company following the Arrangement

Following the Arrangement, Securityholders will no longer hold any of the Securities and Securityholders will forego any future increase in value that might result from future growth and the potential achievement of the Company’s long-term plans.

The Arrangement is generally a taxable transaction

The Arrangement will be a taxable transaction and, as a result, Securityholders will generally be required to pay taxes on any gains that result from their receipt of the Consideration pursuant to the Arrangement. See “– Certain Canadian Federal Income Tax Considerations” and “– Certain U.S. Federal Income Tax Considerations”.

The Company’s business relationships may be subject to disruption due to uncertainty associated with the Arrangement

Parties with which the Company currently does business or may do business in the future may experience uncertainty associated with the Arrangement, including with respect to current or future business relationships with the Company or the Purchaser. Such uncertainty could have a material impact on the business, financial condition, results of operations or prospects of the Company.

While the Arrangement is pending, the Company is restricted from taking certain actions

The Arrangement Agreement restricts the Company from taking specified actions until the Arrangement is completed, without the consent of the Purchaser. These restrictions may prevent the Company from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement.

Market Price of the Common Shares

If, for any reason, the Arrangement is not completed or its completion is materially delayed and/or the Arrangement Agreement is terminated, the market price of the Common Shares may be materially adversely affected. See “Part II – Information Concerning Cynapsus – Price Range, Market for Securities and Trading Volume of Common Shares”.

Risk Factors Relating to the Company

Whether or not the Arrangement is completed, the Company will continue to face many of the risks that it currently faces with respect to its business and affairs. These risk factors are further detailed in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC and on SEDAR on August 10, 2016, and in other filings of the Company filed with the securities regulatory authorities and available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.

Effect of the Arrangement

General

Pursuant to the Arrangement, the Purchaser will acquire all of the Securities, and each of the Options will be deemed to be surrendered and thereafter cancelled, in each case, that are outstanding immediately prior to the Effective Time.

Effect on Shareholders and Warrantholders

Pursuant to the Arrangement, Shareholders will receive, for each Common Share held, US$40.50 in cash and Warrantholders will receive, for each Warrant held, US$40.50 in cash less the exercise price for each Warrant, in each case less applicable withholding Taxes (if any), and the Securities outstanding immediately prior to the Effective Time shall be transferred by the holder thereof to the Purchaser.

Effect on Holders of Options

Pursuant to the terms of the Arrangement, each Option outstanding immediately prior to the Effective Time shall be deemed to be surrendered by the holder thereof to the Company in exchange for US$40.50 in cash less the exercise price for each Option, less applicable withholding Taxes.

Effects on the Company if the Arrangement is Not Completed

If the Arrangement is not approved by Securityholders or if the Arrangement is not completed for any other reason, Securityholders will not receive any payment for their Securities in connection with the Arrangement. See “– Risk Factors Related to the Arrangement”. Instead, the Company will remain a public company and the Common Shares will continue to be listed and traded on the TSX and the NASDAQ. If the Arrangement is not completed it is expected that the Company’s management will operate the business in a manner similar to that in which it is being operated today, and that Securityholders will continue to be subject to the same risks and opportunities currently facing the Company. See “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC and on SEDAR on August 10, 2016, and available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.

Accordingly, if the Arrangement is not consummated, there can be no assurance as to the effect of these risks, uncertainties and opportunities on the future market price or value of the Common Shares. The Board will continue to evaluate and review, among other things, the business operations and capitalization of the Company, and make changes as are deemed appropriate.

If the Arrangement is not approved by Securityholders or if the Arrangement is not completed for any other reason, pursuant to the Adagio Purchase Agreement, the former shareholders of Adagio would not be entitled to any payment thereunder in connection with the Arrangement, as no change of control of the Company would have occurred.

Details of the Arrangement

General

The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, which is attached as Appendix D to this Circular. Securityholders are urged to read the full Plan of Arrangement. The Arrangement will result in the acquisition by the Purchaser of all of the Securities outstanding immediately prior to the Effective Time. If the Arrangement is approved and completed, the Securityholders will be entitled to receive the Consideration.

Arrangement Steps

If the Arrangement is completed, the Purchaser will acquire all of the Common Shares for US$40.50 per Common Share in cash, all of the Warrants for US$40.50 in cash less the exercise price for each Warrant and each of the Options shall be deemed to be surrendered in exchange for US$40.50 in cash less the exercise price for each Option.

Particulars of the Arrangement

The following transactions shall occur and shall be deemed to occur, without any further authorization, act or formality, in the following order, provided that none of the following will occur or will be deemed to occur unless all of the following steps occur:

(a)	the Company shall transfer, assign and otherwise dispose of all of its property and assets to Company Sub. In consideration of this transfer, Company Sub shall assume all liabilities and other obligations of the Company, and shall issue one million (1,000,000) common shares of Company Sub’s capital stock to the Company; and

(b)	at 12:01 a.m. on the day following the Effective Date, each Option outstanding immediately prior to the Effective Time shall be deemed to be surrendered by the holder in exchange for payment of the Consideration by the Company, and:

(i)	the holder thereof shall cease to be the holder of such Option and shall cease to have any rights as a holder in respect of such Option or under the Option Plan;

(ii)	such holder’s name shall be removed from the register of Options, as of such time, and all option agreements, grant agreements and similar instruments relating thereto shall be cancelled; and

(iii)	each Option and the Option Plan shall be cancelled as of such time; and

(c)	at 12:03 a.m. on the day following the Effective Date, each Warrant outstanding immediately prior to the Effective Time (other than Warrants outstanding immediately prior to the Effective Time held by Dissenting Warrantholders, the Purchaser or affiliates of the Purchaser) shall be deemed to be transferred (free and clear of any Securityholder Encumbrances) by the holder thereof to the Purchaser in exchange for the Consideration, and:

(i)	the holder thereof shall cease to be the holder of such Warrant and shall cease to have any rights as a holder in respect of such Warrant; and

(ii)	such holder’s name shall be removed from the register of Warrants, as of such time, and all warrant agreements, indentures, grants and similar instruments relating thereto shall be cancelled; and

(d)	concurrently with section (c) above, each Warrant outstanding immediately prior to the Effective Time held by a Dissenting Warrantholder shall be deemed to have been transferred to the Purchaser (free and clear of any Securityholder Encumbrances); and

(i)	such Dissenting Warrantholder shall cease to have any rights as a holder in respect of such Warrants, other than the Dissent Rights set out in the CBCA the Plan of Arrangement, the Interim Order and the Final Order;

(ii)	such Dissenting Warrantholder shall cease to be the holder of such Warrant and shall cease to have any rights as a holder in respect of such Warrant; and

(iii)	such holder’s name shall be removed from the register of Warrants, as of such time, and all warrant agreements, indentures, grants and similar instruments relating thereto shall be cancelled; and

(e)	at 12:05 a.m. on the day following the Effective Date, each Common Share outstanding immediately prior to the Effective Time (other than those held by Dissenting Shareholders, the Purchaser or affiliates of the Purchaser) shall be transferred (free and clear of any Securityholder Encumbrances) to the Purchaser in exchange for the Consideration; and

(i)	the holder thereof shall cease to be the holder of such Common Share and shall cease to have any rights as a holder in respect of such Common Share;

(ii)	such holder’s name shall be removed from the register of holders of Common Shares of the Company, as of such time;

(iii)	the certificate representing such Common Share shall be deemed to have been cancelled as of such time; and

(iv)	the Purchaser shall be entered as the sole holder of such Common Share on the register of holders of Common Shares of the Company as of such time, and shall be deemed to be the sole legal and beneficial owner of such Common Share as of such time (free and clear of all Securityholder Encumbrances); and

(f)	concurrently with section (e) above, each Common Share outstanding immediately prior to the Effective Time held by a Dissenting Shareholder shall be deemed to have been transferred to the Purchaser (free and clear of any Securityholder Encumbrances); and

(i)	such Dissenting Shareholder shall cease to have any rights as a holder in respect of such Common Share, other than the Dissent Rights set out in the CBCA, the Plan of Arrangement, the Interim Order and the Final Order;

(ii)	such Dissenting Shareholder shall cease to be the holder of such Common Share and shall cease to have any rights as a holder in respect of such Common Share;

(iii)	such holder’s name shall be removed from the register of holders of Common Shares of the Company, as of such time;

(iv)	the certificate representing such Common Share shall be deemed to have been cancelled as of such time; and

(v)	the Purchaser shall be entered as the sole holder of such Common Share on the register of holders of Common Shares of the Company as of such time, and shall be deemed to be the sole legal and beneficial owner of such Common Share as of such time (free and clear of all Securityholder Encumbrances).

The Arrangement Agreement

The Arrangement Agreement contains covenants, representations and warranties of and from each of the Company and the Purchaser and various conditions precedent, both mutual and with respect to each Party.

The following is a summary of certain material terms of the Arrangement Agreement, which is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.com/edgar as an exhibit to the Company’s Form 8-K filed with the SEC on September 1, 2016. This summary does not contain all of the information about the Arrangement Agreement. Securityholders should read the Arrangement Agreement carefully and in its entirety, as the rights and obligations of the Company and the Purchaser under the Arrangement Agreement are governed by the express terms of the Arrangement Agreement and not by this summary or by any other information contained in this Circular.

Pursuant to the Arrangement Agreement, the Company and the Purchaser have agreed to carry out the Arrangement in accordance with the Arrangement Agreement on the terms set out in the Plan of Arrangement. See “Part I – The Arrangement — Details of the Arrangement — Arrangement Steps” and “Part I — The Arrangement — Details of the Arrangement — Particulars of the Arrangement”

Mutual Conditions Precedent

The Arrangement Agreement provides that the respective obligations of the Company and the Purchaser to complete the Arrangement are subject to the fulfillment, on or before the Effective Time, of the following conditions precedent (each of which may only be waived with the mutual consent of the Company and the Purchaser):

(a)	the Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise;

(b)	the Arrangement Resolution shall have been approved at the Meeting in accordance with the Interim Order;

(c)	there shall not be in force any Law and no Governmental Authority shall have issued any order or decree restraining or prohibiting the completion of the transactions contemplated in the Arrangement Agreement;

(d)	the Arrangement Agreement shall not have been terminated in accordance with its terms; and

(e)	the HSR Approval shall have been obtained.

Additional Conditions Precedent to the Obligations of the Purchaser

The Arrangement Agreement provides that the obligation of the Purchaser to complete the Arrangement is also subject to the fulfillment of the following conditions precedent (each of which is for the exclusive benefit of the Purchaser and may be waived by the Purchaser):

(a)	(i) the representations and warranties of the Company in Section 1 of Schedule C to the Arrangement Agreement (Board Approval), Section 2 of Schedule C to the Arrangement Agreement (Corporate Existence and Power), Section 3 of Schedule C to the Arrangement Agreement (Corporate Authorization), Section 4 of Schedule C to the Arrangement Agreement (Authority and No Violation), Section 5 of Schedule C to the Arrangement Agreement (Consent and Approvals), Section 8 of Schedule C to the Arrangement Agreement (Subsidiaries), Section 15 of Schedule C to the Arrangement Agreement (No Material Adverse Effect) and Section 17 of Schedule C to the Arrangement Agreement (No Brokers) shall, if qualified by materiality or “Material Adverse Effect” be true and correct in all respects or, if not so qualified, be true and correct in all material respects as of the Effective Time with the same force and effect as if made on and as of such date, (ii) the representation and warranty of the Company in Section 7 of Schedule C to the Arrangement Agreement (Capitalization) shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Time with the same force and effect as if made on and as of such date, unless the failure of such representation and warranty to be true and correct would not result in the Purchaser paying additional aggregate consideration of $250,000 or more to Securityholders as a result of the failure of such representation and warranty to be so true and correct, provided however, that any increase in the aggregate Consideration payable as a result of the exercise of Options or Warrants listed in Section 7(a) of the Disclosure Letter for Common Shares shall not be considered an increase or change to the Consideration payable for the purposes of such condition, and (iii) each of the other representations and warranties contained in Article 4 of the Arrangement Agreement (disregarding all qualifications set forth therein relating to “materiality”, “Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the Effective Time with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in clause (iii) to be so true and correct would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and the Company shall have provided to the Purchaser the certificate of two senior officers of the Company certifying such accuracy as of the Effective Time;

(b)	the Company shall have complied in all material respects with its covenants in the Arrangement Agreement, and the Company shall have provided to the Purchaser the certificate of two senior officers of the Company certifying that the Company has so complied with its covenants in the Arrangement Agreement as of the Effective Date;

(c)	from the date of the Arrangement Agreement and up to and including the Effective Date, there shall not have been or occurred a Material Adverse Effect in respect of the Company; and

(d)	there is no action or proceeding (whether, for greater certainty, by a Governmental Authority or any other Person) pending in any jurisdiction to:

(i)	cease trade, enjoin, prohibit, or impose any material limitations, damages or conditions on, the Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any Common Shares, including the right to vote the Common Shares,

(ii)	prohibit, restrict or impose terms or conditions beyond those terms and conditions which the Purchaser are required to accept pursuant to Section 8.2 of the Arrangement Agreement, or the ownership or operation by the Purchaser of the business or assets of the Purchaser, its affiliates and related entities, the Company or any of the Company’s subsidiaries and related entities, or compel the Purchaser to dispose of or hold separate any of the business or assets of the Purchaser, its affiliates and related entities, the Company or any of the Company’s subsidiaries and related entities as a result of the Arrangement; or

(iii)	prevent or materially delay the consummation of the Arrangement, or if the Arrangement were to be consummated, have a Material Adverse Effect.

Additional Conditions Precedent to the Obligations of the Company

The Arrangement Agreement provides that the obligation of the Company to complete the Arrangement is also subject to the fulfillment of the following conditions precedent (each of which is for the exclusive benefit of the Company and may be waived by the Company):

(a)	the representations and warranties contained in Article 3 of the Arrangement Agreement (disregarding all qualifications set forth therein relating to “materiality” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the Effective Time with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have, or would not reasonably be expected individually, or in the aggregate, to prevent or materially impair or delay completion of the Arrangement, and the Purchaser and Sunovion shall have provided to the Company the certificate of two senior officers of the Purchaser certifying such accuracy as of the Effective Time; and

(b)	the Purchaser shall have complied in all material respects with its covenants in the Arrangement Agreement and the Purchaser and Sunovion shall have provided to the Company the certificate of two senior officers of the Purchaser certifying that the Purchaser has so complied with its covenants contained in the Arrangement Agreement as of the Effective Date;

Representations and Warranties

The Arrangement Agreement contains customary representations and warranties of the Company relating to matters that include, among other things: Board approval, corporate existence and power, corporate authorization, authority and no violation with respect to the Arrangement Agreement, consents and approvals, Shareholders’ and similar agreements, capitalization, subsidiaries, Securities Laws matters, U.S. Securities Laws matters, financial statements, disclosure controls and internal control over financial reporting, auditors, no undisclosed liabilities, no Material Adverse Effect with respect to the business of the Company and its subsidiaries, the Ordinary Course operations of the business, no brokers, long term and derivative transactions, compliance with Laws, regulatory compliance, clinical studies, litigation, Taxes, employee matters, Change of Control payments, related party transactions, no “collateral benefit” resulting from the Arrangement; shareholder rights plan, Investment Canada Act, Competition Act, personal property, environmental matters, immoveable property, Intellectual Property Rights, Material Contracts, indebtedness of the Company and its subsidiaries and insurance.

The Arrangement Agreement also contains customary representations and warranties of the Purchaser and Sunovion relating to matters that include, among other things: organization and qualification, corporate authority relative to the Arrangement Agreement, consents and approvals, non-contravention, Common Share ownership, sufficiency of funds, brokers, its status under the Investment Canada Act and the Competition Act.

Mutual Covenant Regarding a 338 Election

The parties have agreed to effect an election under Section 338(g) of the U.S. Internal Revenue Code for the Company and any of its eligible subsidiaries (other than any subsidiary that is treated as a U.S. corporation under U.S. federal Tax laws). The effect of such election is to treat the Company as having sold its assets to a new corporation solely for U.S. income tax purposes and affords a step-up in the basis of the Company’s assets for U.S. income tax purposes.

Covenants of the Company

The Company has agreed to covenants in the Arrangement Agreement that are customary for agreements of this nature, including, but not limited to, covenants to: (a) conduct its business in the Ordinary Course and use commercially reasonable efforts to preserve intact its present business organization and assets; (b) use commercially reasonable efforts to maintain and preserve intact the current business organization, assets, properties and business of the Company and its subsidiaries; (c) use commercially reasonable efforts to keep available the services of the present employees and agents of the Company; (d) use commercially reasonable efforts to maintain and preserve good relations with, and the goodwill of relationships with key suppliers, distributors, employees, inventors, vendors, contract research organizations, customers and others having material business relationships with it and its subsidiaries; (e) duly and on a timely basis file all Tax Returns required to be filed by it, which shall be correct and complete in all material respects, on or after the date of the Arrangement Agreement pursuant to applicable Laws in a manner consistent with past practice; (f) timely pay, withhold, collect and remit to the appropriate Governmental Authority in a timely fashion all amounts required to be so paid, withheld, collected or remitted; (g) use commercially reasonable efforts to satisfy the conditions precedent to its obligation to complete the Arrangement and take all steps set forth in the Interim Order and Final Order applicable to it; (h) keep the Purchaser informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than communications in the Ordinary Course which would not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company and any of its subsidiaries; (i) use commercially reasonable efforts to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are (A) necessary or advisable to be obtained under the Material Contracts in connection with the Arrangement or (B) required in order to maintain the Material Contracts and the HSR Approval in full force and effect following completion of the Arrangement, in each case, on terms that are reasonably satisfactory to the Purchaser, acting reasonably; (j) use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Authority from the Company and its subsidiaries relating to the Arrangement; (k) use commercially reasonable efforts to, on prior written approval of the Purchaser, oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or the Arrangement Agreement; (l) cooperate with the Purchaser in structuring, planning, and implementing any reorganization that is to be effective prior to the Effective Date upon request by the Purchaser, acting reasonably; (m) use commercially reasonable efforts to cause the Common Shares to be de-listed from the TSX and the NASDAQ, and the deregistration of the Common Shares under the U.S. Exchange Act, promptly following the Effective Date; and (n) use commercially reasonable efforts to deliver resignations and releases to the Purchaser from directors and officers of the Company and its subsidiaries at the Effective Time.

The Arrangement Agreement provides for certain restrictions on the conduct of the Company’s business (subject to certain exceptions, including where contemplated or permitted by the Arrangement Agreement, the Plan of Arrangement or the Disclosure Letter, where required by applicable Law or with the written consent of the Purchaser), including covenants of the Company not to: (a) split, combine, consolidate or reclassify any outstanding shares of the Company or its subsidiaries nor undertake any other capital reorganization, nor declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property or any combination thereof), nor reduce capital in respect of outstanding shares of the Company or its subsidiaries; (b) amend its articles or by-laws, constating documents or, in the case of any subsidiary which is not a corporation, its similar organizational documents or the terms of its outstanding securities; (c) issue, grant, deliver, sell, pledge, award or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge or other encumbrance of any shares of capital stock, securities, options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock, of the Company or any of its subsidiaries, other than the issuance of Common Shares upon the exercise of currently outstanding Rights in accordance with their terms; (d) redeem or purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any outstanding securities of the Company or its subsidiaries; (e) reorganize, amalgamate, combine or merge with any other Person or adopt or enter into a plan of liquidation or dissolution or resolutions providing for the liquidation or dissolution of the Company or any of its subsidiaries; (f) without consent or permission of the Purchaser, which consent or permission not to be unreasonably withheld, delayed or conditioned, enter into or modify any employment, consultant, severance, collective bargaining or similar plans, agreements, policies or arrangements (including any Employee Plans) with, or establish, grant or increase in any material respect any bonuses, salary increases, remuneration, stock options, pension or supplemental pension or other benefits (including any Employee Plans), profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation to, or make any loan to, any of its employees, consultants, directors or officers, other than (i) as required by Law, or (ii) as required pursuant to the terms of any employment, pension, supplemental pension, termination or compensation plans, agreements, arrangements or policies (including any Employee Plans) existing as of the date hereof, or take or propose any action to effect any of the foregoing; (g) acquire or commit to acquire (by amalgamation, arrangement, merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses having a value in excess of $100,000 in the aggregate; (h) without consent or permission of the Purchaser, which consent or permission shall not be unreasonably withheld, delayed or conditioned, sell, pledge, lease, dispose of, surrender, mortgage, license, option, encumber or otherwise dispose of, or commit to sell, pledge, lease, dispose of, surrender, mortgage, license, option, encumber or otherwise dispose of, or transfer any assets or group of related assets (through one or more related or unrelated transactions), or any interest in any assets or group of related assets, including any interest in any of the Company Owned IP or instruct the owner of any of the Company Licensed Registered IP to sell, pledge, lease, dispose of, surrender, mortgage, license, option, encumber or otherwise dispose of, or commit to sell, pledge, lease dispose of, surrender, mortgage, license, option, encumber or otherwise dispose of, or transfer any of the Company Licensed Registered IP, other than in the Ordinary Course or immaterial assets; (i) incur or commit to any capital expenditures having a value in excess of $250,000 in the aggregate; (j) make any loan or advance to, or any capital contribution or investment in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any Person; (k) prepay any indebtedness (whether on account of borrowed money, deferred purchase price of property or otherwise) before its scheduled maturity; (l) increase, create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof; (m) make any bonus or profit sharing distribution or similar payment of kind except as required pursuant to the terms of any Contract or profit sharing plan existing on the date of the Arrangement Agreement; (n) enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments; (o) pay, discharge or satisfy any material Claims, liabilities or obligations other than the payment, discharge or satisfaction, in the Ordinary Course of liabilities reflected or reserved against in the Company’s annual audited financial statements for the year ended December 31, 2015, incurred in the Ordinary Course subsequent to December 31, 2015 and reflected in the Company’s reviewed financial statements for the six month period ended June 30, 2016 or costs related to the Arrangement or incurred in the Ordinary Course, in each case after June 30, 2016; (p) waive, release, compromise, terminate or relinquish any material contractual right, material right under any licence or permit or other material legal rights or Claims, other than in the Ordinary Course; (q) amend or modify or terminate or waive any right under any Material Contract or enter into any contract or agreement that would be a Material Contract if in effect on the date of the Arrangement Agreement; (r) (i) make, rescind or change any election relating to Taxes, annual Tax accounting period or method of Tax accounting in any material respect, (ii) enter into (or offer to enter into) any agreement (including any waiver) with any Governmental Authority relating to Taxes, (iii) without prior written consent of the Purchaser, settle (or offer to settle) any material Tax claim, audit, proceeding or re-assessment, or (iv) amend any Tax Return or change from most recent practice any manner of reporting income or claiming deductions for Tax purposes; (s) except as required by Law and in a manner consistent with past practice, make any material Tax election, information schedule, return or designation, settle or compromise any material Tax claim, assessment, reassessment or liability, file any amended Tax Return, enter into any material agreement with a Governmental Authority with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes except as may be required by Law; (t) make any changes to the Company’s existing accounting policies other than as required by applicable Laws, a Governmental Authority or IFRS; (u) amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of the Company or any subsidiary in effect on the date of the Arrangement Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect; (v) engage in any transaction with any related parties; (w) subject to (x) below, without consent or permission of the Purchaser, which consent or permission not to be unreasonably withheld, delayed or conditioned, commence or cancel, waive, release, assign, settle or compromise any Claims or any rights relating to or any interest in any litigation, proceeding, Claim, action, assessment or investigation involving the Company or any of its material assets; (x) settle, compromise, concede or acquiesce to any threat, assertion, demand or Claim against the Company regarding Company IP or the Product; (y) without consent or permission of the Purchaser, which consent or permission shall not be unreasonably withheld, delayed, or conditioned, abandon or materially reduce the scope of any pending or Registered IP; (z) without consent or permission of the Purchaser, which consent or permission not to be unreasonably withheld, delayed or conditioned, (i) in respect of any Company Assets other than Company IP, waive, release, surrender, let lapse, grant or transfer any material right or value or amend, modify or change, or agree to amend, modify or change, in any material respect any existing material Authorization, right to use, contract or other material document or, (ii) in respect of Company IP, waive, release, surrender, let lapse, grant or transfer any material right or value in the Company IP or instruct the owner of Company Licensed Registered IP to waive, release, surrender, let lapse, grant or transfer any material right or value in any Company Licensed Registered IP; (aa) abandon or fail to diligently pursue any application for any material Authorizations, licenses, leases, or registrations or take any action, or fail to take any action, that could lead to the termination of any material Authorizations, licenses, leases or registrations; (bb) without consent or permission of the Purchaser, which consent or permission not to be unreasonably withheld, delayed, or conditioned, except in the Ordinary Course, (i) grant or acquire, agree to grant to or acquire from any Person, abandon or permit to lapse any rights to any material Intellectual Property Rights or disclose or agree to disclose to any Person, other than representatives of the Purchaser, any material trade secrets, or (ii) fail to take any action necessary or material action advisable to protect or maintain the Intellectual Property Rights; (cc) enter into or amend any Contract with any broker, finder or investment banker, including any amendment of any of the Contracts listed in the Disclosure Letter; (dd) without consent or permission of the Purchaser, which consent or permission not to be unreasonably withheld, delayed, or conditioned, grant or commit to grant an exclusive licence or otherwise transfer any Intellectual Property Rights or exclusive rights in or in respect thereto, other than in the Ordinary Course or to a wholly-owned subsidiary of the Company; (ee) take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Company to consummate the Arrangement or the other transactions contemplated by the Arrangement Agreement; (ff) take any action that would cause any representation or warranty of the Company set out in the Arrangement Agreement to be untrue or incorrect in any respect such that the condition at Section 9.3(a) of the Arrangement Agreement would not be satisfied; (gg) announce an intention, enter into any agreement, or otherwise authorize, agree, resolve or make a commitment, whether or not in writing, to do any of the things prohibited by any of the foregoing subparagraphs; and/or (hh) except to the extent required by Law to protect patient safety, amend the protocol for clinical trials CTH-300 or CTH-301, modify or take any action that deviates from the current clinical trial study designs, time lines and protocols for clinical trials CTH-300 and CTH-301 (excluding the amendment for at home titration recommended by the Data and Safety Monitoring Board), including without limitation, taking any action that would impact the study cycle time line, patient and study site recruitment and enrollment status, patient standards of care, study objectives or strategy, protocol complexity, or the statistical analysis.

Covenants of the Purchaser

The Purchaser has agreed to covenants in the Arrangement Agreement that are customary for agreements of this nature, including, but not limited to, a covenant to cooperate with the Company in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by the Arrangement Agreement.

The Purchaser has also agreed to: (i) honour all rights to indemnification existing on the date of the Arrangement Agreement in favour of the current and former directors and officers of the Company and its subsidiaries pursuant to the Company’s Constating Documents, the CBCA or any indemnity agreements with such Persons to the extent that any such indemnity agreements have been disclosed in the Disclosure Letter, and acknowledges that such rights, to the extent that they have been so disclosed, shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six years following the Effective Date; and (ii) permit the Company to, prior to the Effective Date, purchase, as an extension to the Company’s current insurance policies, pre-paid non-cancellable run-off directors’ and officers’ liability insurance providing such coverage for all present and former directors and officers of the Company and the subsidiary covering Claims in respect of acts or omissions in their capacity as directors or officers of the Company or the subsidiary occurring prior to the Effective Time made prior to or within a period of six years after the Effective Time, on terms comparable to those contained in the Company’s current insurance policies, provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 300% of the Company’s current annual aggregate premium for policies currently maintained by the Company; it being understood that if the annual premiums payable for such insurance coverage exceed such amount, the Purchaser shall be obligated to obtain a policy with the greatest coverage available for a cost equal to such amount.

Guarantee

Sunovion has agreed to unconditionally and irrevocably guarantee the performance by the Purchaser of its obligations under the Arrangement Agreement.

Non-Solicitation Covenants

Except as expressly provided in the Arrangement Agreement, the Company has agreed not to, directly or indirectly, through any Representative of the Company or otherwise, and shall not permit any such Person to: (a) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposals or offer from any Person (other than the Purchaser and its affiliates) that relates to, constitutes or would reasonably be expected to constitute or lead to, an Acquisition Proposal or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing; (b) enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Purchaser, its affiliates and their Representatives) regarding, or provide information to any Person with respect to, any inquiry, proposal or offer that relates to, constitutes or would reasonably be expected to constitute or lead to, an Acquisition Proposal; (c) withdraw, modify or qualify, or propose publicly or state an intention to withdraw, modify or qualify the Board Recommendation; (d) accept, approve, endorse, recommend or take no position or remain neutral with respect to, or propose to accept, approve, endorse, recommend or take no position or remain neutral with respect to any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for a period of no more than five Business Days following such public announcement or public disclosure will not be considered to be in violation of the non-solicitation covenant, provided the Board has rejected such Acquisition Proposal and affirmed the Board Recommendation before the end of such five Business Day period (or in the event the Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Meeting)); or (e) accept, approve, endorse, recommend or enter into (other than a confidentiality agreement as contemplated by the Arrangement Agreement) or publicly propose to accept, approve, endorse, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal.

The Company has agreed that it shall, and shall cause its subsidiaries and its and their respective Representatives to, immediately cease and terminate, and cause to be terminated, any existing solicitation, encouragement, discussion, negotiation, or other activities commenced on or prior to the date of the Arrangement Agreement with any Person (other than the Purchaser, its affiliates or any of their Representatives) with respect to any inquiry, proposal or offer that relates to, constitutes or would reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection therewith, the Company will:

(a)	immediately discontinue access to and disclosure of all information, including any data room and any confidential information, properties, facilities, books and records of the Company or any of its subsidiaries; and

(b)	promptly request and exercise the rights it has to require (A) the return or destruction of all copies of any confidential information regarding the Company or any subsidiary provided to any Person, and (B) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding the Company or any subsidiary.

The Company has agreed that it and its subsidiaries shall use commercially reasonable efforts to enforce each confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which the Company or any subsidiary is a party. In addition, neither the Company, nor any subsidiary or any of their respective Representatives have or will, without the prior written consent of the Purchaser (which may be withheld or delayed in the Purchaser’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting the Company or any of its subsidiaries, under any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which the Company or any subsidiary is a party (it being acknowledged by the Purchaser that any automatic termination or release of any standstill or other restriction of any such agreements as the result of entering into the Arrangement Agreement or as otherwise provided in the applicable agreement, will not constitute a breach of the Arrangement Agreement, provided that all agreements containing such a standstill restriction have been disclosed in the Disclosure Letter, which shall include a description of all such standstill provisions.

Notification of Acquisition Proposals

If the Company or any of its subsidiaries or any of their respective Representatives, receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Company or any subsidiary in connection with an Acquisition Proposal, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the Company or any subsidiary, the Company shall promptly (and in any event within 24 hours) notify the Purchaser, at first orally and then as soon as practicable (and in any event within 24 hours) in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions, and, unless and only to the extent prohibited by any confidentiality agreement or applicable provisions entered into by the Company prior to the date of the Arrangement Agreement, shall provide the Purchaser the identity of such person making such Acquisition Proposal, inquiry, proposal, offer or request and with copies of all material written documents, material or substantive correspondence or other material received (and, if not in writing or electronic form, a description of the material terms thereof) in respect of, from or on behalf of any such person. The Company shall keep the Purchaser reasonably informed of the status of developments and (to the extent permitted by the Arrangement Agreement) negotiations with respect to any Acquisition Proposal, inquiry, proposal, offer or request following a change of status as soon as practicable but not less than on a daily basis.

Responding to Acquisition Proposals

Notwithstanding the non-solicitation provisions in the Arrangement Agreement, if at any time prior to obtaining the approval by the Securityholders of the Arrangement Resolution, the Company receives a written Acquisition Proposal made after the date of the Arrangement Agreement (that was not solicited in contravention of the Arrangement Agreement), the Company and its Representatives may: (i) contact the Person making such Acquisition Proposal and its Representatives solely to clarify the terms and conditions of such Acquisition Proposal; and (ii) engage in discussions and negotiations with the Person making such Acquisition Proposal and its Representatives, and may provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company or its subsidiaries for a maximum of 10 calendar days after the day on which access or disclosure is first afforded to the Person making the Acquisition Proposal or its Representatives, provided that: (A) the Board, after consultation with its financial advisors and its outside legal counsel, determines in good faith that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal; (B) such Person was not prohibited from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Company or any of its subsidiaries; (C) the Company has been, and continues to be, in compliance with its non-solicitation obligations; and (D) the Company first enters into a confidentiality and standstill agreement with such Person that contains a standstill provision that restricts such Person from acquiring, or publicly announcing an intention to acquire, any securities or assets of the Company (other than pursuant to a Superior Proposal) for a period of not less than 12 months from the date of such agreement (unless such Person is already a party to a confidentiality or standstill agreement with the Company) provided that such confidentiality and standstill agreement may not include any provision calling for an exclusive right to negotiate with the Company or any of its subsidiaries and may not restrict the Company from complying with the Arrangement Agreement and provided the Company sends a copy of any such confidentiality and standstill agreement to the Purchaser promptly upon its execution and thereafter the Purchaser is provided with access to any information that was provided to such Person and not previously provided to the Purchaser prior to or concurrently with such information being provided to such Person.

Pursuant to the Arrangement Agreement, the Company is prohibited from furnishing certain competitively sensitive information to any Person that might be considering an Acquisition Proposal that was not, or concurrently therewith is not, provided to the Purchaser.

Pursuant to the Arrangement Agreement, the Board shall be permitted to comply with Section 2.17 of National Instrument 62-104 – Take-Over Bids and Issuer Bids and similar provisions under Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal for the Company; provided, however, that, notwithstanding that the Board shall be permitted to make such disclosure, the Board shall not be permitted to make a change to the Board Recommendation, other than as permitted by the Arrangement Agreement.

Responding to Superior Proposals and Right to Match

If the Company receives an Acquisition Proposal prior to the approval of the Arrangement Resolution by the Securityholders that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, the Board may enter into a definitive agreement with respect to such Superior Proposal, if and only if:

(a)	the Person making the Superior Proposal was not prohibited from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Company or any of its subsidiaries;

(b)	the Company has been, and continues to be, in compliance with its non-solicitation obligations;

(c)	the Company has delivered written notice to the Purchaser of the determination of the Board that the Acquisition Proposal is a Superior Proposal and of the intention of the Board to approve or recommend such Superior Proposal and/or of the Company to enter into an agreement with respect to such Superior Proposal, together with a copy of such agreement (including any financing documents supplied to the Company in connection therewith unless precluded to do so by confidentiality provisions contained therein) (the “Superior Proposal Notice”);

(d)	at least five Business Days have elapsed since the date the Superior Proposal Notice was received by the Purchaser and the date on which the Purchaser received all of the materials set forth in (c) above, which five Business Day period is referred to as the “Match Period”;

(e)	during any Match Period, the Purchaser has had the opportunity (but not the obligation) to offer to amend the Arrangement Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

(f)	after the Match Period, the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser); and

(g)	the Company terminates the Arrangement Agreement and has previously paid or, concurrently with termination, pays the Termination Payment to the Purchaser.

During the Match Period, (i) the Purchaser shall have the opportunity, but not the obligation, to offer to amend the terms of the Arrangement and the Arrangement Agreement, (ii) the Board shall review any such offer by the Purchaser to amend the terms of the Arrangement and the Arrangement Agreement in order to determine, in good faith, after consultation with its financial advisors and outside counsel, whether the Purchaser’s offer to amend the Arrangement and the Arrangement Agreement, upon its acceptance, would result in the Acquisition Proposal ceasing to be a Superior Proposal compared to the amendment to the terms of the Arrangement and the Arrangement Agreement offered by the Purchaser, and (iii) the Company shall negotiate in good faith with the Purchaser to make such amendments to the terms of the Arrangement Agreement and the Arrangement as would enable the Purchaser to proceed with the transactions contemplated by the Arrangement Agreement on such amended terms. If the Board determines that the Acquisition Proposal would cease to be a Superior Proposal, the Company shall promptly so advise the Purchaser and the Company and the Purchaser shall enter into an amendment to the Arrangement Agreement reflecting the offer by the Purchaser to amend the terms of the Arrangement and the Arrangement Agreement, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

Termination of the Arrangement Agreement

(a)	The Arrangement Agreement may be terminated prior to the Effective Date, subject to certain exceptions, by the mutual written agreement of the Parties; or either the Company or the Purchaser if:

(i)	the Meeting shall have been held and the Securityholders do not approve the Arrangement Resolution in the manner required by the Interim Order, except that the right to so terminate will not be available to any party whose action or failure to act has been the cause or resulted in the failure to obtain the approval of the Arrangement Resolution and such action or failure to act constitutes a breach of the Arrangement Agreement or failure of such party to perform any of its covenants or agreements under the Arrangement Agreement;

(ii)	the Effective Date has not occurred on or prior to the Outside Date, other than as a result of the breach by such party of any covenant or obligation under the Arrangement Agreement or as a result of any representation or warranty of such party in the Arrangement Agreement being untrue or incorrect; or

(iii)	any Law is enacted, made, enforced or amended or any Governmental Authority shall have issued an order, decree or ruling that makes consummation of the Arrangement illegal or otherwise permanently restraining or enjoining or otherwise prohibiting any of the transactions contemplated therein (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) which order, decree or ruling is final and non-appealable.

(b)	The Arrangement Agreement may be terminated by the Company if:

(i)	subject to a cure right set out in the Arrangement Agreement, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser under the Arrangement Agreement occurs that would cause any condition in favour of the Company in respect of the Purchaser’s representation and warranties or the Purchaser’s covenants not to be satisfied; or

(ii)	prior to obtaining the approval by the Securityholders of the Arrangement Resolution, the Board authorizes the Company to enter into a written agreement with respect to a Superior Proposal in accordance with the Arrangement Agreement, including having paid to the Purchaser the Termination Payment.

(c)	The Arrangement Agreement may be terminated by the Purchaser if:

(i)	subject to a cure right set out in the Arrangement Agreement, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company under the Arrangement Agreement occurs that would cause any condition in favour of the Purchaser in respect of the Company’s representations or warranties or the Company’s covenants not to be satisfied;

(ii)	(A) the Board or any committee of the Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, or publicly proposes or states an intention to withdraw, amend, modify or qualify, the Board Recommendation, (B) the Board or any committee of the Board accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal other than the Arrangement Agreement or any amendment to the Arrangement Agreement, or takes no position or remains neutral with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Meeting, if sooner)), (C) the Board or any committee of the Board accepts or enters into (other than a confidentiality agreement permitted by and in accordance with the Arrangement Agreement) or publicly proposes to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal, (D) the Board or any committee of the Board fails to publicly recommend or reaffirm the Board Recommendation when required to do so within five Business Days after having been requested in writing by the Purchaser to do so (or in the event that the Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Meeting), or (E) the Company breaches its non-solicitation covenants in any material respect;

(iii)	there has occurred a Material Adverse Effect;

(iv)	the Meeting has not occurred by October 17, 2016, or such later date as the Purchaser has agreed or requested in writing, and the failure to hold the Meeting by such date was primarily caused by, or was primarily the result of, the Company (A) intentionally or wilfully failing to fulfil any obligations under the Arrangement Agreement or (B) adjourning, postponing or cancelling the Meeting other than as permitted under the Arrangement Agreement, and in any event, the right to terminate the Arrangement Agreement shall not be available to the Purchaser if the failure to hold the Meeting by such date was primarily caused by, or was primarily the result of, the Purchaser failing to fulfil any obligation under the Arrangement Agreement; or

(v)	by the close of business on the next Business Day following the Meeting, if Dissent Rights or similar rights have been exercised with respect to more than 15% of the issued and outstanding Common Shares.

Termination Payment

The Arrangement Agreement provides that the Termination Payment will be payable to the Purchaser if the Arrangement Agreement is terminated as follows:

(a)	by the Purchaser pursuant to clause (c)(ii) or (c)(iv) above (other than where the reason for adjourning or postponing the Meeting is only as a result of the occurrence of a postal disruption), in which case the Termination Payment shall be paid no later than 10:00 a.m. (Eastern Daylight Time) on the next Business Day following the date the Agreement is terminated;

(b)	by the Company pursuant to clause (b)(ii) above in which case the Termination Payment shall have been previously paid or concurrently with the termination is paid to the Purchaser; and

(c)	by the Purchaser pursuant to clause (a)(i) above but only if: (A) prior to the time of the holding of the Meeting, an Acquisition Proposal is publicly announced or otherwise publicly disclosed, and not publicly withdrawn prior to the date of the Meeting, by any Person (other than the Purchaser or any of its affiliates) or any Person (other than the Purchaser or any of its affiliates) shall have publicly announced or otherwise publicly disclosed an intention to make an Acquisition Proposal; and (B) within 12 months following the date of such termination (1) an Acquisition Proposal is consummated or effected, or (2) the Company and/or one or more of its subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal and such Acquisition Proposal is consummated or effected, whether or not within such 12 month period, in which case the Termination Payment shall be payable concurrently with the consummation or effectiveness of such Acquisition Proposal. For purposes of this clause (c), the term “Acquisition Proposal” shall have the meaning assigned to such term in the Glossary of Terms, except that references to “20%” shall be deemed to be references to “50% or more”.

Expenses and Expense Reimbursement

Except as expressly provided in the Arrangement Agreement, all costs and expenses of the parties relating to the transactions contemplated therein, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses, whether or not the Arrangement is consummated. Notwithstanding the foregoing, the Company shall pay half of the costs of one filing fee in relation to the HSR Approval and the Purchaser shall pay for any solicitation agent engaged by the Company at its request.

Pre-Acquisition Reorganization

The Company has agreed to customary provisions regarding potential pre-closing reorganizations.

Voting Agreements

Concurrent with the execution of the Arrangement Agreement, each of the directors and Senior Officers, who as a group held 98,916 Common Shares and 437 Warrants, as well as Dexcel, the largest Shareholder of the Company (holding 1,865,040 Common Shares and 860,159 Warrants), entered into a Voting Agreement with the Purchaser, in respect of, in the aggregate, 18.33% of the outstanding Securities. The following is a summary of certain material terms of the Voting Agreements, which is qualified in its entirety by reference to the full text of the Voting Agreements, which have been filed, and are available, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar as exhibits to the Company’s Form 8-K filed with the SEC on September 1, 2016. This summary does not contain all the information about the Voting Agreements. Securityholders should read the Voting Agreements carefully and in their entirety, as the rights and obligations of the parties to the Voting Agreements are governed by the express terms of the Voting Agreements and not by this summary or any other information contained in this Circular.

Pursuant to the terms of the Voting Agreements, each of the parties to such agreements has agreed, among other things: (i) to vote or to cause to be voted the Securities held by such Person, and any other Securities directly or indirectly acquired by or issued to such Person after the date of the Voting Agreement, (A) (1) in favour of the approval of the Arrangement and each of the other transactions contemplated by the Arrangement Agreement (including, without limitation, the Arrangement Resolution), and (2) in favour of any other matter necessary for the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement, and (B) against (1) any Acquisition Proposal other than the Arrangement, (2) any amendment of the Company’s articles of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Arrangement or any of the other transactions contemplated by the Arrangement Agreement or change in any manner the voting rights of the Common Shares, and (3) any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Arrangement Agreement or of the Shareholder under the Voting Agreement or otherwise impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement, (ii)  not to exercise any Dissent Rights in connection with the Arrangement; (iii) subject to limited exceptions, not to, directly or indirectly, sell, transfer, pledge or assign or agree to sell, transfer, pledge or assign any of the Securities or Convertible Securities (as defined in the form of Voting Agreement) or grant any proxy relating thereto, (iv) advise the Purchaser if it acquires any new Securities or Convertible Securities after the date of the Voting Agreement, (v) to comply with the non-solicitation provisions contained in the Arrangement Agreement, and (vi) on or before the 5th Business Day prior to the Meeting, duly complete and cause forms of proxies in respect of all Securities owned, to be delivered in support of the Arrangement.

Notwithstanding any of the agreements described above, the Voting Agreements provide that nothing in each such agreement shall (i) limit any person from fulfilling his or her fiduciary duties as a director or officer of the Company, (ii) prevent the Shareholder, if the Shareholder is a director or officer of the Company, from engaging in such Shareholder’s capacity as a director or officer of the Company, in discussions or negotiations with a person in response to any Acquisition Proposal strictly in accordance with the provisions of the Arrangement Agreement, or (iii) limit or affect any actions or omissions taken by the Shareholder in his or her capacity as a director or officer of the Company, including in exercising rights under the Arrangement Agreement, and no such actions or omissions shall be deemed a breach of the Voting Agreement.

The obligations of each of the parties to a Voting Agreement will continue from the date of such Voting Agreement until the earliest of: (i) the written agreement of the Purchaser and the Shareholder to terminate the agreement, (ii) notice being delivered by the Shareholder to the Purchaser if, without the prior written consent of the Shareholder, (1) there is any decrease or change in the form of consideration payable for the outstanding Securities or Options as set out in the Arrangement Agreement, or, in the case of Dexcel only (2) any amendment or change of the Outside Date to a date later than December 31, 2016, other than an extension of the Outside Date by not more than two months after December 31, 2016 in accordance with the definition of that term in the Arrangement Agreement, (iii) the Effective Time occurs, or (iv) the Arrangement Agreement is terminated in accordance with its terms. In addition, in the case of Dexcel only, if a Pre-Acquisition Reorganization, not contemplated in the Plan of Arrangement on the date of the Arrangement Agreement, is proposed to be implemented which would have a material adverse impact on Dexcel, subject to compliance by Dexcel with the provisions of its Voting Agreement, Dexcel shall be released of its obligations described above other than its obligations to comply with the non-solicitation provisions contained in the Arrangement Agreement.

Procedure for the Arrangement Becoming Effective

The Arrangement is proposed to be carried out pursuant to Section 192 of the CBCA. The following procedural steps must be taken for the Arrangement to become effective:

(a)	the Arrangement Resolution must be approved by Securityholders at the Meeting voting either in person or by proxy in the manner required by the Interim Order;

(b)	the Arrangement must be approved by the Court pursuant to the Final Order;

(c)	all conditions precedent to the Arrangement set forth in the Arrangement Agreement must be satisfied or waived by the appropriate Party; and

(d)	Articles of Arrangement including the Final Order and related documents, in the form prescribed by the CBCA, must be filed with the Director.

Approval of Securityholders Required for the Arrangement

Pursuant to the Interim Order, the requisite approval for the Arrangement Resolution will be the affirmative votes of: (i) the holders of at least 66⅔% of the votes cast on the Arrangement Resolution by Securityholders present in person or represented by proxy at the Meeting, and (ii)  a majority of the votes attached to the Common Shares held by Shareholders present in person or represented by proxy at the Meeting excluding for this purpose votes attached to Common Shares required to be excluded pursuant to MI 61-101, each Common Share entitling the holder thereof to one vote on the Arrangement Resolution. The Arrangement Resolution must receive the required approval in order for the Company to seek the Final Order and implement the Arrangement on the Effective Date in accordance with the Final Order. Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board, without further notice to or approval of Securityholders, subject to the terms of the Interim Order, the Plan of Arrangement and the Arrangement Agreement, to elect not to proceed with the Arrangement or otherwise give effect to the Arrangement Resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the CBCA. See Appendix A to this Circular for the full text of the Arrangement Resolution.

Court Approval of the Arrangement and Completion of the Arrangement

Interim Order

On September 13, 2016, the Court granted the Interim Order facilitating the calling of the Meeting and prescribing the conduct of the Meeting and other matters. A copy of the Interim Order is attached as Appendix B to this Circular.

Final Order

The CBCA provides that an arrangement requires court approval. Subject to the terms of the Arrangement Agreement, and if the Arrangement Resolution is approved by Securityholders at the Meeting in the manner required by the Interim Order, the Company will apply to the Court for the Final Order.

The application for the Final Order approving the Arrangement is expected to be held on October 17, 2016 at 9:30 a.m. (Toronto time), or as soon thereafter as counsel may be heard, at 330 University Avenue, Toronto, Ontario, Canada, M5G 1R7.  If any Securityholders and/or other interested party wish to make submissions at the return of the application, they must first file with the Court and serve a Notice of Appearance on or before October 6, 2016 or the Business Day that is five Business Days prior to the date of the Meeting if it is not held on October 13, 2016. Service of such notice is to be effected by service upon the solicitors for Cynapsus: Borden Ladner Gervais LLP, Suite 4400, 40 King Street West, Toronto, Ontario, M5H 3Y4, Attention: Caitlin Sainsbury, with a copy to the solicitors for the Purchaser: Goodmans LLP, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7, Attention: Tom Friedland. See the Notice of Application, which is attached as Appendix C to this Circular.

The Company has been advised by its counsel that the Court has broad discretion under the CBCA when making orders with respect to the Arrangement and that the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement, either as proposed or as amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, the Company and the Purchaser may determine not to proceed with the Arrangement.

Other Regulatory Conditions or Approvals

Completion of the Arrangement is conditional upon the HSR Approval. See “Part I — The Arrangement — The Arrangement Agreement — Mutual Conditions Precedent”.

HSR Approval

Under the HSR Act, certain transactions may not be completed until each party has filed a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and with the U.S. Federal Trade Commission (the “FTC”) and applicable waiting period requirements have been satisfied. The transactions contemplated by the Arrangement Agreement are subject to the HSR Act.

The Purchaser and the Company expect to file the requisite Notification and Report Forms shortly after the date of this Circular. The applicable waiting period will expire 30 days after such filing, unless earlier terminated by the FTC and the DOJ or unless either of them issues a request for additional information and documentary material (a “Second Request”) prior to the expiration of the waiting period. If a Second Request were to be issued, the waiting period with respect to the Arrangement would be extended until 30 days following substantial compliance with the Second Request, unless the FTC and the DOJ were to terminate the extended waiting period prior to its expiration. If the waiting period or extended waiting period would expire on a non-Business Day, it automatically would extend until the end of the next Business Day. The expiration or termination of the waiting period does not bar the FTC or the DOJ from subsequently challenging the Arrangement. Furthermore, at any time before or after the completion of the Arrangement, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any U.S. state could take such action under the U.S. antitrust laws as it deems necessary or desirable in the public interest. Private parties also may seek to take legal action under the U.S. antitrust laws under certain circumstances.

Timing

If the Meeting is held as scheduled and is not postponed or adjourned, and the other necessary conditions at that point in time are satisfied or waived, the Company will apply for the Final Order approving the Arrangement on or about October 17, 2016. If the Final Order is obtained in a form and substance satisfactory to the Company and the Purchaser, and all other conditions set forth in the Arrangement Agreement are satisfied or waived by the applicable Party, the Company expects the Effective Date to occur as soon as reasonably practicable and in any event no later than three Business Days after the date of the Final Order, if all other conditions to closing are satisfied or waived. However, it is not possible at this time to determine with certainty when the Effective Date will occur. The Effective Date could be delayed for a number of reasons, including, but not limited to the failure to obtain the HSR Approval in the time frames anticipated.

The Arrangement will become effective as of the Effective Time and on the Effective Date, which is expected to be the date on which the Articles of Arrangement, a copy of the Final Order and such other materials as the Director requires are filed with the Director.

Delivery of Consideration

Following receipt of the Final Order and prior to the Company filing the Articles of Arrangement, the Purchaser shall deliver or cause to be delivered sufficient cash to provide the Depository to pay in full the aggregate Consideration payable to Securityholders (other than Dissenting Securityholders), subject to the satisfaction or waiver by the applicable Party or Parties in whose favour the condition is, of the conditions set out in the Arrangement Agreement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties of those conditions).

On the day following the Effective Date, the Company shall pay the amounts to be paid to holders of Options either (i) pursuant to the normal payroll practices and procedures of the Company, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Company is not practicable for any such holder, by cheque (delivered to such holder of Options as reflected on the register maintained by or on behalf of the Company in respect of the Options), less any applicable withholding taxes. The Purchaser shall advance by way of a demand, non-interest bearing loan to the Company on the Effective Date by wire transfer in immediately available funds an amount, not exceeding the aggregate of the amounts to be so paid to the holders of Options and the amounts to be so withheld, as requested by the Company to the Purchaser by notice in writing given not less than three (3) Business Days prior to the Effective Date.

Beneficial Securityholders are not required to take any action in respect of the completion of the Arrangement. The cash to be paid to Beneficial Securityholders is expected to be credited to the Beneficial Securityholder’s Intermediary account through the procedures in place for such purposes between CDS, DTC and such Intermediaries. Beneficial Securityholders should contact their Intermediary if they have any questions regarding this process.

In order for a Registered Securityholder to receive the cash consideration for the Securities if the Arrangement is implemented, he, she or it must complete, sign, date and return a Letter of Transmittal, in accordance with the instructions set out therein. The Letter of Transmittal is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar. Additional copies of the Letter of Transmittal are also available upon request from TSX Trust Company.

Under no circumstances will interest on the Consideration payable in connection with the Arrangement accrue or be paid by the Company, the Purchaser or the Depository to Persons depositing Securities in connection with the Arrangement, regardless of any delay in making such payment, other than as directed by the Court, in respect of Dissenting Securityholders.

The payments to a Securityholder will be denominated in United States dollars. However, a Securityholder can also elect to receive payment in Canadian dollars by checking the appropriate box in the Letter of Transmittal, in which case such Securityholder will have acknowledged and agreed that the exchange rate for one United States dollar expressed in Canadian dollars will be based on the exchange rate available to the Depositary at its typical banking institution on the date the funds are converted. Securityholders electing to have the payment for their securities paid in Canadian dollars will have further acknowledged and agreed that any change to the currency exchange rates of the United States or Canada will be at the sole risk of the Securityholder.

If a Securityholder wishes to receive cash payable in Canadian dollars, the box captioned “Currency of Payment” in the Letter of Transmittal must be completed. Otherwise, the consideration will be paid in United States dollars.

If the Arrangement is approved by Securityholders and the Final Order is issued by the Court, from and after the Effective Time, all certificate(s) that represented Common Shares and Warrants immediately prior to the Effective Time will cease to represent any rights with respect to Common Shares or Warrants and will only represent the right to receive the payment pursuant to the Plan of Arrangement.

The Company, the Purchaser and the Depository will be entitled to deduct and withhold from any consideration otherwise payable to a Securityholder or a holder of Options such amounts as the Company, the Purchaser or the Depository is required or permitted to deduct and withhold with respect to such payment under applicable laws.

To the extent that amounts are so withheld or deducted and are remitted to the applicable Governmental Authority, such withheld or deducted amounts will be treated for all purposes of the Arrangement as having been paid to the Person in respect of which such deduction and withholding was made.

The Depository will receive reasonable and customary compensation for its services in connection with the Arrangement, will be reimbursed for certain out-of-pocket expenses and will be indemnified by the Company against certain liabilities and expenses in connection therewith.

Dissent Rights of Registered Securityholders

Registered Securityholders may dissent from the Arrangement Resolution, thus requiring the Company to acquire the Securities, as applicable, held by such Securityholder for the fair value thereof, determined as of the close of business on the day before the Arrangement Resolution is adopted. In order to do so, Securityholders are required to follow the procedure set out in section 190 of the CBCA with the modifications provided in the Plan of Arrangement and the Interim Order. The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights described herein based on the evidence presented at such hearing.

Section 190 of the CBCA provides that a securityholder may only make a claim with respect to all the shares of a class held by him or her on behalf of any one beneficial owner and registered in that securityholder’s name. One consequence of this provision is that Securityholders may only exercise the right to dissent under section 190 (as modified by the Plan of Arrangement and the Interim Order) in respect of Securities which are registered in their name. Securityholders whose Securities are registered either: (i) in the name of an Intermediary that the Securityholder deals with; or (ii) in the name of a clearing agency (such as CDS and DTC) of which the Intermediary or broker is a participant, are Beneficial Securityholders and are not entitled to exercise the right to dissent under section 190 directly (unless the Securities are re-registered in the Beneficial Securityholder’s name).

A Registered Securityholder who wishes to dissent must provide the Dissent Notice to the Company by registered mail at its head office at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9, Attention: Andrew Williams, Chief Financial Officer, by no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting. It is important that Registered Securityholders strictly comply with this requirement, which is different from the statutory dissent provision of the CBCA.

The sending of a Dissent Notice does not deprive a Registered Securityholder of his, her or its right to vote on the Arrangement Resolution at the Meeting. A vote, either in person or by proxy, against the Arrangement Resolution does not constitute a Dissent Notice and is not required in order to dissent. However, a vote in favour of the Arrangement Resolution will deprive Securityholders of further rights under section 190 of the CBCA (as modified by the Plan of Arrangement and the Interim Order).

Within ten days after the adoption of the Arrangement Resolution, the Company is required to notify in writing, each Dissenting Securityholder that the Arrangement Resolution has been adopted. Dissenting Securityholders must, within 20 days after receiving notice of adoption of the Arrangement Resolution or, if no such notice is received, within 20 days after such Dissenting Securityholder learns that the Arrangement Resolution has been adopted, send to the Company a Demand for Payment containing the Dissenting Securityholder’s name and address, the number of Securities in respect of which a dissent is made and a demand for payment of the fair value of such Securities. Within 30 days after sending the Demand for Payment, the Dissenting Securityholder must send the share certificate(s) representing the Common Shares or the Warrants, as applicable, in respect of which a dissent is made to the Transfer Agent. The Transfer Agent will endorse on the certificates a notice that the holder thereof is a Dissenting Securityholder under section 190 of the CBCA (as modified by the Plan of Arrangement and the Interim Order) and will forthwith return the certificate(s).

Dissenting Securityholders that fail to send the Dissent Notice, the Demand for Payment or the share certificate(s) or warrant certificates, as applicable, within the applicable time periods have no right to make a claim under section 190 of the CBCA or the Interim Order.

Under section 190 of the CBCA and the Interim Order, after sending a Demand for Payment, Dissenting Securityholders cease to have any rights as a holder of the Securities in respect of which they have dissented, other than the right to be paid the fair value of such Securities as determined under section 190 of the CBCA (as modified by the Plan of Arrangement and the Interim Order), unless: (i) the Demand for Payment is withdrawn before the Company makes a written Offer to Pay; (ii) the Company fails to make a timely Offer to Pay to the Dissenting Securityholder and the Dissenting Securityholder withdraws his or her Demand for Payment; or (iii) the Board revokes the Arrangement Resolution. In all three cases described above, the Dissenting Securityholder’s rights as a Securityholder are reinstated as of the date of the Demand for Payment, and in the first two cases, the Securities in respect of which Dissent Rights had been exercised will be subject to the Arrangement.

Not later than seven days after the later of the Effective Date of the Arrangement and the day the Company receives the Demand for Payment, the Company will send to each Dissenting Securityholder who has sent a Demand for Payment, an Offer to Pay for the Securities in respect of which the Dissenting Securityholder has dissented in an amount considered by the Board to be the fair value thereof, accompanied by a statement showing how the fair value was determined or a notification that the Company is unable to lawfully pay for the Securities if the Company is, or after the payment would be, unable to pay its liabilities as they become due, or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities. Every Offer to Pay made to Dissenting Securityholder for Securities will be on the same terms, respectively. The amount specified in an Offer to Pay that has been accepted by a Dissenting Securityholder will be paid by the Company within ten days of the acceptance, but an Offer to Pay lapses if Company has not received an acceptance thereof within 30 days after the Offer to Pay has been made.

If an Offer to Pay is not made by the Company or if a Dissenting Securityholder fails to accept an Offer to Pay, the Company may, within 50 days after the Effective Date or within such further period as the Court may allow, apply to the Court to fix a fair value for the Securities of any Dissenting Securityholder. If the Company fails to so apply to the court, a Dissenting Securityholder may apply to the Court for the same purpose within a further period of 20 days or within such further period as the Court may allow. A Dissenting Securityholder is not required to give security for costs in any application to the Court.

On making an application to the Court, the Company will give to each Dissenting Securityholder who has sent a Demand for Payment and has not accepted an Offer to Pay, notice of the date, place and consequences of the application and of the Dissenting Securityholder’s right to appear and be heard in person or by counsel. All such Dissenting Securityholders will be joined as parties to any such application to the Court to fix a fair value and will be bound by the decision rendered by the Court in the proceedings commenced by such application. The Court is authorized to determine whether any other Person is a Dissenting Securityholder who should be joined as a party to such application.

The Court will fix a fair value for the Securities of all Dissenting Securityholders and may, in its discretion, require a reasonable rate of interest on the amount payable to each Dissenting Securityholder from the Effective Date of the Arrangement until the date of payment of the amount ordered by the Court. The fair value fixed by the Court may be more or less than the amount specified in an Offer to Pay. The final order of the Court in the proceedings commenced by an application by the Company or a Dissenting Securityholder will be rendered against the Company and in favour of each Dissenting Securityholder. The cost of any application to a Court by the Company or a Dissenting Securityholder will be in the discretion of the Court. Where, however, the Company fails to make an Offer to Pay, the costs of the application by a Dissenting Securityholder are to be borne by Company unless the Court orders otherwise.

Pursuant to the Plan of Arrangement, Registered Securityholders who validly exercise such rights of dissent and who are ultimately determined to be entitled to be paid fair value for their Securities, will be deemed to have transferred such Securities (free and clear of all liens, claims and encumbrances) to the Purchaser in consideration for a debt claim against the Purchaser to be paid fair value in respect of such Securities and the Purchaser will be recorded as the registered holder of such Securities and will be deemed to be the legal and beneficial owner thereof.

Registered Securityholders who validly exercise such rights of dissent and who are ultimately determined not to be entitled to be paid fair value for their Securities, as applicable, will be deemed to have participated in the Arrangement on the same basis as non-dissenting Securityholders and will receive cash consideration in respect of their Securities equal to the aggregate Consideration a holder of Securities holding such number of Securities, would be entitled to receive under the Plan of Arrangement.

Notwithstanding the above, in no case will the Purchaser or any other Person be required to recognize such Dissenting Securityholders as holders of Securities after the Effective Time, and the names of such Dissenting Securityholders shall be deleted from the register of holders of Securities, at the Effective Time. No Securityholder shall be permitted to withdraw such holder’s dissent.

Securityholders who are considering exercising Dissent Rights should be aware that there can be no assurance that the fair value of their Securities as determined under applicable provisions of the CBCA, as modified by the Plan of Arrangement and the Interim Order, will be more than or equal to the Consideration under the Arrangement. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Securityholder of consideration for such Dissenting Securityholder’s Securities.

The above is only a summary of the dissent right provisions of the CBCA (as modified by the Plan of Arrangement and the Interim Order), which are technical and complex. The full text of section 190 of the CBCA is attached as Appendix E to this Circular. Registered Securityholders who wish to exercise their Dissent Rights should seek legal advice as failure to comply with the strict requirements set out in section 190 of the CBCA (as modified by the Plan of Arrangement and the Interim Order) may result in the loss or unavailability of the right to dissent.

For a general summary of certain income tax implications to a Dissenting Securityholder, see “Part I – The Arrangement – Certain Federal Income Tax Considerations” and “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations”.

Interests of Certain Persons or Companies in the Arrangement

The Senior Officers and directors may have interests in the Arrangement that may be perceived as conflicts of interest with respect to the Arrangement, which interests are described below. The Board, including the Special Committee, is aware of these interests and considered them when making its recommendation.

Security Ownership – Senior Officers and Directors

As of close of business on the Record Date, the Senior Officers and directors, together with their associates and affiliates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over, an aggregate of approximately 99,353 Securities, representing approximately 0.64% of the outstanding Securities, and an aggregate of 832,139 Options pursuant to the Option Plan, all as set out in the table below.

All of the Securities and Options held by the Senior Officers and directors of the Company will be treated in the same fashion under the Arrangement as Securities held by any other Securityholder or Options held by any other holder of Options. The Senior Officers and the directors have entered into Voting Agreements with the Purchaser pursuant to which each one of them has agreed to vote his or her Securities in favour of the Arrangement Resolution. See “Part I – The Arrangement – Voting Agreements”.

Under the Plan of Arrangement, vested Options will be exchanged for the amount equal to the Consideration in respect of such Option. The holders of such Options will therefore be in the same position as if they had exercised their vested Options immediately prior to the Effective Time.

Under the Option Plan, the Board has the discretion, without being required to obtain the approval of Shareholders, to determine how to deal with unvested Options, except Options granted to consultants performing investor relations activities which will be subject to prior written TSX approval, on a transaction such as the Arrangement. The Board has determined that 100% of the outstanding Options will vest and such vested Options will be exchanged for the Consideration in respect of such Options, all in accordance with the Plan of Arrangement. Accordingly, the holders of these Options will benefit from the accelerated vesting under the Plan of Arrangement.

The following table sets out the number of Common Shares, Warrants and Options held by each director and Senior Officer as at the date hereof.

Name	Title	Number of Common Shares	Number of Warrants	Number of Options
Anthony Giovinazzo	President, CEO and Director	89,183	250	252,957
Andrew Williams	Chief Operating Officer and CFO	7,203	187	147,811
Dr. Thierry Bilbault	Chief Scientific Officer and Executive Vice President CMC	Nil	Nil	112,500
Dr. Albert Agro, Chief Medical Officer	Chief Medical Officer	Nil	Nil	133,562
Frederick Driscoll	Director	Nil	Nil	15,000
Tomer Gold	Director	Nil	Nil	19,499
Ronald Hosking	Director (chair of Audit Committee)	1,406	Nil	29,937
Tamar Howson	Director	Nil	Nil	12,500
Margaret Hutchinson	Director	Nil	Nil	16,874
Dr. Perry Molinoff	Director (Chair of the CGNCC)	Nil	Nil	26,875
Ilan Oren	Director	Nil	Nil	19,500
Rochelle Stenzler	Director (Chair of the Board and the Special Committee)	1,124	Nil	45,124

Change of Control Payments

The following executive officers of the Company have entered into employment agreements with the Company that provide for payments to be made to such executive officers in the event of a Change of Control and a termination of the employee for the periods set out below. Each of the agreements set out below list certain events which constitute a “Change of Control,” including a reorganization, amalgamation or merger, or a plan of arrangement in connection with any of the foregoing, with respect to which all or substantially all of the Persons who were the Beneficial Securityholders of the then outstanding Common Shares immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the resulting shares, which definition captures the Arrangement.

Anthony Giovinazzo, President and Chief Executive Officer. Anthony Giovinazzo entered into an employment agreement with the Company on January 1, 2012, which agreement has been amended with the last amendment on October 1, 2015 (the “Giovinazzo Agreement”). In the event of termination of the Giovinazzo Agreement following a Change of Control, and for a period of nine months thereafter, the Company, or the Purchaser or other third party, as the case may be, must pay to Mr. Giovinazzo a lump sum equal to equal to 18 months of base salary and the deemed annual bonus, together with all amounts which Mr. Giovinazzo would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with Change of Control, Mr. Giovinazzo would be entitled to CDN$1,128,780 in base salary and deemed annual bonus, assuming the termination took place on October 21, 2016.

Andrew Williams, Chief Operating Officer and Chief Financial Officer. Andrew Williams entered into an employment agreement with the Company on January 1, 2006, which agreement has been amended with the last amendment on October 1, 2015 (the “Williams Agreement”). In the event of termination of the Williams Agreement as a result of a Change of Control, or during the nine months immediately following the Change of Control, the Company, or the Purchaser or other third party, as the case may be, must pay to Mr. Williams a lump sum equal to 14 months of base salary and the deemed annual bonus, together with all amounts which Mr. Williams would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with Change of Control, Mr. Williams would be entitled to CDN$510,521 in base salary and deemed annual bonus, assuming the termination took place on October 21, 2016.

Thierry Bilbault, Chief Scientific Officer and Executive Vice President, CMC. Thierry Bilbault entered into an employment agreement with the Company on October 6, 2014, which agreement has been amended with the last amendment on October 1, 2015 (the “Bilbault Agreement”). In the event of termination of the Bilbault Agreement as a result of a Change of Control, or during the nine months immediately following the Change of Control, the Company, or the Purchaser or other third party, as the case may be, must pay to Dr. Bilbault a lump sum equal to 12 months of base salary and the deemed annual bonus, together with all amounts which Dr. Bilbault would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with Change of Control, Dr. Bilbault would be entitled to CDN$506,922 in base salary and deemed annual bonus, assuming the termination took place on October 21, 2016.

Albert Agro, Chief Medical Officer. Albert Agro entered into an employment agreement with the Company on April 8, 2013, which agreement has been amended with the last amendment on October 1, 2015 (the “Agro Agreement”). In the event of termination of the Agro Agreement as a result of a Change of Control, or during the nine months immediately following the Change of Control, the Company, or the Purchaser or other third party, as the case may be, must pay to Dr. Agro a lump sum equal to 12 months of base salary and the deemed annual bonus, together with all amounts which Dr. Agro would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with Change of Control, Dr. Agro would be entitled to CDN$533,455 in base salary and deemed annual bonus, assuming the termination took place on October 21, 2016.

Directors’ and Officers’ Insurance

The Purchaser has agreed in the Arrangement Agreement to honour all rights to indemnification existing on the date hereof in favour of the current and former directors and officers of the Company and its subsidiaries pursuant to the Company’s Constating Documents, the CBCA or any indemnity agreements with such Persons, and acknowledges that such rights, to the extent that they have been so disclosed, shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six years following the Effective Date.

The Purchaser has agreed in the Arrangement Agreement that, the Company shall, prior to the Effective Date, be permitted to purchase, as an extension to the Company’s current insurance policies, pre-paid non-cancellable run-off directors’ and officers’ liability insurance providing such coverage for all present and former directors and officers of the Company and the subsidiary covering Claims in respect of acts or omissions in their capacity as directors or officers of the Company or the subsidiary occurring prior to the Effective Time made prior to or within a period of six years after the Effective Time, on terms comparable to those contained in the Company’s current insurance policies, provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 300% of the Company’s current annual aggregate premium for policies currently maintained by the Company; it being understood that if the annual premiums payable for such insurance coverage exceed such amount, the Purchaser shall be obligated to obtain a policy with the greatest coverage available for a cost equal to such amount.

Other Interests

The Company has retained BofA Merrill Lynch as financial advisor with respect to the Arrangement and BofA Merrill Lynch has provided the BofA Merrill Lynch Fairness Opinion to the Board (in its capacity as such). BofA Merrill Lynch has received or will receive fees from the Company for services rendered. See “Part I – The Arrangement – Fairness Opinions”.

The Special Committee has retained Stifel as financial advisor to provide a fairness opinion in connection with the Arrangement and Stifel has provided the Stifel Fairness Opinion to the Special Committee. Stifel has received or will receive a fee from the Company for the Stifel Fairness Opinion. See “Part I – The Arrangement – Fairness Opinions”.

The Company engaged Patricia Nasshorn as a consultant pursuant to a consulting agreement dated November 24, 2015. Pursuant the terms of the agreement, Mrs. Nasshorn will be entitled to a fee of $375,000 upon completion of the Arrangement.

On December 22, 2011, the Company entered into the Adagio Purchase Agreement with the then shareholders of Adagio, which agreement was amended on January 28, 2015, and provided for, among other things, the purchase by the Company of all of the common shares of Adagio. On August 31, 2016, the Adagio Purchase Agreement was further amended to provide, among other things, that if a change of control of the Company, which would include the Arrangement, is completed before the successful completion and the first public announcement of the top-line data of the Final Safety Study (as defined the Adagio Purchase Agreement), the CDN$2,500,000 of the purchase price still potentially payable to the former shareholders of Adagio shall be paid in cash (not Common Shares, as was previously contemplated in the Adagio Purchase Agreement prior to the August 31, 2016 amendment), on the date on which the change of control transaction is completed. The amendment made on August 31, 2016 also updated the minimum price per share at which the Company may issue Common Shares in connection with the Adagio Purchase Agreement, to reflect that the Company is now listed on the TSX and NASDAQ, rather than on the TSX Venture Exchange. If the Arrangement is completed, Mr. Giovinazzo, the Company’s Chief Executive Officer, is entitled, as a former shareholder of Adagio, to approximately CDN$1,345,455 (or approximately 54%) of such CDN$2,500,000 payment.

Interest of Informed Persons in Material Transactions

To the knowledge of the Company, based on publicly made filings, no person beneficially owns, controls or has direction over, directly or indirectly, voting securities of the Company carrying more than 10% of the voting rights attached to all outstanding Securities other than Dexcel which owns or controls 1,865,040 Common Shares and 860,159 Warrants representing approximately 18% of the outstanding Securities.

Dexcel will receive the Consideration in the same manner and on the same terms as other Securityholders, all as set out in the Plan of Arrangement.

Other than as disclosed in this Circular, the Company is not aware of any material interest, direct or indirect, of any informed Person of the Company or any associate or affiliate of any informed Person, in any transaction since the commencement of the Company’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Company or any of its subsidiaries.

For the purposes of this Circular an “informed Person” means a director or executive officer of the Company, a director or executive officer of a Person or company that is itself an “informed Person” or subsidiary of the Company and any Person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over, directly or indirectly, voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the Company.

Sources of Funds for the Arrangement

Assuming no Securityholders exercise their Dissent Rights, under the terms of the Arrangement Agreement, approximately $632 million will be required to fund the Purchaser’s acquisition of all of the Securities and the surrender and cancellation of the Options outstanding immediately prior to the Effective Time. The Arrangement Agreement is not subject to any financing condition and the Purchaser has represented that it will make, or Sunovion will cause the Purchaser to make, prior to the Effective Time, adequate arrangements to ensure that the required funds are available to effect payment in full of the Consideration in accordance with the Arrangement Agreement and Sunovion has guaranteed all of the Purchaser’s obligations under the Arrangement Agreement.

Expenses of the Arrangement

The estimated costs to be incurred by the Company with respect to the Arrangement and related matters including, without limitation, financial advisory, accounting and legal fees, the costs of preparation, printing and mailing of this Circular and other related documents and agreements, and stock exchange and regulatory filing fees, are expected to aggregate to approximately $21 million.

Securities Law Matters

Business Combination

The Company is a reporting issuer (or the equivalent) under the applicable Securities Laws in the provinces of Ontario, Alberta and British Columbia and is, among other things, subject to the provisions of MI 61-101.

MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among shareholders, generally requiring enhanced disclosure, approval by a majority of shareholders excluding interested or related parties, and, in certain instances, independent valuations, and approval and oversight of certain transactions by a special committee of independent directors. The protections afforded by MI 61-101 apply to “business combinations” (as defined in MI 61-101) which terminate the interests of securityholders without their consent.

If any of the “related parties” (as defined in MI 61-101) of the Company is entitled to receive, directly or indirectly, as a consequence of the transaction, consideration per equity security that is not identical in amount and form to the general body of holders in Canada of securities of the same class (“Different Consideration”) or a “collateral benefit” (as defined in MI 61-101), the Arrangement will constitute a “business combination” for the purposes of MI 61-101 and the Arrangement Resolution will require “minority approval” in accordance with MI 61-101. If “minority approval” is required, the Arrangement Resolution must be approved by a majority of Shareholders, excluding those votes beneficially owned, or over which control or direction is exercised, by the “related parties” of the Company who can be considered to be receiving a Different Consideration or a “collateral benefit” in connection with the Arrangement, or “joint actors” (as defined in MI 61-101) of such related parties. This approval is in addition to the requirement that the Arrangement Resolution must be approved by at least 66⅔% of the votes cast by Securityholders present in person or represented by proxy at the Meeting and entitled to vote. To the Company’s knowledge, no related party of the Company will be receiving Different Consideration or is a joint actor of the Purchaser. In addition, other than as set out below with respect to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Medical Officer, no related party will be receiving a collateral benefit in relation to the Arrangement.

Collateral Benefits under MI 61-101and Minority Vote Requirement

A “collateral benefit”, as defined in MI 61-101, includes any benefit that a “related party” of the issuer (which includes the directors and senior officers of the issuer) is entitled to receive, directly or indirectly, as a consequence of the transaction, including, without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities, or other enhancement in benefits related to past or future services as an employee, director or consultant of the issuer. However, MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee, director or consultant of an issuer or an affiliated entity of the issuer or a successor to the business of the issuer where, among other things, (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction, (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner, (c) full particulars of the benefit are disclosed in the disclosure document for the transaction, and (d) at the time the transaction was agreed to, the related party and its associated entities beneficially own or exercise control or direction over less than 1% of the outstanding shares of the issuer.

Acceleration of Options. Pursuant to the terms of the Arrangement Agreement and the Arrangement, each Option (that has vested or that has been recommended by the Board to be accelerated and vested under the Arrangement) shall be deemed to be surrendered by the holder thereof and cancelled by the Company in exchange for a cash payment from the Company equal to the Consideration in respect of such Option. The acceleration of the vesting of the Options may be considered a “collateral benefit”. See “Interests of Certain Persons or Companies in the Arrangement — Security Ownership – Senior Officers”. However, these benefits fall within an exception to the definition of “collateral benefit” for the purposes of MI 61-101, for all of the Company’s related parties other than Mr. Giovinazzo, Mr. Williams and Dr. Agro (discussed below), since the benefits are received solely in connection with the related parties’ services as employees or directors or consultants of the Company, of any affiliated entities of the Company or of any successors to the business of the Company, are not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related parties for their Common Shares, the benefits are not conditional on the related parties supporting the Arrangement in any manner, and none of the related parties entitled to receive the benefits exercises control or direction over, or beneficially owns, more than 1% of the outstanding Common Shares.

If Mr. Williams and Dr. Agro exercised their Options currently held, each would own more than 1% of the outstanding Common Shares. See “Interests of Certain Persons or Companies in the Arrangement — Security Ownership – Senior Officers and Directors”. However, Options do not carry the right to vote on the Arrangement and Dr. Agro does not own any Common Shares; therefore, unless he exercises any Options, he will not own any Common Shares that must be excluded for the purposes of obtaining minority approval under MI 61-101.

As of the Record Date, to the knowledge of the Company, Mr. Williams and his affiliates beneficially owned or exercised control or discretion over 7,203 Common Shares, 187 Warrants and 147,811 Options. These Common Shares and any Common Shares issued on the exercise of any Options or Warrants will be excluded for the purpose of obtaining approval of the minority Shareholders for the Arrangement.

Payments under Adagio Purchase Agreement. On December 22, 2011, the Company entered into the Adagio Purchase Agreement with the then shareholders of Adagio, which agreement was amended on January 28, 2015, and provided for, among other things, the purchase by the Company of all of the common shares of Adagio. On August 31, 2016, the Adagio Purchase Agreement was further amended to provide, among other things, that if a change of control of the Company, which would include the Arrangement, is completed before the successful completion and the first public announcement of the top-line data of the Final Safety Study (as defined the Adagio Purchase Agreement), the CDN$2,500,000 of the purchase price still potentially payable to the former shareholders of Adagio shall be paid in cash (not Common Shares, as was previously contemplated in the Adagio Purchase Agreement prior to the August 31, 2016 amendment), on the date on which the change of control transaction is completed. The amendment made on August 31, 2016 also updated the minimum price per share at which the Company may issue Common Shares in connection with the Adagio Purchase Agreement, to reflect that the Company is now listed on the TSX and NASDAQ, rather than on the TSX Venture Exchange.

The August 31, 2016 amendment to the Adagio Purchase Agreement was unanimously approved by the Board, with Mr. Giovinazzo abstaining from voting. In approving such amendment, the Board and the Special Committee each considered the effect of the amendment, or the effect of not making the amendment, on the Company, and in particular, the effect it could have on the success of the Arrangement, and determined that it was necessary and appropriate as it ensured that if a third party, such as the Purchaser, acquires all of the Common Shares, the Company would no longer have an obligation to potentially issue shares to the former Adagio shareholders post-closing of such acquisition, and as such it was in the interests of the Company and the Securityholders to enter into the amendment in order to increase the likelihood of reaching agreement in respect of the Arrangement.

Pursuant to the Adagio Purchase Agreement, the former shareholders of Adagio are entitled to a payment of CDN$2,500,000 upon a change of control of the Company (as defined in the Adagio Purchase Agreement), which would include the Arrangement. Mr. Giovinazzo, the Company’s Chief Executive Officer, is entitled, as a former shareholder of Adagio, to approximately CDN$1,345,455 (or approximately 54%) of such CDN$2,500,000 payment. As Mr. Giovinazzo exercises control or direction over more than one percent of the outstanding Securities, and the value of the foregoing payment exceeds five percent of the value of the consideration to be received by him for his Securities pursuant to the Arrangement, such payment to Mr. Giovinazzo is a collateral benefit for the purposes of MI 61-101, and for the purposes of obtaining minority approval under MI 61-101, Mr. Giovinazzo cannot vote his Securities.

As of the Record Date, to the knowledge of the Company, Mr. Giovinazzo and his affiliates beneficially owned or exercised control or direction over 89,183 Common Shares, 250 Warrants and 252,957 Options. These Common Shares and any Common Shares issued on the exercise of any Options or Warrants will be excluded for the purpose of obtaining approval of the minority Shareholders for the Arrangement.

Formal Valuation

The Company is not required to obtain a formal valuation under MI 61-101 as no interested party (as defined in MI 61-101) is, as a consequence of the Arrangement, directly or indirectly acquiring the Company or its business or combining with the Company, whether alone or with joint actors, and neither the Arrangement nor the transactions contemplated thereunder is a “related party transaction” for which the Company would be required to obtain a formal valuation.

To the knowledge of the Company and its directors and senior officers, after reasonable inquiry, there have been no prior valuations in respect of the Company (as contemplated in MI 61-101) in the 24 months prior to the date of the Arrangement Agreement and, no bona fide prior offer (as contemplated in MI 61-101) that relates to the transactions contemplated by the Arrangement has been received by the Company during the 24 months before the execution of the Arrangement Agreement.

Certain Canadian Federal Income Tax Considerations

In the opinion of Borden Ladner Gervais LLP, counsel to the Company, the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations in respect of the Arrangement generally applicable to a Securityholder who, for purposes of the Tax Act, and at all relevant times, (i) deals at arm’s length with, and is not affiliated with, each of the Company, the Purchaser and Sunovion, (ii) holds Securities as capital property, and (iii) disposes of such Securities under the Arrangement (a “Holder”).

Securities will generally be considered to be capital property to a Holder unless the Holder holds such Securities in the course of carrying on a business or the Holder acquired such Securities in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain  Resident Holders whose Common Shares might not otherwise be considered capital property may be entitled, in certain circumstances, to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such Common Shares and all other “Canadian securities” (as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult with their own tax advisors for advice as to whether this election is available or advisable in their own particular circumstances. This election does not apply to Warrants.

This summary is not applicable to a Holder: (a)  that is a “financial institution” (for the purposes of the “mark-to-market” rules) or a “specified financial institution”, each as defined in the Tax Act; (b)  an interest in which is, or whose Securities are, a “tax shelter investment” within the meaning of the Tax Act; (c) that makes or has made a functional currency reporting election for the purposes of the Tax Act; (d)  that acquired Common Shares pursuant to the exercise of an employee stock option or other equity-based employment compensation plan, (e) that is a “foreign affiliate”, as defined in the Tax Act, of a taxpayer resident in Canada; or (f) that has entered into or will enter into a “synthetic disposition agreement”, or a “derivative forward agreement”, as defined in the Tax Act, in respect of their Securities. Such Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act in force on the date hereof and on counsel’s understanding of the current administrative policies and practices of the CRA published in writing prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that the Tax Proposals will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not otherwise take into account or anticipate any changes in law or administrative practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Securityholder. This summary is not exhaustive of all Canadian federal income tax considerations. Consequently, Securityholders are urged to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their Securities under the Arrangement, having regard to their own particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws. No advance income tax ruling has been obtained from the CRA to confirm the tax consequences of the Arrangement to Securityholders.

Generally for purposes of the Tax Act all amounts relating to the acquisition, holding or disposition of Securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. For purposes of the Tax Act, amounts expressed in another currency must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Holders Resident in Canada

The following portion of the summary is generally applicable to a Holder who, for purposes of the Tax Act, and at all relevant times, is a Resident Holder.

Disposition of Common Shares or Warrants under the Arrangement

Under the Arrangement, Resident Holders will dispose of their Common Shares and Warrants to the Purchaser in exchange for the Consideration, and will realize a capital gain (or a capital loss) equal to the amount by which the Consideration exceeds (or is less than) the aggregate of the adjusted cost base to the Resident Holder of such Common Shares or such Warrants (as the case may be) and any reasonable costs of disposition. The taxation of capital gains and capital losses is discussed below under the heading “Capital Gains and Capital Losses”.

Dissenting Resident Holders

A Resident Holder who dissents from the Arrangement (a “Dissenting Resident Holder”) and becomes entitled to receive a payment of an amount equal to the fair value of the Holder’s Warrants or Common Shares will be considered to have disposed of the Common Shares or Warrants for proceeds of disposition equal to the amount paid to such Dissenting Resident Holder (other than any amount in respect of interest awarded by the Court). A Dissenting Resident Holder of Common Shares or Warrants will realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base to the Dissenting Resident Holder of such Common Shares or such Warrants (as the case may be) and any reasonable costs of disposition. The taxation of capital gains and capital losses is discussed below under the heading “Capital Gains and Capital Losses”.

Any interest awarded by the Court to a Dissenting Resident Holder of Common Shares or Warrants will be included in such Holder’s income for the purposes of the Tax Act.

Resident Holders who intend to dissent from the Arrangement are urged to consult their own tax advisors.

Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and in the circumstances prescribed in the Tax Act.

Capital gains realized by individuals and certain trusts may give rise to a liability for alternative minimum tax under the Tax Act.

Additional Refundable Tax

A Resident Holder that throughout the relevant taxation year is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax at a rate of 10⅔% (subject to pro-rating for taxation years that end after 2015 and begin before 2016) on its “aggregate investment income” (as defined in the Tax Act), including any taxable capital gains and interest.

Holders Not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act, and at all relevant times, is a Non-Resident Holder. Special rules, which are not discussed in this summary, may apply to certain Holders that are insurers carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).

Disposition of Common Shares or Warrants under the Arrangement

A Non-Resident Holder who disposes of Common Shares or Warrants under the Arrangement will realize a capital gain or a capital loss computed in the manner described above under the heading “Holders Resident in Canada – Capital Gains and Capital Losses”. A Non-Resident Holder will not be subject to tax under the Tax Act on any such capital gain, or entitled to deduct any capital loss, realized on the disposition of Common Shares or Warrants under the Arrangement unless such Common Shares or Warrants both (1) constitute “taxable Canadian property” to the Non-Resident Holder and (2) do not constitute “treaty-protected property”. See the discussion below under the heading “Taxable Canadian Property”.

Taxable Canadian Property

Generally, the Common Shares or Warrants will not be taxable Canadian property to a Non-Resident Holder at the time of disposition provided that the Common Shares are listed on a designated stock exchange (which includes the TSX) at the time of disposition, unless at any time during the 60-month period immediately preceding the disposition, both (a)  the Non-Resident Holder, Persons with whom the Non-Resident Holder did not deal at arm’s length, a partnership in which the Non-Resident Holder or a non-arm’s length Person holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with such Persons or partnerships, owned 25% or more of the issued shares of any class of the Company; and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists). Notwithstanding the foregoing, in certain limited circumstances set out in the Tax Act, Common Shares could be deemed to be taxable Canadian property to a Non-Resident Holder. Non-Resident Holders should consult their own advisors for advice as to whether their Common Shares or Warrants constitute taxable Canadian property, having regard to their particular circumstances.

Even if Common Shares or Warrants are taxable Canadian property to a Non-Resident Holder, a taxable capital gain resulting from the disposition of Common Shares or Warrants will not be included in computing the Non-Resident Holder’s income for the purposes of the Tax Act if they constitute “treaty-protected property”. Common Shares or Warrants owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such Securities would, because of an applicable income tax treaty, be exempt from tax under the Tax Act. In the event that Common Shares or Warrants constitute taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, the tax consequences as described above under “Holders Resident in Canada – Capital Gains and Capital Losses” will generally apply. A Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs, regardless of whether the Non-Resident Holder is liable for Canadian tax on any gain realized as a result.

Dissenting Non-Resident Holders

A Non-Resident Holder who dissents from the Arrangement (a “Dissenting Non-Resident Holder”) and becomes entitled to receive a payment of an amount equal to the fair value of the Holder’s Warrants or Common Shares will be considered to have disposed of the Common Shares or Warrants for proceeds of disposition equal to the amount paid to such Dissenting Non-Resident Holder (other than any interest awarded by the Court), and will be subject to tax under the Tax Act on any gain realized as a result if such Securities constitute “taxable Canadian property” as discussed above under the headings “Disposition of Common Shares or Warrants Under the Arrangement” and “Taxable Canadian Property”.

Any interest paid or deemed to be paid to a Dissenting Non-Resident Holder in respect of a Common Share or Warrant, including interest awarded by the Court, will generally not be subject to Canadian withholding tax.

Non-Resident Holders who intend to dissent from the Arrangement are urged to consult their own tax advisors.

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations arising from the Arrangement that are applicable to a U.S. Holder (as defined below) of Common Shares or Warrants that holds such Common Shares or Warrants as a capital asset within the meaning of Section 1221 of the Code. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Arrangement. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to a U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Moreover, this summary is not binding on the IRS or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. The Company has not requested, and does not intend to request, a ruling from the IRS or an opinion from legal counsel regarding any of the U.S. federal income tax consequences of the Arrangement. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Arrangement.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (final, temporary, and proposed), U.S. court decisions, published IRS rulings and published administrative positions of the IRS, and the Canada-U.S. Treaty, that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis and could affect the U.S. federal income tax considerations described in this summary.

For purposes of this summary, a “U.S. Holder” is an owner of Common Shares or Warrants participating in the Arrangement that is (a) an individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes, (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof, or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. Person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust.

For purposes of this summary, a “Non-U.S. Holder” is an owner of Common Shares or Warrants participating in the Arrangement that is not a U.S. Holder and is not a partnership (or other “pass through” entity). This summary does not address the U.S. federal income tax considerations applicable to Non-U.S. Holders arising from the Arrangement. Accordingly, a Non-U.S. Holder should consult its own tax advisor regarding the potential U.S. federal, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any tax treaties) of the Arrangement.

This summary does not address the U.S. federal income tax considerations of the Arrangement to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders: (a) that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts; (b) that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker dealers, dealers or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) that have a “functional currency” other than the U.S. dollar; (d) that own Common Shares or Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (e) that acquired Common Shares or Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (f) who are U.S. expatriates or former long term residents of the U.S.; and (g) that own, or will own after the Effective Time, directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding Common Shares. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Arrangement.

If an entity that is classified as a partnership (or other “pass through” entity) for U.S. federal income tax purposes holds Common Shares or Warrants, the U.S. federal income tax consequences to such partnership (or other “pass through” entity) and the partners of such partnership (or owners of such other “pass through” entity) of participating in the Arrangement generally will depend on the activities of the partnership (or other “pass through” entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (and owners of other “pass through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement.

This summary does not address the U.S. state and local, U.S. federal alternative minimum tax, estate and gift, foreign, or any other tax consequences to U.S. Holders of the Arrangement. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local, U.S. federal alternative minimum tax, estate, gift, foreign, or other tax consequences to them of the Arrangement.

U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal, state and local tax, estate and gift tax consequences and the non-U.S. tax consequences of the transaction, including the receipt of cash pursuant to the Arrangement.

Tax Consequences to U.S. Holders Relating to the Arrangement

Sale of Common Shares

U.S. Holders whose Common Shares are exchanged for cash pursuant to the Arrangement generally will recognize gain or loss on the exchange for U.S. federal income tax purposes. The amount of gain or loss recognized generally will be equal to the difference between the “amount realized” and the U.S. Holder’s aggregate adjusted tax basis in the Common Shares exchanged. The “amount realized” generally will equal the amount of the cash received. Subject to the discussion of PFICs below, any gain or loss realized generally will be capital gain or loss and generally will be long term capital gain or loss if the Common Shares disposed of are held for more than one year. Preferential tax rates may apply to long term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Sale of Warrants

U.S. Holders whose Warrants are exchanged for cash pursuant to the Arrangement generally will recognize gain or loss on the exchange for U.S. federal income tax purposes. The amount of gain or loss recognized generally will be equal to the difference between the “amount realized” and the U.S. Holder’s aggregate adjusted tax basis in the Warrants exchanged. The “amount realized” generally will equal the amount of the cash received. Subject to the discussion of PFICs below, any gain or loss realized generally will be capital gain or loss and generally will be long term capital gain or loss if the Warrants disposed of are held for more than one year. Preferential tax rates may apply to long term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Dissenting U.S. Holders

Subject to the PFIC rules discussed below under “– Passive Foreign Investment Companies”, although there is no authority directly on point, a U.S. Holder who dissents and elects to receive the fair value for the U.S. Holder’s Common Shares or Warrants may be required to recognize gain or loss at the time of the Arrangement (even if the fair market value of the U.S. Holder’s Common Shares or Warrants has not yet been judicially determined at the time), in an amount equal to the difference between the “amount realized” and the U.S. Holder’s adjusted tax basis in the U.S. Holder’s Common Shares or Warrants. For this purpose, although there is no authority directly on point, the amount realized generally should equal the sum of the U.S. dollar equivalent amounts, determined at the spot rate, of the trading values for the U.S. Holder’s Common Shares or Warrants on the settlement date of the Arrangement. In this event, gain or loss also would be recognized by U.S. Holder’s at the time the actual fair value payment is determined, to the extent that the payment exceeds or is less than the amount previously recognized. In addition, a portion of the actual payment received may instead be characterized as interest income, in which case the U.S. dollar equivalent to the Canadian dollar amount of this portion generally should be included in ordinary income in accordance with the U.S. Holder’s method of accounting.

Passive Foreign Investment Companies

Based on the projected composition of the Company’s income and valuation of the Company’s assets, including goodwill, the Company believes that for U.S. income tax purposes it may be characterized as a PFIC for the current taxable year, and may have been a PFIC in prior taxable years, although there can be no assurance in this regard.

In general, the Company is treated as a PFIC for any taxable year in which: (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value (determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If the Company owns at least 25% (by value) of the stock of another corporation, it will be treated, for purposes of the PFIC tests, as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Common Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of the Common Shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or a U.S. Holder’s holding period for the Common Shares will be treated as excess distributions. Under these special tax rules: (i) the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the Common Shares, (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Company was a PFIC, will be treated as ordinary income, and (3) the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. Proposed regulations would include in the holding period over which excess distributions and are allocated the period during which an option to acquire such shares was held.

U.S. Holders will be required to file Internal Revenue Service Form 8621 if they hold Common Shares in any year in which the Company is classified as a PFIC.

If the Company is a PFIC for any year during which a U.S. Holder holds the Common Shares, we will generally continue to be treated as a PFIC with respect to such holder for all subsequent years during which such Common Shares continue to be held, even if the Company ceased to meet the threshold requirements for PFIC status. U.S. Holders should consult with their own tax advisors regarding the availability of a “deemed sale” election that in certain circumstances would allow such holder to terminate PFIC status with respect to such common shares.

If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Common Shares and any of the Company’s non-U.S. subsidiaries is also a PFIC, or a lower-tier PFIC, a U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules on (i) excess distributions by the lower-tier PFIC, and (ii) a disposition of shares of a lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the holders have not received the proceeds of those distributions or dispositions directly. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of the Company’s subsidiaries.

In lieu of being subject to the excess distribution rules discussed above with respect to the Common Shares (but not with respect to any lower-tier PFIC), a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a qualified exchange. The Common Shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of such shares are traded on a qualified exchange on at least 15 days during each calendar quarter of such year. The NASDAQ, on which the Common Shares are traded, is a qualified exchange for this purpose.

Generally when a U.S. Holder makes an effective mark-to-market election, it will include in each year the Company is a PFIC as ordinary income the excess of the fair market value of such U.S. Holder’s Common Shares at the end of the year over the U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of the U.S. Holder’s adjusted tax basis in the Common Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder who has in effect a mark-to-market election for the taxable year in which such U.S. Holder’s Common Shares are exchange for cash pursuant to the Arrangement will recognize any gain arising from such exchange as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election. A mark-to-market election is not available for the Warrants.

A U.S. Holder who has in effect QEF election, under Section 1295 of the Code. is required to include currently in income each year its pro rata share of a PFIC’s ordinary earnings and net capital gains, regardless of whether or not such ordinary earnings and gains are actually distributed. A U.S. Holder’s basis in the shares of a QEF will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the shares and will not be taxed again as a distribution to the U.S. Holder. A U.S. Holder who has in effect a QEF election for the taxable year in which such U.S. Holder’s Common Shares are exchange for cash pursuant to the Arrangement will recognize capital gain or loss on the disposition of Common Shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the Common Shares.

A U.S. Holder may not make a QEF election with respect to the Warrants. As a result, if the Company were a PFIC at any time during the period the U.S. Holder held the Warrants, any gain recognized by a U.S. Holder upon the exchange of Warrant for cash pursuant to the Arrangement generally may be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. If a U.S. Holder that exercises these Warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to the Company’s Common Shares), the QEF election will apply to the newly acquired Common Shares, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to these Common Shares (which may be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a deemed sale election. The deemed sale election creates a deemed sale of these shares at their fair market value. The gain required to be recognized as a result of the deemed sale election is subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the deemed sale election, the U.S. Holder will have a new basis and holding period in the Common Shares acquired upon the exercise of the Warrants for purposes of the PFIC rules. Since the rules pertaining to warrants to acquire shares in a PFIC are uncertain, U.S. Holders of Warrants should consult with their tax advisors as to the proper treatment of any gain or loss recognized un their disposition.

U.S. Holders should consult with their own tax advisors regarding the availability of a deemed sale election that in certain circumstances would allow such holder to terminate PFIC status with respect to such Common Shares effective as of a taxable year prior to the year in which such U.S. Holder’s Common Shares are exchange for cash pursuant to the Arrangement.

U.S. Holders are urged to consult their tax advisors concerning the United States federal income tax consequences of holding Common Shares and Warrants of the Company if we are considered a PFIC in any taxable year, and the availability of the mark-to-market election and QEF election given their particular circumstances.

Other Tax Considerations

Additional Tax on Passive Income

Certain U.S. Holders will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the Common Shares, and net gains from the disposition of the Common Shares. Further, excess distributions treated as dividends, gains treated as excess distributions, and mark-to-market inclusions and deductions are all included in the calculation of net investment income. U.S. Holders should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Common Shares.

Receipt of Foreign Currency

The amount of any payments made in Canadian dollars to a U.S. Holder in connection with the Arrangement generally will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Common Shares are treated as traded on an “established securities market,” a cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized on a disposition by translating the amount received at the spot rate of exchange on the settlement date (rather than on the date of disposition). If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.Information Reporting; Backup Withholding Tax

Payments of cash made to U.S. Holders participating in the Arrangement generally will be subject to U.S. federal information reporting and may be subject to backup withholding tax, currently at the rate of 28%, if a U.S. Holder (a) fails to furnish the U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9); or (b) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional U.S. federal income tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded to the extent it exceeds the liability, if the U.S. Holder furnishes required information to the IRS. Each U.S. Holder should consult its own U.S. tax advisor regarding the information reporting and backup withholding tax rules.

PART II — INFORMATION CONCERNING CYNAPSUS

General

Cynapsus is a corporation incorporated under the CBCA. The registered and principal executive office of the Company is located at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9.

Price Range, Market for Securities and Trading Volume of Common Shares

The Common Shares are listed and trade on the TSX under the trading symbol “CTH” and on the NASDAQ under the trading symbol “CYNA”.

The following table sets forth the price range for, and the volume history of, the Common Shares as reported by the TSX for the periods indicated:

	Toronto Stock Exchange
	High (CDN$)	Low (CDN$)	Volume
2016
September 1 - 13	52.70	51.03	438,303
August	25.10	21.73	45,865
July	22.95	19.78	50,820
June	22.48	18.00	52,176
May	18.75	14.90	33,379
April	18.95	14.88	37,652
March	18.31	14.00	66,567
February	19.79	16.95	63, 190
January	21.50	18.75	49,064
2015
December	21.82	19.00	125,862
November	21.10	20.00	55,241
October	21.60	17.50	97,802
September	23.00	20.20	127,725

The following table sets forth the price range for, and the volume history of, the Common Shares as reported by NASDAQ for the periods indicated.

	NASDAQ
	High ($)	Low ($)	Volume
2016
September 1 - 13	40.06	39.38	11,174,457
August	19.47	16.48	1,557,918
July	17.35	15.50	1,436,210
June	17.26	13.75	1,239,483
May	14.64	11.17	1,215,399
April	15.00	11.27	359,463
March	13.85	11.01	457,809
February	14.99	11.28	1,155,227
January	15.58	12.81	397,154
2015
December	15.95	13.81	351,046
November	16.54	14.75	362,107
October	16.25	13.50	767,605
September	17.29	15.16	1,240,420

On August 31, 2016, the last trading day on which the Common Shares traded prior to announcement of the Arrangement, the closing price of the Common Shares on the TSX was CDN$24.48 and $18.36 on the NASDAQ. On September 13, 2016, the closing price of the Common Shares on the TSX was CDN$52.65 and $40.00 on the NASDAQ.

The Warrants are not listed on any stock exchange.

Voting Securities and Principal Holders Thereof

The authorized capital of the Company consists of an unlimited number of Common Shares. The Common Shares are the Company’s only outstanding class of shares. As at the close of business on September 9, 2016, there were 13,150,844 Common Shares issued and outstanding. Each Common Share carries the right to one vote on any matter properly coming before the Meeting.

To the knowledge of the directors of the Company, as at September 13, 2016, no Person or company, beneficially owns, or exercises control or direction over, directly or indirectly, Securities in aggregate entitled to 10% or more of the vote which may be cast at the Meeting, other than Dexcel. As of at close of business on the Record Date, all directors and Senior Officers of the Company, as a group, beneficially owned, or exercised control or direction over, 99,353 Securities representing approximately 0.64% of the issued and outstanding Securities. As of September 13, 2016, the Purchaser does not beneficially own, directly or indirectly, or exercise control or direction over any Securities.

Commitments to Acquire Securities of the Company

Except pursuant to the Adagio Purchase Agreement, the Option Plan or on exercise of any outstanding Warrants, there are no agreements, commitments or understandings to acquire securities of the Company by (a) the Company, (b) any directors or officers of the Company or (c) to the knowledge of the directors and officers of the Company, by any insider of the Company (other than a director or officer) or any associate or affiliate of such insider or any associate or affiliate of the Company or any Person acting jointly or in concert with the Company.

Material Changes in the Affairs of the Company

Except as publicly disclosed or otherwise described in this Circular, the directors and officers of the Company are not aware of any plans or proposals for material changes in the affairs of the Company.

Previous Purchases and Sales

The Company has not issued any Common Shares within the 12 month period prior to the date of the Arrangement Agreement (other than pursuant to the exercise of Options and Warrants).

Previous Distributions

No Common Shares have been distributed by the Company during the five years preceding the date of the Arrangement Agreement, except as follows1:

Date	Aggregate Common Shares Issued		Description of Transaction	Price per Common Share			Aggregate Proceeds
June 23, 2015	5,175,000		Initial listing on the NASDAQ	CDN$	17.25		CDN$	89,300,000
March 31, 2015	1,377,467		Private Placement	CDN$	15.23		CDN$	20,981,579
March 11, 2015	69,960		Adagio Milestone Payment		Nil	[4]	Nil		[4]
April 15, 2014	2,403,846	[2]	Prospectus Offering	CDN$	10.40		CDN$	25,000,000
March 21, 2013	177,875		Prospectus Offering	CDN$	7.36		CDN$	1,309,160
March 1, 2013	816,355	[2]	Prospectus Offering	CDN$	7.36		CDN$	6,008,376
March 1, 2013	547,587		Debenture Conversion[3]	CDN$	7.36		CDN$	4,030,244
November 23, 2012	7,887	[2]	Private Placement	CDN$	8.00		CDN$	126,200
October 24, 2012	21,250	[2]	Private Placement	CDN$	8.00		CDN$	340,000
March 9, 2012	23,400		Debenture Bonus Shares	CDN$	8.00		CDN$	187,200
December 28, 2011	5,000		Debenture Bonus Shares	CDN$	8.00		CDN$	40,000
December 22, 2011	162,500		Adagio Initial Payment		Nil	[5]	Nil		[5]
December 15, 2011	3,375		Debenture Bonus Shares	CDN$	8.00		CDN$	27,000
November 8, 2011	3,750		Debenture Bonus Shares	CDN$	8.00		CDN$	30,000
September 29, 2011	10,625		Debenture Bonus Shares	CDN$	8.00		CDN$	85,000

1 – In connection with the listing of the Common Shares on the NASDAQ, the Company effected a 16:1 share consolidation on May 15, 2015. The figures in the table above for any period prior to May 15, 2015, have been adjusted to give effect to such consolidation. In addition, the Company effected a 10:1 share consolidation on February 28, 2013. The figures above for any period prior to February 28, 2013 have also been adjusted to give effect to such consolidation.

2 – These Common Shares were issued as part of a unit offering, each Unit being comprised of one Common Share and one Warrant.

3 - CDN$4,030,244 of debentures were converted into Common Shares at a conversion price of CDN$7.36 per Common Share.

4 – Issued in satisfaction of an aggregate payment of CDN$1,500,000 under the Adagio Purchase Agreement based on a per share value of CDN$21.44.

5 – Issued in satisfaction of an aggregate payment of CDN$1,300,000 under the Adagio Purchase Agreement based on a per share value of CDN$8.00.

Dividends

The Company has never paid any dividends.

Indebtedness of Directors and Executive Officers

The Company is not aware of any individuals who are, or who at any time during the most recently completed fiscal year were, a director or executive officer of the Company, or an associate of any of those directors, executive officers, who are, or have been at any time since the beginning of the most recently completed fiscal year of the Company, indebted to the Company or any of its subsidiaries or whose indebtedness to another entity is, or at any time since the beginning of the most recently completed fiscal year of the Company has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

Auditors, Transfer Agent and Registrar

The auditors of the Company are Ernst & Young LLP. Ernst & Young LLP were appointed auditors on September 19, 2014.

Equity Financial Trust Company is the transfer agent and registrar for the Common Shares (TSX Trust Company is operating the transfer agency and corporate trust business in the name of Equity Financial Trust Company for a transition period).

Other Information

There is no information or matter not disclosed in this Circular but known to the Company that would be reasonably expected to affect the decision of the Securityholders to vote for or against the Arrangement Resolution.

Legal Matters

Certain legal matters in connection with the Arrangement as they pertain to the Company will be passed upon by Borden Ladner Gervais LLP, Canadian counsel to the Company and Troutman Sanders LLP, U.S. counsel to the Company. Certain legal matters in connection with the Arrangement as they pertain to the Purchaser will be passed upon by Goodmans LLP, Canadian counsel to the Purchaser and Reed Smith LLP, U.S. counsel to the Purchaser.

Additional Information

The information contained in this Circular is given as of September 13, 2016, except as otherwise indicated.

Additional information relating to the Company, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, as amended, containing the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and 2014, together with the report of auditors thereon, and the Annual MD&A can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar. Relevant financial information relating to the Company is provided in the Company’s comparative annual financial statements and management discussion and analysis of the Company’s financial condition and results of operation for its most recently completed fiscal year. Copies of those documents, as well as any additional copies of this Circular and copies of the Company’s interim financial reports that have been or will be filed for any period after the end of the Company’s most recently completed fiscal year, may be obtained from the Company’s website at www.cynapsus.ca or by mail, free of charge, upon request from the Company at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9.

Information contained in or otherwise accessible through the Company’s website does not form a part of this Circular and is not incorporated by reference into this Circular.

Interested Persons may also access disclosure documents and any reports, statements or other information that the Company files with the Canadian Securities Administrators through the Company’s SEDAR profile at www.sedar.com and on EDGAR at www.sec.gov/edgar.

PART III — INFORMATION CONCERNING THE PURCHASER

The following information about the Purchaser is a general summary only and is not intended to be comprehensive. All information contained in this Circular concerning the Purchaser and its affiliates has been supplied by the Purchaser. Neither the Board nor the Company assumes any responsibility for the accuracy or completeness of such information, nor for the failure by the Purchaser to disclose events, which may have occurred or may affect the completeness or accuracy of such information but which are unknown to the Company.

The Purchaser, Sunovion, Sumitomo Dainippon Pharma Co., Ltd. and Sumitomo Chemical

The Purchaser is an unlimited liability company existing under the laws of British Columbia, Canada and is a wholly-owned subsidiary of Sunovion. The Purchaser has no subsidiaries and was organized solely for the purpose of entering into the Arrangement Agreement and completing the Arrangement. The Purchaser has not carried on any activities to date other than activities in connection with the Arrangement.

Sunovion is a wholly-owned U.S. subsidiary of Sumitomo Dainippon Pharma Co., Ltd., a leading Japanese pharmaceutical company. Sumitomo Dainippon Pharma Co., Ltd. is a multi-billion dollar, pharmaceutical company with dual head offices in Tokyo and Osaka, Japan, has over 7,000 employees worldwide and is a majority-owned subsidiary of Sumitomo Chemical. Sumitomo Dainippon Pharma Co., Ltd. has a diverse commercial portfolio of pharmaceutical, animal health and food and specialty products. Additionally, Sumitomo prides itself on strong research and development presence in the areas of central nervous system, inflammation/allergy, diabetes and cardiovascular disease.

Sumitomo Chemical is a corporation existing under the laws of Japan and owns the majority of the shares of Sumitomo Dainippon Pharma Co., Ltd..

PART IV — GENERAL PROXY MATTERS

Information for Beneficial Securityholders

Only registered holders of the Securities, or the Persons they appoint as their proxies, are permitted to vote at the Meeting. However, in many cases, the Securities are owned by Beneficial Securityholders which means that the Securities are usually registered either (i) in the name of an Intermediary (including, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement saving plans, registered retirement income funds, registered education saving plans and similar plans) that the Beneficial Securityholder deals with in respect of the Securities, or (ii) in the name of a clearing agency (such as CDS and DTC) of which the Intermediary is a participant. In accordance with the requirements of the Canadian Securities Administrators, Cynapsus will have distributed copies of the notice of the Meeting and this Circular to: (i) the clearing agencies and Intermediaries for onward distribution to Beneficial Securityholders and (ii) directly to Registered Securityholders.

Securities held by Beneficial Securityholders are usually held by brokers or their nominees and can only be voted (for or against resolutions) upon the instructions of the Beneficial Securityholder. Without specific instructions, the brokers/nominees are prohibited from voting Securities for their clients.

Applicable regulatory policy requires brokers and other Intermediaries to seek voting instructions from Beneficial Securityholders in advance of shareholder meetings. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Securityholders in order to ensure that their underlying Securities are voted at the Meeting. Often, the voting instruction form supplied to a Beneficial Securityholder by its broker is identical to the form of proxy provided to Registered Securityholders; however, its purpose is limited to instructing the Registered Securityholders how to vote on behalf of the Beneficial Securityholder. The majority of brokers and other Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically mails a scanable voting instruction form in lieu of the applicable form of proxy for the Meeting. The Beneficial Securityholder is requested to complete and return the voting instruction form by mail or facsimile. Alternatively, the Beneficial Securityholder can access the internet to vote the Securities held by the Beneficial Securityholder. Broadridge will then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of Securities to be represented at the Meeting. A Beneficial Securityholder receiving a voting instruction form cannot use that voting instruction form to vote Securities, as applicable, directly at the Meeting. Rather, the voting instruction form must be returned as directed by Broadridge well in advance of the Meeting in order to have the Securities voted.

Although a Beneficial Securityholder may not be recognized directly at the Meeting for the purpose of voting Securities registered in the name of its Intermediary, a Beneficial Securityholder may vote those Securities as a proxyholder for the Registered Securityholder. To do this, a Beneficial Securityholder should enter such Beneficial Securityholder’s own name in the blank space on the voting instruction form provided to the Beneficial Securityholder and return the document in accordance with the instructions set out therein.

The Company does not have access to all the names of its Beneficial Securityholders. Therefore, if you attend the Meeting, we will have no record of your securityholdings or of your entitlement to vote unless Broadridge has appointed you as a proxyholder. If you wish to attend the Meeting and vote your Securities in person at the Meeting, you should have yourself appointed by Broadridge or Equity Financial Trust Company as proxyholder. For instructions on how to be appointed as proxyholder, Beneficial Securityholders who receive documents from Broadridge should carefully and promptly follow the instructions of Broadridge in this regard. Likewise, Beneficial Securityholders who receive documents from Equity Financial Trust Company should carefully and promptly follow the instructions provided by Equity Financial Trust Company. If you have any questions or require any assistance regarding the procedure for voting on the Arrangement Resolution, please contact D.F. King Canada by telephone toll-free in North America at 1-866-521-4427 or outside of North American at 1-201-806-7301 (collect or by email at inquiries@dfking.com.

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of the Company to be used at the Meeting. Solicitations of proxies will be primarily by mail, but may also be by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of the Company, including pursuant to an agreement dated September 2, 2016 (the “Solicitation Agreement”) between the Company and D.F. King Canada, a division of CST Investors Services Inc. Pursuant to the Solicitation Agreement, D.F. King Canada has agreed to provide proxy solicitation and information agent services at a cost of approximately CDN$50,000. All costs of the solicitation for the Meeting will be borne by the Purchaser. The Purchaser may also, at its own expense, solicit proxies in favour of the Arrangement Resolution on behalf of management of the Company.

Appointment and Revocation of Proxies

Accompanying this Circular is a form of proxy or voting instruction form for holders of Securities. The Persons named in the enclosed form of proxy or voting instruction form are directors and/or officers of the Company. A Securityholder desiring to appoint a Person (who need not be a Securityholder) to represent such Securityholder at the Meeting other than the Persons designated in the accompanying form of proxy or voting instruction form may do so by inserting such Person’s name in the blank space provided in the form of proxy or voting instruction form. Registered Securityholders receiving documents from Equity Financial Trust Company should send or deliver the completed proxy or voting instruction form to the offices of Equity Financial Trust Company, by mail: 200 University Avenue, Suite 300, Toronto, Ontario, Canada, M5H 4H1, or by facsimile: 416-595-9593. The form of proxy must be received by Equity Financial Trust Company no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting. Beneficial Securityholders receiving documents from Broadridge should follow the instructions provided by Broadridge. Broadridge likely has established cut-off times for receiving instructions from Beneficial Securityholders that are earlier than the cut-off time for Registered Securityholders. Failure to so deposit a form of proxy or voting instruction form will result in its invalidation. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline.

A Registered Securityholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy by an instrument in writing executed by such Registered Securityholders or by its attorney duly authorized in writing or, if the Registered Securityholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the registered office of the Company at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9 or at the above mentioned office of Equity Financial Trust Company no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting or with the Chair of the Meeting on the day of the Meeting or any adjournment thereof. A Beneficial Securityholder who wishes to revoke a voting instruction form should contact Broadridge or Equity Financial Trust Company, as applicable, for instructions on how to revoke its vote.

Record Date

The Record Date for determination of Securityholders entitled to receive notice of and to vote at the Meeting is September 9, 2016. Only Securityholders whose names have been entered in the register of Common Shares or register of Warrants, as applicable, on the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

Signature of Proxy

The accompanying form of proxy or voting instruction form must be executed by the Securityholder or its attorney authorized in writing, or if the Securityholder is a corporation, the form of proxy or voting instruction form should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A form of proxy or voting instruction form signed by a Person acting as attorney or in some other representative capacity should reflect such Person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with the Company).

Voting by Securityholder

A Securityholder of the Company may be a Registered Securityholder or a Beneficial Securityholder. If Securities are registered in the name of an Intermediary and not registered in the Securityholder’s name, they are said to be owned by a Beneficial Securityholder. An Intermediary is usually a bank, trust company, securities broker or other financial institution. The instructions provided below set forth the procedures for Securities at the Meeting to be followed by Registered Securityholder and Beneficial Securityholder.

Registered Securityholder

A Securityholder is a Registered Securityholder if its name appears on a share certificate or warrant certificate issued by the Company. A form of proxy is included in this package for a Registered Securityholder.

Beneficial Securityholder

A Securityholder is a Beneficial Securityholder if its Securities are held through an Intermediary. Most Beneficial Securityholders hold Securities through brokers and Intermediaries and not in their own name. A Beneficial Securityholder will be given a voting instruction form, which must be completed, signed and returned by the Beneficial Securityholder in accordance with the directions on the voting instruction form. In some cases, the completion of the voting instruction form through the internet or by facsimile is permitted.

The purpose of these procedures is to permit Beneficial Securityholders to direct the voting of the Securities that they beneficially own. If a Beneficial Securityholder who receives a voting instruction form wishes to vote at the Meeting in person (or have another Person attend and vote on behalf of the Beneficial Securityholder), the Beneficial Securityholder should enter such Beneficial Securityholder’s (or such other Person’s) name in the blank space on the voting instruction form provided to the Beneficial Securityholder and return the document in accordance with the instructions set out therein.

Beneficial Securityholders who receive documents from Broadridge should carefully follow the instructions of Broadridge. Beneficial Securityholders who receive documents from Equity Financial Trust Company should carefully follow the instructions of Equity Financial Trust Company. If you have any questions or require any assistance regarding the procedure for voting on the Arrangement Resolution, please contact D.F. King Canada by telephone toll-free in North America at 1-866-521-4427 or outside North America at 1-201-806-7301 (collect) or by email at inquiries@dfking.com.

Voting of Proxies

The Persons named in the accompanying form of proxy will vote the Securities in respect of which they are appointed in accordance with the direction of the Securityholder appointing them. In the absence of such direction, the Securities will be voted FOR the approval of the Arrangement Resolution, as described in this Circular.

Exercise of Discretion of Proxy

The proxyholder has discretion under the accompanying form of proxy or voting instruction form to consider matters to come before the Meeting. At the date of this Circular, management of the Company knows of no amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. Securityholders who are planning on returning the accompanying form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting the form of proxy or voting instruction form.

Voting by Internet

Securityholders may use the internet to transmit their voting instructions and for electronic delivery of information by following the instructions contained in the form of proxy or voting instruction form provided to Securityholders. Securityholders should have the form of proxy or voting instruction form in hand when they access the website noted in the form of proxy or voting instruction form. Securityholders will be prompted to enter their Control Number, Holder Account Number and Access Number, as applicable, which are located on the form of proxy or voting instruction form. If Securityholders vote by internet, their vote must be received no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting. Broadridge likely has established cut-off times for receiving instructions from Beneficial Securityholders that are earlier than the cut-off times indicated above, so Beneficial Securityholders who receive a voting instruction form from Broadridge should follow the instructions set out in the voting instruction form. The website may be used to appoint a proxyholder to attend and vote on a Securityholder’s behalf at the Meeting and to convey a Securityholder’s voting instructions. Please note that if a Securityholder appoints a proxyholder and submits their voting instructions and subsequently wishes to change their appointment, a Securityholder may resubmit their proxy or voting instruction form prior to the deadline noted above. When resubmitting a proxy or voting instruction form, the most recently submitted proxy or voting instruction form will be recognized as the only valid one, and all previous proxies or voting instruction forms submitted will be disregarded and considered as revoked, provided that the last proxy or voting instruction form is submitted by the deadline noted above.

Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board, without further notice to or approval of Securityholders, subject to the terms of the Interim Order, the Plan of Arrangement and the Arrangement Agreement, to amend the Plan of Arrangement or the Arrangement Agreement or to decide not to proceed with the Arrangement at any time prior to the Arrangement becoming effective pursuant to the provisions of the CBCA. See Appendix A to this Circular for the full text of the Arrangement Resolution.

NOTICE TO BENEFICIAL SECURITYHOLDERS

These Securityholder materials are being sent to both Registered Securityholders and Beneficial Securityholders. If you are a Beneficial Securityholder and the Company or its agent has sent these materials directly to you, your name and address, and information about your holdings of Securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding Securities on your behalf.

By choosing to send these materials to you directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

GLOSSARY OF TERMS

The following glossary of terms used in this Circular, including the Summary, but not including the Appendices, is provided for ease of reference:

“Acquisition Proposal” means, other than any of the transactions contemplated by the Arrangement Agreement, any proposal, offer or inquiry (whether or not in writing) by any Person or group of Persons other than the Purchaser or any of its affiliates relating to:

(a)	any merger, amalgamation, plan of arrangement, business combination, consolidation, share exchange, recapitalization, redemption, reorganization or similar transaction, or any liquidation, dissolution or winding-up, in any case, in respect of the Company or any of its subsidiaries;

(b)	any take-over-bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in any Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities or any other equity interests (including securities convertible into or exercisable or exchangeable for voting or equity securities) of the Company or any of its subsidiaries (in terms of the number of securities outstanding of any class of voting or equity securities or other equity interests, in each case calculated on a non-diluted basis);

(c)	any direct or indirect sale, transfer, disposition, alliance or joint venture (or any lease, long-term supply arrangement, licence or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, of assets of the Company representing 20% or more of the consolidated assets of the Company; or

(d)	any other similar transaction or series of transactions involving the Company or any of its subsidiaries.

“Adagio” means Adagio Pharmaceuticals Ltd., a former subsidiary of the Company.

“Adagio Purchase Agreement” means the share purchase agreement dated December 22, 2011, among the Company and the shareholders of Adagio, as further amended by agreements dated January 28, 2015 and August 31, 2016, providing for the acquisition of all of the common shares of Adagio by the Company.

“affiliate” has the meaning ascribed thereto in the Securities Act.

“Agro Agreement” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Interests of Certain Persons or Companies in the Arrangement — Employment Agreements”.

“allowable taxable loss” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Capital Gains and Capital Losses”.

“Annual MD&A” means the Company’s Management Discussion and Analysis for the year ended December 31, 2015 which accompanies the Company’s annual consolidated financial statements as at and for the year ended December 31, 2015.

“Arrangement” means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Arrangement Agreement and the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably.

“Arrangement Agreement” means the arrangement agreement dated August 31, 2016 between the Company, the Purchaser and Sunovion, together with the schedules attached thereto and the Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement.

“Arrangement Resolution” means the special resolution of Securityholders approving the Arrangement to be considered at the Meeting, and any amendments or variations thereto made in accordance with the provisions of the Arrangement Agreement or the Plan of Arrangement.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement to be filed with the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to the Parties, each acting reasonably.

“Authorization” means, with respect to any Person, any order, permit, approval, registration, right, grant, consent, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person.

“Bilbault Agreement” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Interests of Certain Persons or Companies in the Arrangement — Employment Agreements”.

“Beneficial Securityholder” means a beneficial holder of Securities whose shares are held through an Intermediary.

“Board” means the board of directors of the Company.

“Board Recommendation” means a statement that the Board has unanimously, after receiving legal and financial advice and the recommendation of the Special Committee, determined that the Arrangement Resolution is in the best interests of the Company and is fair to the Securityholders and recommends that the Securityholders (voting together as a single class on an “as exercised” basis) vote in favour of the Arrangement Resolution.

“BofA Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“BofA Merrill Lynch Fairness Opinion” means the fairness opinion of BofA Merrill Lynch rendered to the Board (in its capacity as such) to the effect that, the Consideration to be received under the Arrangement by the Shareholders was fair, from a financial point of view, to the Shareholders, which opinion is set out in Appendix G hereto.

“Broadridge” means Broadridge Investor Communications Solutions.

“Business Day” means a day, other than a Saturday or a Sunday, on which the principal commercial banks located in Toronto, Ontario and New York, New York are open for the conduct of non-automated business.

“Canadian Securities Administrators” means the securities commissions or other similar regulatory authorities in each of the provinces in Canada.

“CBCA” means the Canada Business Corporations Act.

“CDS” means CDS Clearing and Depository Services Inc.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Section 192(7) of the CBCA in respect of the Articles of Arrangement.

“Change of Control” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Interests of Persons or Companies in the Arrangement – Employment Agreements”.

“Circular” means this management information circular of the Company, including the Notice of Meeting and all schedules, appendices and exhibits hereto and all information incorporated by reference herein.

“Claim” means any demand, complaint, investigation, action, cause of action, suit, damage, liability (actual or contingent) or obligation.

“Code” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations”.

“Common Shares” means the common shares in the capital of the Company.

“Company” or “Cynapsus” means Cynapsus Therapeutics Inc., a corporation existing under the federal laws of Canada.

“Company Assets” means all of the assets, properties, permits, rights or other privileges (whether contractual or otherwise) of the Company and its subsidiaries.

“Company Forecast” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Fairness Opinions – BofA Merrill Lynch Fairness Opinion”.

“Company IP” means all Intellectual Property Rights that are owned, licensed or controlled by the Company or any of its subsidiaries (including without limitation those set forth in the Disclosure Letter).

“Company Licensed Registered IP” means all Registered Company IP that is licensed by the Company or any of its subsidiaries and set forth in the Disclosure Letter.

“Company Owned IP” means all Intellectual Property Rights that are owned by the Company or the any of its subsidiaries (including without limitation those set forth in the Disclosure Letter).

“Company Sub” means an unlimited liability company to be formed pursuant to the Business Corporations Act (British Columbia) as a direct, wholly-owned subsidiary of the Company for the purposes of effectuating the Arrangement.

“Competition Act” means the Competition Act (Canada), R.S.C. 1985, c. C-34, as amended, and includes the regulations promulgated thereunder.

“Consideration” means US$40.50 in cash per Common Share or, in the case of a Right, the excess of US$40.50 over the exercise price of such Right.

“Constating Documents” means with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum and articles of association, letters patent, supplementary letters patent, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trusts, pooling agreements and similar Contracts, arrangements and understandings applicable to the Person's equity interests in that Person’s equity or capital, all as amended, supplemented, restated and replaced from time to time.

“Contract” means any agreement, commitment, engagement, contract, franchise, licence, lease, obligation, undertaking or joint venture (written or oral) to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or affected or to which any of their respective properties or assets is subject.

“Court” means the Ontario Superior Court of Justice (Commercial List) or any appellate court, as the case may be.

“CRA” means the Canada Revenue Agency.

“Demand for Payment” means a written notice from a Dissenting Shareholder containing a Dissenting Securityholder’s name and address, the number Securities in respect of which that Dissenting Securityholder dissents, and a demand for payment of the fair value of such Securities.

“Depository” means TSX Trust Company.

“Dexcel” means Dexcel Pharma Technologies Ltd. and Dexxon Holdings Ltd.

“D.F. King” means the information and proxy solicitation agent retained by Cynapsus.

“Different Consideration” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Securities Law Matters – Business Combination”.

“Director” means the Director appointed pursuant to Section 260 of the CBCA.

“Disclosure Letter” means the disclosure letter dated the date of the Arrangement Agreement delivered by the Company to the Purchaser contemporaneously with the execution and delivery of the Arrangement Agreement.

“Dissenting Resident Holder” has the meaning ascribed thereto under the heading “Part I – Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada”.

“Dissenting Non-Resident Holder” has the meaning ascribed thereto under the heading “Part I – Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”.

“Dissenting Securityholders” means Registered Securityholders who have properly exercised their Dissent Rights and have not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of those Securities in respect of which Dissent Rights have validly been exercised by the registered holders thereof in accordance with the Dissent Procedure, and who are ultimately determined to be entitled to be paid fair value for their Securities, and “Dissenting Securityholder” means any one of them.

“Dissent Notice” means a written objection to the Arrangement Resolution provided by a Dissenting Securityholder in accordance with the Dissent Procedure.

“Dissent Procedure” means the procedure under section 190 of the CBCA (a copy of which is attached at Appendix E to this Circular), as modified by the Interim Order and the Plan of Arrangement, by which a Dissenting Securityholder must exercise its Dissent Rights.

“Dissent Rights” means the rights of dissent granted in favour of Securityholders in respect of the Arrangement as described in the Plan of Arrangement and the Interim Order.

“DOJ” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Other Regulatory Conditions or Approvals — HSR Approval”.

“DTC” means The Depository Trust Company.

“EDGAR” means SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” has the meaning set out in the Plan of Arrangement.

“Employee Plans” means all health, medical, dental, welfare, supplemental unemployment benefit, bonus, profit sharing, stock option, insurance, incentive, incentive compensation, deferred compensation, share purchase, share based compensation, disability, pension, retirement or supplemental retirement plans and all other material compensation or benefit plans or agreements for the benefit of employees or former employees or directors or former directors of the Company and/or its subsidiaries, or their dependents or beneficiaries, which are maintained by, contributed to, or binding upon the Company or its subsidiaries or in respect of which the Company or its subsidiaries have any material liability (contingent or otherwise), with the exception of (i) any statutory plans or agreements which the Company or its subsidiaries are required to participate in or comply with under applicable Laws, including the Canada Pension Plan, and (ii) any other plans or agreements established or administered under applicable health, workplace safety and insurance and employment insurance legislation.

“Encumbrance” means any lien (statutory or otherwise), pledge, hypothecation, charge, restriction or adverse right or Claim, mortgage, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, security interest, adverse interest, defect of title, statutory or deemed trust, other third party interest or encumbrance of any kind, in each case, whether contingent or absolute, except in each case for any Permitted Encumbrance.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Final Order” means the final order of the Court in a form and content satisfactory to the Parties, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the parties, each acting reasonably) at any time prior to the Arrangement becoming effective or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is in a form and content satisfactory to the parties, each acting reasonably) on appeal.

“FTC” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Other Regulatory Conditions or Approvals — HSR Approval”.

“Giovinazzo Agreement” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Interests of Certain Persons or Companies in the Arrangement — Employment Agreements”.

“Governmental Authority” means any:

(a)	nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b)	international, multinational, national, federal, state, provincial, local, regional, municipal or other government;

(c)	governmental or quasi-governmental authority of any nature including any governmental division, department, agency, board, body, commission, instrumentality, official, ministry, center, organization, unit, body or entity and any regulatory authority, court, arbitrator or other tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any expropriation or taxing authority, any ministry or department or agency of any of the foregoing, including authorities and agencies having regulatory powers in their respective health care systems such as the FDA and Health Canada;

(d)	stock exchange, including the TSX and the NASDAQ;

(e)	entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

(f)	corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing; or

(g)	subdivision or authority of any of the above.

“Holder” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations”.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Approval” means the expiration or early termination of any waiting period (including any extension thereof) applicable under the HSR Act to the completion of the transactions contemplated by the Arrangement Agreement.

“IFRS” means the International Financial Reporting Standards and the official pronouncements issued by the International Accounting Standards Board.

“insider” has the meaning ascribed thereto under the Securities Act.

“Intellectual Property Rights” means all past, present and future rights in any type of intellectual property which may exist or be created under the Law of any jurisdiction in the world, including without limitation: patents, industrial designs, copyrights, trademarks, trade names, domain names, social media accounts, inventions, trade secrets, confidential information, know-how, moral and economic rights of authors and inventors, any and all applications and registrations, including without limitation the right to claim priority, obtain extensions of term and listing in the Orange Book, the Canadian Patent Register, or any equivalent thereof, for any of the foregoing, all goodwill associated with any of the foregoing, and any and all past, present and future causes of action and rights to sue or seek other remedies and receive damages arising from or relating to the foregoing, including without limitation past damages.

“Interim Order” means the interim order of the Court, in a form and content satisfactory to the Parties, each acting reasonably, as the same may be amended by the Court (with the consent of the Parties, each acting reasonably), containing declarations and directions with respect to the Arrangement and providing for, among other things, the holding of the Meeting.

“Intermediary” means an intermediary with which a Beneficial Securityholder deals with in respect of the Common Shares, including, among others, banks, financial institutions, custodians, nominees, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans.

“IP Contracts” means any Contract that is a Contract under which the Company or any of its subsidiaries: (a) was or is assigned, granted, obtained, or obtains or agrees to be assigned, granted or to obtain any license, ownership or any other rights or interests with respect to, any Intellectual Property Rights, including without limitation any and all Intellectual Property Rights relating in any way to the Product (other than standard form Contracts granting rights to use readily available shrink wrap or click wrap software having a replacement cost and annual license fee of less than $100,000 in the aggregate for all such related Contracts, other non-exclusive rights with respect to non-material Intellectual Property Rights entered into in the Ordinary Course and proprietary information and inventions agreements entered into with employees of the Company or a subsidiary in the Ordinary Course, other than agreements with named inventors on any patents included in the Company IP); (b) is restricted in its right to use or register any Intellectual Property Rights; (c) grants rights to or permits or agrees to grant rights to or to permit any other Person to use, enforce or register, or grants any other rights or interests with respect to, any Intellectual Property Rights owned by or non-exclusively or exclusively licensed to the Company or any of its subsidiaries, including license agreements, collaboration agreements, research and/or development agreements, non-assertion or co-existence agreements, grants of royalty or revenue interest, research and development or commercialization financing arrangements, or covenants not to sue, other than Contracts for sales of the Product and associated non-exclusive licenses entered into in the Ordinary Course; or (d) that would, as a result of the Arrangement and the transactions contemplated thereby, require the Purchaser to license or assign rights in its or its affiliates’ Intellectual Property Rights to any other Person, or prohibit the Purchaser from using any of its or its affiliates’ Intellectual Property Rights due to the Purchaser or its affiliates constituting an affiliate of the Company.

“IRS” means the U.S. Internal Revenue Service.

“Laws” means, with respect to any Person, any and all applicable laws (statutory, civil, common or otherwise) including supranational, national, provincial, state, municipal and local civil laws, treaties, statutes, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, policies, notices, directions or other requirements of any Governmental Authority that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Authority, as amended unless expressly specified otherwise, including, but not limited to, the Securities Laws.

“Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, oppositions, interferences, re-examinations, post-grant proceeding, or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Letter of Transmittal” means if applicable, as agreed by the Parties, acting reasonably, the letter(s) of transmittal forwarded by the Company to Registered Securityholders in connection with the Arrangement, in the form accompanying the Circular.

“Market Value” market value of a class of securities for a period is calculated by multiplying the number of securities of the class outstanding as of the close of business on the last Business Day of the period by:

(a)	the arithmetic average of the closing prices of the securities of that class on the Published Market on which that class was principally traded for each of the trading days during the period, if the Published Market provides a closing price for the securities; or

(b)	the arithmetic average of the simple averages of the highest and lowest prices of the securities of that class on the Published Market on which that class was principally traded for each of the trading days for which the securities traded during the period, if the Published Market does not provide a closing price, but provides only the highest and lowest prices of securities traded on a particular day.

“Match Period” has the meaning ascribed thereto under the heading has the meaning ascribed thereto under the heading “Part I – The Arrangement – Details of the Arrangement – Responding to Superior Proposals and Right to Match”.

“Material Adverse Effect” means any change, event, occurrence, effect, state of facts or circumstances that:

(a)	is, or would reasonably be expected to be, individually or in the aggregate material and adverse to the business, financial condition, operations or results of operations, assets, properties, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Company and its subsidiaries, taken as a whole, other than any such change, event, occurrence, effect, state of facts or circumstances:

(i)	relating to the Canadian or U.S. economy, political conditions or securities markets in general;

(ii)	affecting the industry in which the Company operates;

(iii)	arising directly or indirectly from any act of terrorism, war, national or international calamity or any other similar event;

(iv)	relating to a change in the market trading price or volume of the Common Shares (it being understood that the causes underlying such change in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred);

(v)	relating to or arising from or out of the execution, announcement or performance of the Arrangement Agreement and the Arrangement;

(vi)	relating to any action taken (or omitted to be taken) by the Company at the request, or with the approval, of the Purchaser;

(vii)	any Legal Proceeding against the Company by Securityholders challenging or seeking to restrain or prohibit the consummation of the Arrangement;

(viii)	arising from or out of the results of any of the Company’s clinical trials relating to the Product;

(ix)	relating to any determination by, or delay of a determination by, the FDA, the European Medicines Agency or any other Governmental Authority, or any panel or advisory body empowered or appointed thereby, or any indication that any such entity, panel or body will make any determination or delay in making any determination, with respect to the approvability, labeling, contents of package insert, prescribing information, risk management profile, pre-approval inspection matters or requirements relating to the results of any pre-clinical or clinical testing sponsored by the Company and relating to the Product;

(x)	arising from or out of the launch of any drug products that compete with the Product;

(xi)	any recommendations or statements published or proposed by any professional medical organization, Governmental Authority or panel or advisory body empowered or appointed thereby, relating to the Product or to any product or product candidates of any competitor to the extent that such recommendation or statement compares such product or product candidate to the Product; or

(xii)	relating to any generally applicable change or proposed change in applicable IFRS or Law, including the rules, regulations and administrative policies of the FDA or the European Medicines Agency or interpretations of any of the foregoing;

provided, however, that the effect referred to in clauses (i), (ii), (iii) and (xii) above does not have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other companies operating in the industry or jurisdictions in which the Company and its subsidiaries operate; or

(b)	would, or would reasonably be expected to, prevent or materially delay the ability of the Company to consummate the transactions contemplated by the Arrangement Agreement by the Outside Date.

“Material Contract” means any Contract: (a) that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Material Adverse Effect; (b) relating to the formation, creation or operation of any corporation, partnership, limited liability company, joint venture or similar agreement in which the Company and/or its subsidiaries have an interest; (c) relating directly or indirectly to the guarantee of any liabilities or obligations or to indebtedness (currently outstanding or which may become outstanding) for borrowed money; (d) restricting the incurrence of indebtedness by the Company or any of its subsidiaries or (including by requiring the granting of an equal and rateable Encumbrance) the incurrence of any Encumbrances on any properties or assets of the Company or any of its subsidiaries, or restricting the payment of dividends by the Company or by any of its subsidiaries; (e) under which the Company or any of its subsidiaries is obligated to make or expects to receive payments (including royalties) on an annual basis in excess of $250,000 or in excess of $250,000 over the remaining term; (f) under which the Company or any of its subsidiaries is obligated to make or expects to receive payments (including royalties or milestone payments) in excess of $250,000, (g) that creates an exclusive dealing arrangement, right of first offer or refusal or “most favoured nation” obligation; (h) that is a collective agreement or other agreement with a union; (i) providing for employment, severance or change in control payments; (j) between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries; (k) containing a put, call or similar right pursuant to which the Company or any subsidiary would be required to purchase or sell, as applicable, any equity interests of any Person; (l) providing for the purchase, sale or exchange of, or option to purchase, sell or exchange, any property where the purchase or sale price of such property exceeds $250,000; (m) providing for the lease of any real property; (n) involving the settlement of any Legal Proceeding or threatened Legal Proceeding that exceeds $250,000; (o) that limits or restricts in any material respect (1) the ability of the Company or any subsidiary to engage in any line of business or carry on business in any geographic area, or (2) the scope of Persons to whom the Company or any of its subsidiaries may sell products or deliver services; (p) that requires the consent of any other party to the Contract to a change in control of or assignment by the Company or any of its subsidiaries of such Contract; (q) that is an IP Contract; (r) that relates to research, pre-clinical, clinical or other development, manufacturing or supply (including of any components, and any quality and other ancillary agreements), testing, distribution, marketing, promotion or other commercialization of any pharmaceutical product or medical device (including pharmaceutical products or medical devices under development) of or licensed to the Company or any of its subsidiaries; or (s) that is otherwise material to the Company and its subsidiaries, taken as a whole.

“Meeting” means the special meeting of Securityholders to be called and held for the purpose of considering the Arrangement Resolution and any adjournments or postponements thereof in accordance with the terms of the Arrangement Agreement.

“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions.

“NASDAQ” means the Nasdaq Global Market of The Nasdaq Stock Market, LLC.

“Non-Resident Holder” means a Holder who, at all relevant times, for purposes of the Tax Act, is not, and is not deemed to be, resident in Canada, and does not (and is not deemed to) use or hold the Common Shares in a business carried on in Canada.

“Non-U.S. Holder” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations”.

“Notice of Application” means the Notice of Application to the Court for the Final Order, which is attached as Appendix C to this Circular.

“Notice of Meeting” means the Notice of Special Meeting of Securityholders of Cynapsus dated September 15, 2016.

“Offer to Pay” means a written offer to each Dissenting Securityholder to pay the fair value for the number of Securities in respect of which that Dissenting Securityholder dissents.

“Option” means the outstanding options to purchase Common Shares issued pursuant to the Stock Option Plan.

“Option Plan” means the stock option plan of the Company as amended and restated on May 10, 2016.

“Ordinary Course” means, with respect to an action taken by any Person, any action that is taken in the ordinary course of the normal day to day operations of the business of such Person consistent with past practice.

“Outside Date” means December 31, 2016 or such later date as may be agreed to in writing by the Parties, provided that if the Effective Date has not occurred by December 31, 2016 as a result of the failure to obtain any of the approvals set out in the Arrangement Agreement, and provided that the Parties have a reasonable expectation to receive such approval, either Party may elect, by notice in writing delivered to the other Party prior to December 31, 2016 to extend the Outside Date by a specified period of not more than two months, provided that, notwithstanding the foregoing, neither Party shall be permitted to extend the Outside Date if the failure to obtain the approvals set out in the Arrangement Agreement is primarily the result of such Party’s failure to comply with its covenants in the Arrangement Agreement or if such Party is not using commercially reasonable efforts to obtain such approvals.

“Parties” means, collectively, the Company, the Purchaser and Sunovion, and “Party” means the Company, the Purchaser and Sunovion, as the case may be.

“PD” means Parkinson’s Disease.

“Permitted Encumbrance” means, in respect of the Company or any of its subsidiaries, any one or more of the following (a) easements, servitudes, restrictions, restrictive covenants, party wall agreements, rights of way, licenses, permits and other similar rights in land or real property, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables that do not materially adversely affect the use of the Company Assets or otherwise materially impair business operations at the affected properties; (b) Encumbrances imposed by Law and incurred in the Ordinary Course for obligations not yet due or delinquent; (c) zoning and building by-laws and ordinances and regulations made by public authorities that do not materially adversely affect the use of the Company Assets or otherwise materially impair business operations at the affected properties; (d) Encumbrances incurred, created and granted in the Ordinary Course to a public utility or private supplier of services, municipality or Governmental Authority in connection with operations conducted with respect to any Company Assets that do not materially adversely affect the use of the Company Assets or otherwise materially impair business operations at the affected properties; (e) the reservations, limitations, provisos and conditions in any original grant from the applicable Governmental Authority of any of the lands forming part of any Company Assets, or interests in them and statutory exceptions to title that do not materially adversely affect the use of the Company Assets or otherwise materially impair business operations at the affected properties; (f) Encumbrances for Taxes for which appropriate provisions have been made in accordance with IFRS and either which (i) are not due or delinquent, or (ii) are being contested in good faith by appropriate proceedings; (g) inchoate or statutory Encumbrances of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of any Company Assets, provided that such Encumbrances are related to obligations not due or delinquent, are not registered against title to any Company Assets and in respect of which adequate holdbacks are being maintained as required by Law; (h) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, licence, franchise, grant or permit forming part of any Company Assets, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition of their continuance; or (i) such other non-financial rights, imperfections or irregularities of title, encroachments and encumbrances or Encumbrances as do not materially affect the use of the real properties subject thereto or affected thereby or otherwise materially impair business operations at such real properties.

“Person” means an individual, general partnership, limited partnership, corporation, company, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, estate, trustee, executor, administrator or other legal representative, government (including Governmental Authority) or other entity, whether or not having legal status.

“PFIC” means passive foreign investment company.

“Plan of Arrangement” means the plan of arrangement attached as Appendix D to this Circular and any amendment or variation thereto from time to time made in accordance with the Arrangement Agreement or upon the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably.

“Product” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Parties to the Arrangement — The Company”.

“Published Market” means a recognized national Canadian or U.S. stock exchange.

“Purchaser” means Sunovion CNS Development Canada ULC, an unlimited liability corporation existing under the laws of British Columbia.

“QEF” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations – Consequences of the Ownership and Disposition of Shares of a PFIC”.

“Record Date” means, in respect of the Meeting, the close of business on September 9, 2016.

“Registered Company IP” means all Registered IP that is Company IP.

“Registered IP” means all pending applications, issuances and registrations with any Governmental Authority for any Intellectual Property Rights, including without limitation all patents and patent applications (including industrial designs), inventor certificates, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names, social media accounts and registered business names.

“Registered Securityholder” means a holder of Securities whose name appears in the register of holders of Common Shares or Warrants, as applicable, maintained by or on behalf of the Company as of the Record Date.

“Representative” means, in respect of a Person, its subsidiaries and its affiliates and its and their directors, officers, employees, shareholders, agents and representatives (including any financial, legal, accounting or other advisors).

“Resident Holder” means a Holder who, at all relevant times, for purposes of the application of Tax Act and any applicable income tax treaty or convention, is or is deemed to be, resident in Canada.

“Rights” means the Options and the Warrants.

“SEC” means the United States Securities and Exchange Commission.

“Second Request” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Other Regulatory Conditions or Approvals — HSR Approval”.

“Securities” means, collectively, the Common Shares and the Warrants.

“Securities Act” means the Securities Act (Ontario), as amended from time to time.

“Securities Laws” means the Securities Act and any other applicable Canadian provincial and territorial securities laws, rules and regulations and published policies thereunder, and the U.S. Securities Laws.

“Securityholder Encumbrance” means any lien (statutory or otherwise), pledge, hypothecation, charge, restriction or adverse right or Claim, mortgage, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, security interest, adverse interest, defect of title, statutory or deemed trust, other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Securityholders” means collectively, the Shareholders and the Warrantholders.

“SEDAR” means the System for Electronic Document Analysis and Retrieval and available for public view at www.sedar.com.

“Senior Officers” means Anthony Giovinazzo, Andrew Williams, Thierry Bilbault and Albert Agro.

“Shareholders” means the registered or beneficial holders of Common Shares.

“Solicitation Agreement” has the meaning ascribed thereto under the heading “Part I – General Proxy Matters – Solicitation of Proxies”

“Special Committee” means the committee of independent directors of the Board comprised of Rochelle Stenzler, Ronald Hosking and Tamar Howson.

“Stifel” means Stifel, Nicolaus & Company, Incorporated.

“Stifel Fairness Opinion” means the opinion of Stifel to the Special Committee (in its capacity as such) to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, factors considered and limitations set out therein, the Consideration of US$40.50 in cash per Common Share to be received by Shareholders (other than Common Shares held by Dissenting Shareholders, the Purchaser or any of its affiliates) in the Arrangement pursuant to the Arrangement and the Arrangement Agreement was fair to such Shareholders, from a financial point of view, which written opinion is set out in Appendix F hereto.

“subsidiary” means, with respect to a Person, any entity, whether incorporated or unincorporated, (a) of which such Person or any other subsidiary of such person is a general partner; or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person and/or by any one or more of its subsidiaries; and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For greater certainty, Cynapsus Therapeutics (USA) Inc. and, once formed, the Company Sub shall each be considered a subsidiary of the Company for the purposes of this Agreement.

“Subsidiary PFIC” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations”.

“Sumitomo Chemical” means Sumitomo Chemical Company Limited, a corporation existing under the laws of Japan, and the owner of the majority of shares of Sumitomo Dainippon Pharma Co., Ltd.

“Sunovion” means Sunovion Pharmaceuticals Inc., a corporation existing under the laws of Delaware, and the owner of all of the outstanding shares of the Purchaser.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal made subsequent to the date hereof from a Person who is an arm’s length third party:

(a)	to purchase or otherwise acquire, directly or indirectly, not less than all of the Common Shares not owned by the Person making such Acquisition Proposal or its affiliates or all or substantially all of the assets of the Company on a consolidated basis;

(b)	that did not result from a breach of Article 6 of the Arrangement Agreement or result from a material breach of any agreement between the Person making such Acquisition Proposal and the Company;

(c)	that the upfront consideration payable on closing of such transaction shall consist of only (i) cash, (ii) securities of a class of such Person listed on a Published Market, or (iii) a combination of (i) and (ii), and that has an aggregate value, calculated as of the date of receipt of the Acquisition Proposal, of at least $625,000,000, and for purposes of determining value, the value of any such securities shall be determined based on the Market Value during the 20 consecutive trading days immediately preceding the date of receipt of the Acquisition Proposal;

(d)	that is not subject, either by the terms of such Acquisition Proposal or by virtue of any Law, to any requirement that the approval of the shareholders of the Person making the Acquisition Proposal be obtained;

(d)	that is not subject to any financing condition and in respect of which it has been demonstrated to the satisfaction of the Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel) that any required financing or other consideration to complete such Acquisition Proposal will be available at closing of such transaction;

(e)	that is not subject to any due diligence condition; and

(f)	that the Board and any relevant committee thereof has determined, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel):

(i)	is reasonably capable of consummation without undue delay taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal; and

(ii)	would, if consummated in accordance with its provisions (but not assuming away any risk of non-consummation), result in a transaction more favourable to the Shareholders from a financial point of view than the Arrangement (including any adjustment to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to the Arrangement Agreement).

“Superior Proposal Notice” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Details of the Arrangement – Responding to Superior Proposals and Right to Match”.

“Tax” or “Taxes” means (a) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

“taxable capital gain” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Capital Gains and Capital Losses”.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended.

“Tax Proposals” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations”.

“Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, statements and other similar documents (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) filed or required under Law to be filed with any Governmental Authority in respect of Taxes, including any amendments or supplements thereto.

“Termination Payment” means the $24,000,000 cash termination payment payable to the Purchaser by the Company upon the occurrence of certain events under the terms of the Arrangement Agreement, in consideration for the Purchaser’s disposition of its rights under the Arrangement Agreement.

“Transfer Agent” means Equity Financial Trust Company.

“TSX” means the Toronto Stock Exchange.

“U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“U.S. Holder” has the meaning ascribed thereto under the heading “Part I – The Arrangement – Certain U.S. Federal Income Tax Considerations”.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“U.S. Securities Laws” means the NASDAQ Marketplace Rules as promulgated by NASDAQ and the U.S. Securities Act, the U.S. Exchange Act and all other applicable U.S. federal and state securities laws, rules and regulations and published policies thereunder.

“Voting Agreement” means the voting and support agreement dated the date of the Arrangement Agreement between the Purchaser, on the one hand, and each of the directors and Senior Officers of the Company and Dexcel, on the other hand, pursuant to which such directors and officers and Dexcel have agreed, among other things to support the Arrangement and to vote the Securities beneficially owned by them in favour of the Arrangement Resolution.

“Warrantholders” means the holders of Warrants.

“Warrants” means Common Share purchase warrants in the capital of the Company set out in the Disclosure Letter.

“Williams Agreement” has the meaning ascribed thereto under the heading “Part I — The Arrangement — Interests of Certain Persons or Companies in the Arrangement — Employment Agreements”.

CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED

TO: THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CYNAPSUS THERAPEUTICS INC.

We hereby consent to the references to our firm name and to the reference to our fairness opinion dated August 31, 2016 contained under the headings “Background to the Arrangement”, “Fairness Opinions”, “Interests of Certain Persons or Companies in the Arrangement”, “Glossary”, and the inclusion of the text of our fairness opinion dated August 31, 2016 as Appendix F to the Management Information Circular of Cynapsus Therapeutics Inc. dated September 15, 2016. Our fairness opinion was given as at August 31, 2016 and remains subject to the assumptions, qualifications and limitations contained therein. In providing our consent, we do not intend that any person other than the Special Committee of the Board of Directors of Cynapsus Therapeutics Inc. shall be entitled to rely upon our opinion.

Yours truly,

(signed) “Stifel, Nicolaus & Company, Incorporated”

CONSENT OF BOFA MERRILL LYNCH

TO: THE BOARD OF DIRECTORS OF CYNAPSUS THERAPEUTICS INC.

We hereby consent to the references to our firm name and to the reference to our fairness opinion dated August 31, 2016, contained under the headings “Background to the Arrangement”, “Recommendation of the Board of Directors”, “Reasons for the Arrangement”, “Fairness Opinions”, “Interests of Certain Persons or Companies in the Arrangement”, “Glossary”, and the inclusion of the text of our fairness opinion dated August 31, 2016 as Appendix G to the Management Information Circular of Cynapsus Therapeutics Inc. dated September 15, 2016. Our fairness opinion was given as at August 31, 2016 and remains subject to the assumptions, qualifications and limitations contained therein. In providing our consent, we do not intend that any person other than the Board of Directors of Cynapsus Therapeutics Inc. shall be entitled to rely upon our opinion.

Yours truly,

(signed) “Merrill Lynch, Pierce, Fenner & Smith Incorporated”

DIRECTORS’ APPROVAL

The Board of Directors has approved the contents and sending of this Circular.

Dated September 15, 2016

(signed) “Anthony Giovinazzo”
Anthony Giovinazzo
Director, President and Chief Executive Officer

APPENDIX A
ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”) involving, among others, Cynapsus Therapeutics Inc. (the “Company”), its securityholders, and Sunovion CNS Development Canada ULC (the “Purchaser”), as more particularly described and set forth in the management information circular (the “Circular”) of the Company dated September 15, 2016, as the Arrangement may be modified or amended, and all transactions contemplated thereby are hereby authorized and approved.

2. The plan of arrangement, as it may be or have been amended (the “Plan of Arrangement”) involving, the Company, its securityholders and the Purchaser, the full text of which is set out in Appendix D to the Circular, is hereby authorized and approved.

3. The Arrangement Agreement dated August 31, 2016, between the Purchaser, Sunovion Pharmaceuticals Inc. and the Company (the “Arrangement Agreement”), the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved.

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the securityholders of the Company or that the Arrangement has been approved by the Superior Court of Justice of Ontario (Commercial List), the directors of the Company are hereby authorized and empowered (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

5. Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute, under the corporate seal of the Company or otherwise, and deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Arrangement Agreement.

6. Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

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APPENDIX B
INTERIM ORDER

(See attached)

Court File No.: CV-16-11515-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

THE HONOURABLE	)	TUESDAY, THE 13th
	)	
JUSTICE CONWAY	)	DAY OF SEPTEMBER 2016

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, c. C.44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING CYNAPSUS THERAPEUTICS INC., ITS SECURITYHOLDERS AND SUNOVION CNS DEVELOPMENT CANADA ULC

CYNAPSUS THERAPEUTICS INC.

Applicant

INTERIM ORDER

THIS MOTION made by the Applicant, Cynapsus Therapeutics Inc. ("Cynapsus"), for an interim order for advice and directions pursuant to section 192 of the *Canada Business Corporations Act*, R.S.C. 1985, c. C-44, as amended, (the "*CBCA*") was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion, the Notice of Application issued on September 1, 2016 and the affidavit of Anthony Giovinazzo sworn September 9, 2016 (the "Giovinazzo Affidavit"), including the Plan of Arrangement, which is attached as Appendix "D" to the draft management proxy circular of Cynapsus (the "Information Circular"), which is attached as

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Exhibit "A" to the Giovinazzo Affidavit, and on hearing the submissions of counsel for Cynapsus and counsel for Sunovion CNS Development Canada ULC (the "Purchaser") and on being advised that the Director appointed under the *CBCA* (the "Director") does not consider it necessary to appear:

Definitions

1. **THIS COURT ORDERS** that all definitions used in this Interim Order shall have the meaning ascribed thereto in the Information Circular or otherwise as specifically defined herein.

The Meeting

2. **THIS COURT ORDERS** that Cynapsus is permitted to call, hold and conduct a special meeting (the "Meeting") of the holders (the "Shareholders") of the common shares in the capital of Cynapsus (the "Common Shares") and of the holders (the "Warrantholders", and together with the Shareholders, the "Securityholders") of warrants to purchase Common Shares (the "Warrants", and together with the Common Shares, the "Securities"), to be held at the offices of Borden Ladner Gervais LLP, Scotia Plaza, 40 King Street West, Suite 4400, Toronto, Ontario, Canada M5H 3Y4 on October 13, 2016 commencing at 10:00 a.m. (Toronto time) in order for the Securityholders to consider and, if determined advisable, pass special resolutions (voting together as a class on an as exercised basis in the case of the Warrants) authorizing, adopting and approving, with or without variation, the Arrangement and the Plan of Arrangement (collectively, the "Arrangement Resolution").

3. **THIS COURT ORDERS** that the Meeting shall be called, held and conducted in accordance with the *CBCA*, the notice of meeting of Securityholders, which accompanies the

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Information Circular (the "Notice of Meeting") and the articles and by-laws of Cynapsus, subject to what may be provided hereafter and subject to further order of this court.

4. **THIS COURT ORDERS** that the record date (the "Record Date") for determination of the Securityholders entitled to notice of, and to vote at, the Meeting shall be September 9, 2016.

5. **THIS COURT ORDERS** that the only persons entitled to attend or speak at the Meeting shall be:

a) the Securityholders or their respective proxyholders;

b) the officers, directors, auditors and advisors of Cynapsus;

c) representatives and advisors of the Purchaser;

d) the Director; and

e) other persons who may receive the permission of the Chair of the Meeting.

6. **THIS COURT ORDERS** that Cynapsus may transact such other business at the Meeting as is contemplated in the Information Circular, or as may otherwise be properly before the Meeting.

Quorum

7. **THIS COURT ORDERS** that the Chair of the Meeting shall be determined by Cynapsus and that the quorum at the Meeting shall be not less than two persons present in person at the opening of the Meeting who are entitled to vote at the Meeting either as Securityholders or proxyholders.

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Amendments to the Arrangement and Plan of Arrangement

8. **THIS COURT ORDERS** that Cynapsus is authorized to make, subject to the terms of the Arrangement Agreement, and paragraph 9, below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Securityholders, or others entitled to receive notice under paragraphs 12 and 13 hereof and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Securityholders at the Meeting and shall be the subject of the Arrangement Resolution. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Honourable Court at the hearing for the final approval of the Arrangement.

9. **THIS COURT ORDERS** that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement as referred to in paragraph 8, above, would, if disclosed, reasonably be expected to affect a Securityholder's decision to vote for or against the Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Honourable Court, by press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as Cynapsus may determine.

Amendments to the Information Circular

10. **THIS COURT ORDERS** that Cynapsus is authorized to make such amendments, revisions and/or supplements to the draft Information Circular as it may determine and the

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Information Circular, as so amended, revised and/or supplemental, shall be the Information Circular to be distributed in accordance with paragraphs 12 and 13.

Adjournments and Postponements

11. **THIS COURT ORDERS** that Cynapsus, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Securityholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Cynapsus may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chair of the Meeting in respect of adjournments and postponements.

Notice of Meeting

12. **THIS COURT ORDERS** that, in order to effect notice of the Meeting, Cynapsus shall send the Information Circular (including the Notice of Application and this Interim Order), the Notice of Meeting, the form of proxy and the letter of transmittal, along with such amendments or additional documents as Cynapsus may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectively, the "Meeting Materials"), to the following:

a) the Registered Securityholders at the close of business on the Record Date, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting, by one or more of the following methods:

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i) by pre-paid ordinary or first class mail at the addresses of the Securityholders as they appear on the books and records of Cynapsus, or its registrar and transfer agent, at the close of business on the Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of Cynapsus;

ii) by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or

iii) by facsimile or electronic transmission to any Securityholder, who is identified to the satisfaction of Cynapsus, who requests such transmission in writing and, if required by Cynapsus, who is prepared to pay the charges for such transmission;

b) non-registered Securityholders by providing sufficient copies of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and

c) the respective directors and auditors of Cynapsus, and to the Director appointed under the *CBCA*, by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting;

and that compliance with this paragraph shall constitute sufficient notice of the Meeting.

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13. **THIS COURT ORDERS** that, in the event that Cynapsus elects to distribute the Meeting Materials, Cynapsus is hereby directed to distribute the Information Circular (including the Notice of Application, and this Interim Order), and any other communications or documents determined by Cynapsus to be necessary or desirable (collectively, the "Court Materials") to the holders of options to purchase Common Shares ("Options") by any method permitted for notice to Securityholders as set forth in paragraphs 12(a) or 12(b), above, concurrently with the distribution described in paragraph 12 of this Interim Order. Distribution to such persons shall be to their addresses as they appear on the books and records of Cynapsus or its registrar and transfer agent at the close of business on the Record Date. In the case of holders of Options who are directors, officers or employees of Cynapsus, Cynapsus shall have the option to deliver the Court Materials to them by electronic means.

14. **THIS COURT ORDERS** that accidental failure or omission by Cynapsus to give notice of the meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Cynapsus, or the non-receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Cynapsus, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15. **THIS COURT ORDERS** that Cynapsus is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials and Court Materials, as Cynapsus may determine in accordance with the terms of the Arrangement Agreement ("Additional Information"), and that notice of such Additional Information may, subject to paragraph 9,

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above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Cynapsus may determine.

16. **THIS COURT ORDERS** that distribution of the Meeting Materials and Court Materials pursuant to paragraphs 12 and 13 of this Interim Order shall constitute notice of the Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 12 and 13 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in respect of these proceedings and/or the Meeting to such persons or to any other persons, except to the extent required by paragraph 9, above.

Solicitation and Revocation of Proxies

17. **THIS COURT ORDERS** that Cynapsus is authorized to use the letter of transmittal and proxies substantially in the form of the drafts accompanying the Information Circular, with such amendments and additional information as Cynapsus may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Cynapsus is authorized, at its expense, to solicit proxies, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Subject to the Arrangement Agreement, Cynapsus may waive generally, in its discretion, the time limits set out in the Information Circular for the deposit or revocation of proxies by Securityholders, if Cynapsus deems it advisable to do so.

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18. **THIS COURT ORDERS** that Securityholders shall be entitled to revoke their proxies in accordance with section 148(4) of the *CBCA* (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to s.148(4)(a)(i) of the *CBCA*: (a) may be executed by such Registered Securityholders or by its attorney duly authorized in writing or, if the Registered Securityholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the registered office of Cynapsus at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9 or at the offices of Equity Financial Trust Company, by mail: 200 University Avenue, Suite 300, Toronto, Ontario, Canada, M5H 4H1 no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting or with the Chair of the Meeting on the day of the Meeting or any adjournment thereof.

Voting

19. **THIS COURT ORDERS** that the only persons entitled to vote in person or by proxy on the Arrangement Resolution, or such other business as may be properly brought before the Meeting, shall be those Securityholders who hold Common Shares or Warrants, as applicable, of Cynapsus as of the close of business on the Record Date. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

20. **THIS COURT ORDERS** that votes shall be taken at the Meeting on the basis of one vote per Common Share and one vote per Warrant (with Securityholders voting together as a

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class on an as exercised basis in the case of the Warrants) and that in order for the Plan of Arrangement to be implemented, subject to further Order of this Honourable Court, the Arrangement Resolution must be passed, with or without variation, at the Meeting by:

Such votes shall be sufficient to authorize Cynapsus to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Information Circular without the necessity of any further approval by the Shareholders, subject only to final approval of the Arrangement by this Honourable Court.

21. **THIS COURT ORDERS** that in respect of matters properly brought before the Meeting pertaining to items of business affecting Cynapsus (other than in respect of the Arrangement Resolution), each Shareholder is entitled to one vote for each Common Share held.

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Dissent Rights

22. **THIS COURT ORDERS** that each Registered Securityholder shall be entitled to exercise Dissent Rights in connection with the Arrangement Resolution in accordance with section 190 of the *CBCA* (except as the procedures of that section are varied by this Interim Order and the Plan of Arrangement) provided that, notwithstanding subsection 190(5) of the *CBCA*, any Registered Securityholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to Cynapsus in the form required by section 190 of the *CBCA* and the Arrangement Agreement, which written objection must be received by Cynapsus by registered mail at its head office at 828 Richmond Street West, Toronto, Ontario, Canada, M6J 1C9, Attention: Andrew Williams, Chief Financial Officer, by no later than 10 a.m. (Toronto time) on October 11, 2016 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed meeting, and must otherwise strictly comply with the requirements of the *CBCA*. For purposes of these proceedings, the "court" referred to in section 190 of the *CBCA* means this Honourable Court.

23. **THIS COURT ORDERS** that, notwithstanding section 190(3) of the *CBCA*, the Purchaser, not Cynapsus, shall be required to offer to pay fair value, as of the day prior to approval of the Arrangement Resolution, for Common Shares or Warrants held by Registered Securityholders who duly exercise Dissent Rights, and to pay the amount to which such Registered Securityholders may be entitled pursuant to the terms of the Arrangement Agreement or Plan of Arrangement. In accordance with the Plan of Arrangement and the Information Circular, all references to the "corporation" in subsections 190(3) and 190(11) to 190(26), inclusive, of the *CBCA* (except for the second reference to the "corporation" in subsection

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190(12) and the two references to the "corporation" in subsection 190(17)) shall be deemed to refer to "the Purchaser" in place of the "corporation", and the Purchaser shall have all of the rights, duties and obligations of the "corporation" under subsections 190(11) to 190(26), inclusive, of the *CBCA*.

24. **THIS COURT ORDERS** that any Registered Securityholder who duly exercises such Dissent Rights set out in paragraph 22 above and who:

a) is ultimately determined by this Honourable Court to be entitled to be paid fair value for his, her or its Common Shares and/or Warrants, as applicable, shall be deemed to have transferred those Common Shares and/or Warrants, as applicable, as of the Effective Time, without any further act or formality and free and clear of all liens, claims, encumbrances, charges, adverse interests or security interests to the Purchaser for cancellation in consideration for a payment of cash from the Purchaser equal to such fair value; or

b) is for any reason ultimately determined by this Honourable Court not to be entitled to be paid fair value for his, her or its Common Shares and/or Warrants pursuant to the exercise of the Dissent Right, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Registered Securityholders;

but in no case shall Cynapsus, the Purchaser or any other person be required to recognize such Registered Securityholders as holders of Common Shares or Warrants of Cynapsus at or after the date upon which the Arrangement becomes effective and the names of such Registered

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Securityholders shall be deleted from Cynapsus' register of holders of Common Shares or Warrants, as applicable, at that time.

Hearing of Application for Approval of the Arrangement

25. **THIS COURT ORDERS** that upon approval by the Securityholders of the Plan of Arrangement in the manner set forth in this Interim Order, Cynapsus may apply to this Honourable Court for final approval of the Arrangement.

26. **THIS COURT ORDERS** that distribution of the Notice of Application and the Interim Order in the Information Circular, when sent in accordance with paragraphs 12 and 13 shall constitute good and sufficient service of the Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 27.

27. **THIS COURT ORDERS** that any Notice of Appearance served in response to the Notice of Application shall be served on the solicitors for Cynapsus, with a copy to counsel for the Purchaser, as soon as reasonably practicable, and, in any event, no less than three business days before the date of the Meeting at the following addresses:

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28. **THIS COURT ORDERS** that, subject to further order of this Honourable Court, the only persons entitled to appear and be heard at the hearing of the within application shall be:

i) Cynapsus;

ii) the Purchaser;

iii) the Director; and

iv) any person who has filed a Notice of Appearance herein in accordance with the Notice of Application, this Interim Order and the *Rules of Civil Procedure*.

29. **THIS COURT ORDERS** that any materials to be filed by Cynapsus in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order of this Honourable Court.

30. **THIS COURT ORDERS** that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 27 shall be entitled to be given notice of the adjourned date.

Precedence

31. **THIS COURT ORDERS** that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Common Shares, Warrants, Options, or the articles or by-laws of Cynapsus, this Interim Order shall govern.

15

Extra-Territorial Assistance

32. **THIS COURT** seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States or other country to act in aid of and to assist this Honourable Court in carrying out the terms of this Interim Order.

Variance

33. **THIS COURT ORDERS** that Cynapsus shall be entitled to seek leave to vary this Interim Order upon such terms and upon the giving of such notice as this Honourable Court may direct.

Conway J.

ENTERED AT / INSCRIT À TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO:

SEP 13 2016

PER / PAR:

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, R.S.C. 1985, c. C.44, AS AMENDED

Court File No.: CV-16-11515-00CL

CYNAPSUS THERAPEUTICS INC.
Applicant

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)
PROCEEDINGS COMMENCED AT TORONTO

INTERIM ORDER

BORDEN LADNER GERVAIS LLP
Barristers and Solicitors
Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3Y4

Caitlin R. Sainsbury (LSUC # 54122D)
Tel: (416) 367-6438
Fax: (416) 361-2745
csainsbury@blg.com

Graham Splawski (LSUC # 68589T)
Tel: (416) 367-6206
Fax: (416) 361-2786
gsplawski@blg.com

Lawyers for applicant, Cynapsus Therapeutics Inc.

APPENDIX C
NOTICE OF APPLICATION

(See attached)

CV-16-11515-00CL

Court File No.:

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

SUPERIOR COURT OF JUSTICE COUR SUPÉRIEURE DE JUSTICE

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, c. C.44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING CYNAPSUS THERAPEUTICS INC., ITS SECURITYHOLDERS AND SUNOVION CNS DEVELOPMENT ULC

CYNAPSUS THERAPEUTICS INC.

Applicant

NOTICE OF APPLICATION

TO THE RESPONDENTS:

A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following pages.

THIS APPLICATION will come for a hearing before a Judge presiding over the Commercial List on October 17, 2016 at 10:00 a.m. or as soon thereafter as it may be heard, at 330 University Avenue, Toronto, Ontario.

IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the *Rules of Civil Procedure*, serve it on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS - EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant's lawyer or, where the applicant does not have a

2

lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but at least four days before the hearing.

IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date: September 2, 2016

Issued by ______________________
Local Registrar

Address of court office: 330 University Avenue
7th floor
Toronto, Ontario M5G 1E6

TO: **ALL HOLDERS OF COMMON SHARES OF CYNAPSUS THERAPEUTICS INC., AS AT SEPTEMBER 9, 2016**

AND TO: **ALL HOLDERS OF WARRANTS OF CYNAPSUS THERAPEUTICS INC., AS AT SEPTEMBER 9, 2016**

AND TO: **ALL HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES OF CYNAPSUS THERAPEUTICS INC., AS AT SEPTEMBER 9, 2016**

AND TO: **ERNST & YOUNG**
Toronto-Dominion Centre
222 Bay Street, P.O. Box 251
Toronto, Ontario M5K 1J7

Attention: Paula J. Smith

Auditor to Cynapsus Therapeutics Inc.

AND TO: **GOODMANS LLP**

Attention: Tom Friedland

Lawyers for Sunovion CNS Development ULC

3

AND TO: **THE DIRECTOR UNDER THE *CANADA BUSINESS CORPORATIONS ACT***
Compliance & Policy Directorate
Corporations Canada, Innovation, Science and Development Canada
9th Floor, Jean Edmonds Tower South
365 Laurier Avenue West
Ottawa, ON K1A 0C8

APPLICATION

1. The applicant, Cynapsus Therapeutics Inc. ("Cynapsus") makes an application for:

   (a) an interim order for advice and directions pursuant to sections 192(4) of the *Canada Business Corporations Act*, R.S.C. 1985, c. C.44, as amended (the "*CBCA*") with respect to a proposed arrangement (the "Arrangement") involving Cynapsus, its securityholders and Sunovion CNS Development Canada ULC (the "Purchaser") and;

   (b) a final order approving the Arrangement pursuant to sections 192(3) of the *CBCA*; and

   (c) such further and other relief as counsel may advise and the Court may deem just and proper.

THE GROUNDS FOR THIS APPLICATION ARE:

2. For the purposes of this notice, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the draft management information circular (prepared in contemplation of a special meeting of the holders of the common shares (the "Shares") and warrants (the "Warrants") in the capital of Cynapsus, scheduled to be held on October 13, 2016, at 10:00 a.m. in Toronto, at which they will be voting together as a single class), which is attached as Exhibit "A" to the affidavit of Anthony Giovinazzo, to be sworn, in the within application.

5

5. Sunovion, formed under the laws of the state of Delaware, is a wholly-owned indirect subsidiary of Sumitomo Pharma, a leading Japanese pharmaceutical company headquartered in Tokyo and Osaka, Japan. Sumitomo Pharma is a majority-owned subsidiary of Sumitomo Chemical, a corporation existing under the laws of Japan.

6. Pursuant to the Arrangement, the Purchaser will acquire all of the issued and outstanding Common Shares for US$40.50 per Common Share in cash and all of the issued and outstanding Warrants for US$40.50 per Warrant in cash less the exercise price for each Warrant. Pursuant to the Arrangement, the Purchaser will also acquire all of the issued and outstanding options to purchase common shares of Cynapsus at the difference between the exercise price of the option and US$40.50 per option, less applicable withholding taxes.

7. All statutory requirements under the *CBCA* and any interim order have been or will be satisfied by the return date of this application.

8. It is not practicable to effect a fundamental change in the nature of the Arrangement under any provision of the *CBCA* other than section 192.

9. Cynapsus will not be insolvent for the purposes of subsection 192(2) of the *CBCA* at the time of the Arrangement or at any other material time.

10. The Arrangement is procedurally and substantively fair and reasonable overall.

11. Section 192 of the *CBCA*.

12. Certain holders of Common Shares or Warrants are resident outside of Ontario and will be served at their addresses as they appear on the books and records of Cynapsus as at September 9, 2016, pursuant to rule 17.02(n) of the *Rules of Civil Procedure*, O.Reg. 194 and the terms of any interim order granted by the Court.

6

13. Rules 14.05(2), 14.05(3) and 38 of the *Rules of Civil Procedure*.

14. Such further and other grounds as counsel may advise and this Honourable Court may permit.

THE FOLLOWING DOCUMENTARY EVIDENCE will be used at the hearing of the application:

15. Such interim order as may be granted by the Court.

16. An affidavit to be sworn on behalf of Cynapsus, describing the Arrangement and outlining the basis for an interim order, and the exhibits thereto.

17. A further affidavit or affidavits to be sworn on behalf of Cynapsus, reporting as to compliance with any interim order and the results of any meeting conducted pursuant to such interim order, and the exhibits thereto.

18. Such further and other evidence as counsel may advise and the Court may permit.

September 2, 2016

BORDEN LADNER GERVAIS LLP
Barristers and Solicitors
Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3Y4

Caitlin R. Sainsbury (LSUC # 54122D)
Tel: (416) 367-6438
Fax: (416) 361-2745
csainsbury@blg.com

Graham Splawski (LSUC # 68589T)
Tel: (416) 367-6206
Fax: (416) 361-2786
gsplawski@blg.com

Lawyers for applicant,
Cynapsus Therapeutics Inc.

7

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, R.S.C. 1985, c. C.44, AS AMENDED

Court File No.:

CYNAPSUS THERAPEUTICS INC.
Applicant

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)
PROCEEDINGS COMMENCED AT TORONTO

NOTICE OF APPLICATION

BORDEN LADNER GERVAIS LLP
Barristers and Solicitors
Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3Y4

Caitlin R. Sainsbury (LSUC # 54122D)
Tel: (416) 367-6438
Fax: (416) 361-2745
csainsbury@blg.com

Graham Splawski (LSUC # 68589T)
Tel: (416) 367-6206
Fax: (416) 361-2786
gsplawski@blg.com

Lawyers for applicant, Cynapsus Therapeutics Inc.

APPENDIX D
PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Canada Business Corporations Act, as amended, including the regulations promulgated thereunder;

“Acquiror” means Sunovion CNS Development Canada ULC;

“Arrangement Agreement” means the arrangement agreement dated August 31, 2016 between the Acquiror, the Parent and the Corporation, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Arrangement” means the arrangement under the provisions of section 192 of the Act, on the terms and subject to the conditions set out in the Arrangement Agreement and in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the parties, each acting reasonably;

“Arrangement Resolution” means the special resolution of Securityholders approving the Arrangement to be considered at the Meeting, substantially in the form attached as Schedule D to the Arrangement Agreement and any amendments or variations thereto made in accordance with the provisions of the Arrangement Agreement or the Plan of Arrangement;

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement to be filed with the Director after the Final Order is made;

“Business Day” means a day, other than a Saturday or a Sunday, on which the principal commercial banks located in Toronto, Ontario and New York, New York are open for the conduct of non-automated business;

“Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement to be issued by the Director pursuant to subsection 192(7) of the Act in respect of the Articles of Arrangement;

“Circular” means the notice of the Meeting and accompanying management information circular of the Corporation, including all schedules, appendices and exhibits thereto, and all information incorporated by reference therein, to be prepared and sent to the Securityholders in connection with the Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement;

“Common Share” means a common share of the Corporation;

“Consideration” means US$40.50 in cash per Common Share or, in the case of a Warrant or Option, the excess of US$40.50 over the exercise price of such Warrant or Option;

“Corporation” means Cynapsus Therapeutics Inc.;

“Corporation Sub” means an unlimited liability company to be formed pursuant to the Business Corporations Act (British Columbia) as a direct, wholly-owned subsidiary of the Corporation for the purposes of effectuating the Arrangement;

“Court” means the Ontario Superior Court of Justice (Commercial List) or any appellate court, as the case may be;

“Depositary” means any trust company, bank or financial institution agreed to in writing by the Acquiror and the Corporation to act as depository for the Arrangement;

“Director” means the Director appointed pursuant to section 260 under the Act;

“Dissent Rights” means the rights of dissent granted in favour of Securityholders in respect of the Arrangement as described in Article 3 hereof and the Interim Order;

“Dissenting Shareholder” means a Shareholder who properly dissents in respect of the Arrangement in strict compliance with the procedures for exercising Dissent Rights and does not withdraw such dissent prior to the Effective Time;

“Dissenting Securityholder” means a Dissenting Shareholder or a Dissenting Warrantholder;

“Dissenting Warrantholder” means a Warrantholder who properly dissents in respect of the Arrangement in strict compliance with the procedures for exercising Dissent Rights and does not withdraw such dissent prior to the Effective Time;

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement;

“Effective Time” means 11:59 p.m. (Eastern Daylight Time) on the Effective Date;

“Final Order” means the final order of the Court in a form and content satisfactory to the parties, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the parties, each acting reasonably) at any time prior to the Arrangement becoming effective or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is in a form and content satisfactory to the parties, each acting reasonably) on appeal;

“Interim Order” means the interim order of the Court, in a form and content satisfactory to the parties, each acting reasonably, as the same may be amended by the Court (with the consent of the parties, each acting reasonably), containing declarations and directions with respect to the Arrangement and providing for, among other things, the holding of the Meeting;

“Letter of Transmittal” means the letter of transmittal to be sent by the Corporation to the Securityholders with the Circular in connection with the Arrangement;

“Meeting” means the special meeting of Securityholders to be called and held for the purpose of considering the Arrangement Resolution and any adjournments or postponements thereof in accordance with the terms of the Arrangement Agreement;

“Option Plan” means the stock option plan of the Corporation as amended and restated on May 10, 2016;

“Optionholder” means a holder of an Option;

“Options” means the outstanding options to purchase Common Shares issued pursuant to the Option Plan or any predecessor plan, as set out in the Disclosure Letter (as such term is defined in the Arrangement Agreement);

“Parent” means Sunovion Pharmaceuticals Inc.;

“person” means an individual, general partnership, limited partnership, corporation, company, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, estate, trustee, executor, administrator or other legal representative, government (including Governmental Authority) or other entity, whether or not having legal status;

“Securityholder Encumbrance” means any lien (statutory or otherwise), pledge, hypothecation, charge, restriction or adverse right or Claim (as defined in Arrangement Agreement), mortgage, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, security interest, adverse interest, defect of title, statutory or deemed trust, other third party interest or encumbrance of any kind, in each case, whether contingent or absolute;

“Securityholders” means, collectively, the Shareholders and the Warrantholders;

“Shareholders” means holders of Common Shares;

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended;

“Warrantholder” means a holder of Warrants; and

“Warrants” means the common share purchase warrants of the Corporation set out in the Disclosure Letter (as such term is defined in the Arrangement Agreement).

1.2 Construction

In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a) references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Plan of Arrangement and not to any particular Section of this Plan of Arrangement;

(b) references to a “Section” are references to a Section to this Plan of Arrangement;

(c) words importing the singular shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders;

(d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

(e) if the date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day;

(f) a period of Business Days is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Eastern Daylight Time) on the last day of the period if the period is a Business Day or at 4:30 p.m. on the next Business Day if the last day of the period does not fall on a Business Day;

(g) references to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislation provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto;

(h) references to any agreement or document shall be to such agreement or document (together with the schedules and exhibits attached thereto), as it may have been or may hereafter be amended, modified, supplemented, waived or restated from time to time; and

(i) wherever the term “includes” or “including” is used, it shall be deemed to mean “includes, without limitation” or “including, without limitation”, respectively.

1.3 Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States dollars. Unless specifically provided for in this Plan of Arrangement, all payments to be made in cash pursuant to this Plan of Arrangement shall be made in United States dollars. The exercise price of the Options or Warrants or any other amount that is denominated in Canadian dollars shall be converted to United States dollars at the Bank of Canada noon rate on the date that is two (2) Business Days prior to the Meeting.

1.4 Time

Time shall be of the essence in this Plan of Arrangement.

ARTICLE 2

ARRANGEMENT

2.1 Arrangement Agreement

This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of, the Arrangement Agreement, and constitutes an arrangement as referred to in section 192 of the Act.

2.2 Binding Effect

This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective at and be binding on and after the Effective Time, on: (a) the Corporation, (b) the Acquiror, (c) the Parent, (d) all registered and beneficial Securityholders (including Dissenting Securityholders) and Optionholders, (e) the Depositary, and (f) any registrar and transfer agent in respect of the Common Shares, Options or Warrants, in each case without any further authorization, act or formality on the part of any person, except as expressly provided herein.

2.3 Arrangement

The following transactions shall occur and shall be deemed to occur, without any further authorization, act or formality, in the following order, provided that none of the following will occur or will be deemed to occur unless all of the following occurs:

(a) the Corporation shall transfer, assign and otherwise dispose of all of its property and assets to Corporation Sub. In consideration of this transfer, Corporation Sub shall assume all liabilities and other obligations of the Corporation, and shall issue one million (1,000,000) common shares of Corporation Sub’s capital stock to the Corporation.

(b) at 12:01 a.m. on the day following the Effective Date, each Option outstanding immediately prior to the Effective Time shall be deemed to be surrendered by the holder in exchange for payment of the Consideration by the Corporation, and:

(i) the holder thereof shall cease to be the holder of such Option and shall cease to have any rights as a holder in respect of such Option or under the Option Plan;

(ii) such holder’s name shall be removed from the register of Options, as of such time, and all option agreements, grant agreements and similar instruments relating thereto shall be cancelled; and

(iii) each Option and the Option Plan shall be cancelled as of such time; and

(c) at 12:03 a.m. on the day following the Effective Date, each Warrant outstanding immediately prior to the Effective Time (other than Warrants outstanding immediately prior to the Effective Time held by Dissenting Warrantholders, the Acquiror or Affiliates of the Acquiror) shall be deemed to be transferred (free and clear of any Securityholder Encumbrances) by the holder thereof to the Acquiror in exchange for the Consideration, and:

(i) the holder thereof shall cease to be the holder of such Warrant and shall cease to have any rights as a holder in respect of such Warrant; and

(ii) such holder’s name shall be removed from the register of Warrants, as of such time, and all warrant agreements, indentures, grants and similar instruments relating thereto shall be cancelled

and

(d) concurrently with Section 2.3(c), each Warrant outstanding immediately prior to the Effective Time held by a Dissenting Warrantholder shall be deemed to have been transferred to the Acquiror (free and clear of any Securityholder Encumbrances); and

(i) such Dissenting Warrantholder shall cease to have any rights as a holder in respect of such Warrants, other than the rights set out in Section 3.1;

(ii) such Dissenting Warrantholder shall cease to be the holder of such Warrant and shall cease to have any rights as a holder in respect of such Warrant; and

(iii) such holder’s name shall be removed from the register of Warrants, as of such time, and all warrant agreements, indentures, grants and similar instruments relating thereto shall be cancelled

and

(e) at 12:05 a.m. on the day following the Effective Date, each Common Share outstanding immediately prior to the Effective Time (other than those held by Dissenting Shareholders, the Acquiror or Affiliates of the Acquiror) shall be transferred (free and clear of any Securityholder Encumbrances) to the Acquiror in exchange for the Consideration; and

(i) the holder thereof shall cease to be the holder of such Common Share and shall cease to have any rights as a holder in respect of such Common Share;

(ii) such holder’s name shall be removed from the register of holders of Common Shares of the Corporation, as of such time;

(iii) the certificate representing such Common Share shall be deemed to have been cancelled as of such time; and

(iv) the Acquiror shall be entered as the sole holder of such Common Share on the register of holders of Common Shares of the Corporation as of such time, and shall be deemed to be the sole legal and beneficial owner of such Common Share as of such time (free and clear of all Securityholder Encumbrances); and

(f) concurrently with Section 2.3(e), each Common Share outstanding immediately prior to the Effective Time held by a Dissenting Shareholder shall be deemed to have been transferred to the Acquiror (free and clear of any Securityholder Encumbrances); and

(i) such Dissenting Shareholder shall cease to have any rights as a holder in respect of such Common Share, other than the rights set out in Section 3.1;

(ii) such Dissenting Shareholder shall cease to be the holder of such Common Share and shall cease to have any rights as a holder in respect of such Common Share;

(iii) such holder’s name shall be removed from the register of holders of Common Shares of the Corporation, as of such time;

(iv) the certificate representing such Common Share shall be deemed to have been cancelled as of such time; and

(v) the Acquiror shall be entered as the sole holder of such Common Share on the register of holders of Common Shares of the Corporation as of such time, and shall be deemed to be the sole legal and beneficial owner of such Common Share.

ARTICLE 3

RIGHTS OF DISSENT

3.1 Rights of Dissent

A holder of Common Shares or Warrants immediately prior to the Effective Time may exercise Dissent Rights in accordance with the procedures set out in section 190 of the Act, as modified by this Article 3, the Interim Order and the Final Order, with respect to such Common Shares or Warrants in connection with the Arrangement, provided that notwithstanding section 190(5) of the Act, the written objection to the Arrangement Resolution contemplated by section 190(5) of the Act must be received by the Corporation by 5:00 pm (Eastern Daylight Time) two (2) Business Days prior to the date of the Meeting. Each Dissenting Securityholder who is:

(a) ultimately entitled to be paid fair value for such holder’s Common Shares or Warrants, as applicable, which fair value, notwithstanding anything to the contrary contained in Part XV of the Act, shall be determined as of the close of business on the day before the Arrangement Resolution is adopted, shall be deemed to have transferred such holder’s Common Shares or Warrants, as applicable to Acquiror as of the time set out in Section 2.3(d) or 2.3(f) hereof, as applicable, and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Securityholder not exercised Dissent Rights in respect of such Common Shares or Warrants; or

(b) ultimately not entitled, for any reason, to be paid such fair value for such Warrants or Common Shares, as applicable, shall be deemed to have participated in the Arrangement with respect to such Warrants or Common Shares, as applicable, as of the time set out in Section 2.3(c) or 2.3(e) hereof, on the same basis as a Shareholder or a Warrantholder to which Section 2.3(c) or 2.3(e) hereof applies, as applicable.

3.2 Recognition of Dissenting Securityholders

(a) In no circumstances shall the Corporation, the Parent, the Acquiror or any other person be required to recognize a Dissenting Securityholder as the holder of any Common Shares or Warrants at and after the Effective Time, and the names of such Dissenting Securityholders shall be removed from the register of Common Shares or Warrants, as applicable, maintained by or on behalf of Corporation.

(b) In addition to any other restrictions under section 190 of the Act, Securityholders who voted (or have instructed a proxyholder to vote) in favour of the Arrangement Resolution, shall not be entitled to exercise Dissent Rights.

ARTICLE 4

PAYMENT AND CERTIFICATES

4.1 Payment of the Consideration

(a) Prior to the filing of the Articles of Arrangement, the Acquiror shall deposit, for the benefit of the holders of Common Shares (other than Dissenting Shareholders) and Warrants (other than Dissenting Warrantholders), as applicable, sufficient cash to pay (i) the aggregate Consideration payable to holders of Common Shares (other than Dissenting Shareholders) pursuant to Section 2.3(e), and (ii) the aggregate Consideration payable to holders of Warrants (other than Dissenting Warrantholders) pursuant to Section 2.3(c).

(b) Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares transferred pursuant to Section 2.3(e), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder thereof shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the aggregate Consideration which such holder has the right to receive under Section 2.3(e), less any amounts withheld pursuant to Section 4.3, and any share certificate so surrendered shall forthwith be cancelled. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Warrants transferred pursuant to Section 2.3(c), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder thereof shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the aggregate Consideration which such holder has the right to receive under Section 2.3(c), less any amounts withheld pursuant to Section 4.3, and any warrant certificate so surrendered shall forthwith be cancelled.

(c) On the day following the Effective Date, the Corporation shall pay the amounts to be paid to holders of Options either (i) pursuant to the normal payroll practices and procedures of the Corporation, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Corporation is not practicable for any such holder, by cheque (delivered to such holder of Options as reflected on the register maintained by or on behalf of the Corporation in respect of the Options), less any amounts withheld pursuant to Section 4.3. The Acquiror shall advance by way of a demand, non-interest bearing loan to the Corporation on the Effective Date by wire transfer in immediately available funds an amount, not exceeding the aggregate of the amounts to be so paid to the holders of Options and the amounts to be so withheld, as requested by the Corporation to the Acquiror by notice in writing given not less than three (3) Business Days prior to the Effective Date.

(d) Pursuant to Section 2.3(e), each certificate that immediately prior to the Effective Time represented Common Shares shall be deemed as of and from the time specified in Section 2.3(e) to represent only the right to receive upon surrender of such certificate the Consideration, without interest, in lieu of such certificate as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.3. Pursuant to Section 2.3(c), each certificate that immediately prior to the Effective Time represented Warrants shall be deemed as of and from the time specified in Section 2.3(c) to represent only the right to receive upon surrender of such certificate the Consideration under Section 2.3(c), without interest, in lieu of such certificate as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.3. Any such certificate formerly representing Common Shares or Warrants, as applicable, not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Common Shares or Warrants, as applicable, of any kind or nature against the Corporation, the Acquiror or the Parent. On such date, all Consideration to which such former holder was entitled shall be deemed to have been surrendered to the Acquiror and all Consideration to which such former holder was entitled shall be returned to the Acquiror.

(e) Any payment made by way of cheque by the Depositary or the Corporation pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or the Corporation, as the case may be, or that otherwise remains unclaimed, in each case, on or before the sixth anniversary of the Effective Time, and any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the Consideration for Common Shares, Options or Warrants pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited for no consideration, and all cash to which such holder was entitled shall be returned to the Acquiror or the Corporation, as applicable.

(f) No holder of Common Shares, Options or Warrants shall be entitled to receive any consideration with respect to Common Shares, Options or Warrants other than as described in and in accordance with Section 2.3 and this Section 4.1, and, for greater certainty, no such holder will be entitled to receive any interest (by reason of any delay in paying for such securities or otherwise), dividends, premium or other payment in connection therewith.

4.2 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares or Warrants exchanged pursuant to Section 2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will pay and deliver in exchange for such lost, stolen or destroyed certificate, the consideration which such holder is entitled to receive pursuant to Section 2.3 (net of amounts required to be withheld pursuant to Section 4.3). When authorizing such payment and delivery in exchange for any lost, stolen or destroyed certificate, the person to whom the payment is made shall, as a condition precedent to the delivery of such payment thereof, give a bond satisfactory to the Corporation, the Parent, the Acquiror and the Depositary in such sum as the Parent, or the Acquiror may direct or otherwise indemnify the Corporation, the Parent, the Acquiror and the Depositary in a manner satisfactory to the Corporation, the Parent and the Acquiror against any claim that may be made against the Corporation, the Parent, the Acquiror or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

4.3 Withholding Rights

The Corporation, the Acquiror and the Depositary shall be entitled to deduct and withhold from any amount payable to any Optionholder or Securityholders (including any payments to Dissenting Securityholders), such amounts as the Corporation, the Acquiror, or the Depositary may be entitled or required to deduct and withhold with respect to such payment under the Tax Act or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded, and to remit such deducted and withheld amounts to the appropriate taxing authority. To the extent that amounts are so properly deducted and withheld, such deducted and withheld amounts shall be treated for all purposes as having been paid to the Optionholder or Securityholder in respect of which such deduction and withholding was made, provided that such deducted and withheld amounts are actually remitted in accordance with applicable law to the appropriate taxing authority.

ARTICLE 5

AMENDMENTS

5.1 Amendments to Plan of Arrangement

(a) The Corporation, the Parent and the Acquiror reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by the parties, acting reasonably, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to Securityholders if and as required by the Court.

(b) Any amendment, modification or supplement to this Plan of Arrangement, if agreed to by the parties, made at any time prior to the Meeting with or without any other prior notice or communication, and if so proposed and approved by the persons voting at the Meeting (as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meeting shall be effective only if (i) it is consented to by each of the Corporation, the Parent and the Acquiror (in each case, acting reasonably), and (ii) if required by the Court, it is approved by the Securityholders voting in the manner directed by the Court.

(d) Any amendment, modification or supplement to this Plan of Arrangement may be made unilaterally by the Acquiror, provided that it concerns a matter which, in the reasonable opinion of the Acquiror, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement, is not materially adverse to the financial or economic interests of any Securityholders or Optionholders, and is agreed to by the Corporation, acting reasonably.

(e) This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 6

FURTHER ASSURANCES

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement and shall become effective without any further act or formality, each of the Acquiror, the Parent and the Corporation shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

ARTICLE 7

PARAMOUNTCY

From and after the Effective Time (a) this Plan of Arrangement shall take precedence and priority over any and all Common Shares, Options and Warrants issued and outstanding prior to the Effective Time, (b) the rights and obligations of registered and beneficial Optionholders or Securityholders, and the Corporation, the Acquiror, the Parent, the Depositary and any registrar and transfer agent for the Common Shares, Options or Warrants in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Common Shares, Options or Warrants shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

APPENDIX E
DISSENT RIGHTS

Right to dissent

190.       (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder’s name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

APPENDIX F
STIFEL FAIRNESS OPINION

STIFEL

August 31, 2016

Special Committee of the Board of Directors
Cynapsus Therapeutics Inc.
828 Richmond Street West
Toronto, Ontario, M6J 1 C9
Canada

Members of the Special Committee:

Stifel, Nicolaus & Company, Incorporated ("Stifel" or "we") has been advised that Cynapsus Therapeutics Inc., a corporation existing under the laws of Canada (the "Company"), is considering entering into an Arrangement Agreement (the "Arrangement Agreement") with Sunovion Pharmaceuticals Inc. (the "Parent") and Sunovion CNS Development Canada ULC, a direct or indirect wholly owned subsidiary of the Parent (the "Buyer"), pursuant to which the Parent (through the Buyer) will acquire, pursuant to a statutory plan of arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA"), all outstanding common shares of the Company (the "Shares") for US$40.50 per Share in cash (the "Arrangement Consideration") (excluding Shares held by Dissenting Shareholders, the Buyer or Affiliates of the Buyer (the "Excluded Shares")), on terms and conditions more fully set forth in the Arrangement Agreement and in the plan of arrangement attached as Schedule A thereto (the "Plan of Arrangement" and, collectively with the Arrangement Agreement, the "Arrangement Documents"). Capitalized terms used herein without definition have the meanings ascribed to them in the Arrangement Agreement.

The Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board") has requested Stifel's opinion, as investment bankers, as to the fairness, from a financial point of view, as of the date hereof, to the holders of Shares (other than Excluded Shares) of the Arrangement Consideration to be received by such holders in the Arrangement pursuant to the Arrangement Documents (the "Opinion").

In rendering our Opinion, we have, among other things:

(i) reviewed the financial terms of a draft of the Arrangement Agreement dated August 29, 2016 and of a draft of the Plan of Arrangement dated August 29, 2016;

(ii) reviewed certain publicly available information concerning the Company, including, without limitation, certain historical filings made by the Company

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STIFEL

Special Committee of the Board of Directors of Cynapsus Therapeutics Inc.
August 31, 2016
Page 2

with the Canadian Securities Administrators (the "CSA") and the U.S. Securities and Exchange Commission ("SEC");

(iii) reviewed certain relevant historical financial and operating data concerning the Company furnished to us by management of the Company;

(iv) reviewed certain non-publicly available financial analyses, financial projections, reports and other information concerning the Company prepared by management of the Company, including internal projections for the Company prepared by the management of the Company (the "Company Projections") and reflecting the probabilities of technical success, commercial success and achieving of successful partnerships in the European Union and Japan specified by the management of the Company (collectively, the "Probabilities of Success");

(v) discussed with certain members of the management of the Company the historical and current business operations, financial condition and prospects of the Company and such other matters as we deemed relevant;

(vi) reviewed and analyzed certain operating results of the Company as compared to operating results and the reported price and trading histories of certain publicly traded companies that we deemed relevant;

(vii) reviewed and analyzed certain financial terms of the Arrangement as compared to the financial terms of certain selected business combinations that we deemed relevant;

(viii) reviewed and analyzed, based on the Company Projections, the cash flows generated by the Company on a stand-alone basis to determine the present value of the discounted cash flows;

(ix) considered the results of the Company's efforts to solicit indications of interest from selected third parties with respect to an arrangement or other transaction with the Company; and

(x) reviewed and analyzed such other information and such other factors, and conducted such other financial studies, analyses and investigations and considered such other information as we deemed relevant for the purposes of our Opinion. In addition, we took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our general knowledge of the industry in which the Company operates.

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STIFEL

Special Committee of the Board of Directors of Cynapsus Therapeutics Inc.
August 31, 2016
Page 3

In rendering our Opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts and projections supplied to us by the Company (including, without limitation, the Company Projections and the related Probabilities of Success specified by the management of the Company), we have assumed, at the direction of the Company, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such forecasted or projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasted or projected financial information. Stifel has relied on this forecasted or projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. We express no opinion as to the Company Projections or any other estimates, forecasts and assumptions, or the assumptions on which they were made. Stifel has relied upon, without independent verification, the assessment of the management of the Company as to the viability of, and risks associated with, the future products of the Company.

We also have assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to us. We were not provided with, and we did not prepare, a formal valuation of the Company or any of its assets or securities, and our Opinion should not be construed as such. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company's assets or liabilities (contingent or otherwise), nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Arrangement will be satisfied and not waived. In addition, we have assumed that the definitive Arrangement Documents will not differ materially from the drafts we reviewed. We have also assumed that the Arrangement will be consummated

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Special Committee of the Board of Directors of Cynapsus Therapeutics Inc.
August 31, 2016
Page 4

substantially on the terms and conditions described in the Arrangement Documents, without any waiver of any material terms or conditions by the Company or any other party and without any adjustment to the Arrangement Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Arrangement will not have an adverse effect on the Company or the Arrangement. We have assumed, in all respects material to our Opinion, that the representations and warranties of each party contained in the Arrangement Documents are true and correct. We have assumed that the Arrangement will be consummated in a manner that complies with the applicable provisions of the CBCA, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable provincial, federal, state and foreign statutes, rules and regulations. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Arrangement and the Arrangement Documents.

Our Opinion is limited to whether the Arrangement Consideration is fair to the holders of Shares (other than Excluded Shares), from a financial point of view and as of the date hereof, and does not address any other terms, aspects or implications of the Arrangement including, without limitation, the form or structure of the Arrangement, any consequences of the Arrangement on the Company, its shareholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Arrangement or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Special Committee, the Board or the Company; (ii) the legal, financial reporting, tax, accounting or regulatory consequences of the Arrangement on the Company or the holders of Shares; (iii) the fairness of the amount or nature of any compensation to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company's securities or otherwise; (iv) the effect of the Arrangement on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Shares, or any class of securities of any other party to any transaction contemplated by the Arrangement Documents; (v) whether the Parent has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Arrangement Consideration to the holders of Shares at the closing of the Arrangement; (vi) any advice or opinions provided by any other advisor to the Company; or (vii) the treatment of, or effect of the Arrangement on, any Warrants or Options. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company's securities will trade following public announcement or consummation of the Arrangement.

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STIFEL

Special Committee of the Board of Directors of Cynapsus Therapeutics Inc.
August 31, 2016
Page 5

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Special Committee for its information and assistance in connection with its consideration of the financial terms of the Arrangement. Our Opinion does not constitute a recommendation to the Special Committee as to how the Special Committee should vote on or otherwise act with respect to the Arrangement or any other matter or to any shareholder of the Company or the Parent as to how any such shareholder should vote on or otherwise act with respect to the Arrangement or any other matter, including whether or not any shareholder of the Company should enter into a voting, shareholders', or affiliates' agreement with respect to the Arrangement or exercise any dissenters' or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Arrangement with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Special Committee, the Board or the Company to proceed with or effect the Arrangement. We were not requested to, and we did not, explore alternatives to the Arrangement or solicit the interest of any other parties in pursuing transactions with the Company.

We are not legal, tax, regulatory or bankruptcy advisors. We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by Canadian or United States legislative authorities or regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the CSA, SEC or the Financial Accounting Standards Board. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or the Parent.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee for purposes of providing this Opinion and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Arrangement. We will not receive any other fees or compensation contingent upon the successful consummation of the Arrangement. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is

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STIFEL

Special Committee of the Board of Directors of Cynapsus Therapeutics Inc.
August 31, 2016
Page 6

intended to be received as a result of the relationship between Stifel and any party to the Arrangement. Stifel may seek to provide investment banking services to Parent or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel and our clients may transact in the equity securities of each of the Company and the Parent and may at any time hold a long or short position in such securities.

Stifel's Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent, except in accordance with the terms and conditions of Stifel's engagement letter agreement with the Special Committee.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Arrangement Consideration to be received by holders of Shares (other than Excluded Shares) in the Arrangement pursuant to the Arrangement Documents is fair to such holders, from a financial point of view.

Very truly yours,

Stifel, Nicolaus & Company, Incorporated

STIFEL, NICOLAUS & COMPANY, INCORPORATED

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APPENDIX G
BofA MERRILL LYNCH FAIRNESS OPINION

Bank of America Merrill Lynch

Merrill Lynch, Pierce, Fenner & Smith Incorporated

GLOBAL CORPORATE & INVESTMENT BANKING

August 31, 2016

The Board of Directors
Cynapsus Therapeutics Inc.
28 Richmond Street West
Toronto, Ontario, Canada

Members of the Board of Directors:

We understand that Cynapsus Therapeutics Inc. (the "Company") proposes to enter into an Arrangement Agreement, to be dated August 31, 2016 (the "Agreement"), among the Company, Sunovion Pharmaceuticals Inc. ("Sunovion"), an indirect, wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. ("Sumitomo Pharma"), a subsidiary of Sumitomo Chemical Co., Ltd. ("Sumitomo Chemical"), and Sunovion CNS Development Canada ULC, a wholly owned subsidiary of Sunovion (the "Acquiror"), pursuant to which, among other things, the Acquiror will acquire all of the outstanding common shares, no par value, of the Company ("Common Shares") in exchange for US$40.50 in cash per Common Share (the "Consideration") pursuant to an arrangement in accordance with the Canada Business Corporations Act (the "Arrangement"). The terms and conditions of the Arrangement are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Common Shares of the Consideration to be received by such holders pursuant to the Arrangement.

In connection with this opinion, we have, among other things:

(2) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, the "Company Forecasts");

(3) reviewed and discussed with members of senior management of the Company their assessments as to the probability and likely timing of obtaining regulatory approval for the commercial sale of, and the probability of commercial success of, the Product (as defined in the Agreement) in the U.S. and in various international territories;

(4) reviewed and discussed with members of senior management of the Company the net operating losses (the "NOLs") estimated by them to be utilized by the Company;

The Board of Directors
Cynapsus Therapeutics Inc.
Page 2

(6) reviewed the trading history for Common Shares and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(7) compared certain financial and stock market information of the Company with similar information of other companies we deemed relevant;

(10) reviewed a draft, dated August 30, 2016, of the Agreement (the "Draft Agreement"); and

(11) performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We have relied, at the direction of the Company, upon the assessment of senior management of the Company as to the probability and likely timing of obtaining regulatory approval for the commercial sale of, and the probability of commercial success of, the Product in the U.S. and in various international territories. We have also relied, at the direction of the Company, upon the assessment of senior management of the Company as to the Company's ability to utilize and the expected timing of utilization of the NOLs. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we made any physical inspection of the properties or assets of the Company. We have not evaluated the solvency or fair value of the Company, the Acquiror, Sunovion, Sumitomo Pharma or Sumitomo Chemical under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Company, that the Arrangement will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Arrangement, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company or the contemplated benefits of the

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated
One Bryant Park, New York, NY 10036

The Board of Directors
Cynapsus Therapeutics Inc.
Page 4

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated
One Bryant Park, New York, NY 10036

The Board of Directors
Cynapsus Therapeutics Inc.
Page 5

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Arrangement by holders of Common Shares is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated
One Bryant Park, New York, NY 10036

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